EXHIBIT 10.123

US PARK SERVICE LEASE AGREEMENT FOR A PORTION OF

US PARK SERVICE BUILDING

STANDARD FORM 2 FEBRUARY 1965 EDITION GENERAL SERVICES ADMINISTRATION FPR (41CFR) 1D16.601	U.S. GOVERNMENT LEASE FOR REAL PROPERTY
DATE OF LEASE: 1/10/02	LEASE #GS-11B-_1482 “neg”

THIS LEASE, made entered into this date between whose address is:	1215 Eye Street, NW Associates Limited Partnership c/o The John Akridge Company 601 13th Street, NW, Suite 300N Washington, DC 20005 Attention: Asset Manager/1201 Eye

and whose interest in the property hereinafter described is that of OWNER, hereinafter called the LESSOR, and the UNITED STATES OF AMERICA, hereinafter called the Government.

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WITNESSETH: The parties hereto for the considerations hereinafter mentioned, covenant and agree as follows:

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1. The Lessor hereby leases to the Government the following described premises:

A total of approximately 219,750 BOMA rentable square feet (such yielding 192,000 ANSI/BOMA Office Area square feet (herein referred to as “usable square feet” of “USF”), located on full floor C1 (8,781 USF), partial floor 1 (9,134 USF), full floor 2 (14,285 USF), full floors 5-10 (20,048 USF each), and full floors 11-12 (19,756 USF each), plus five (5) reserved parking spaces for official Government vehicles, all in the building located at, and commonly known as, 1201 Eye Street, NW, Washington, DC 20005-5905, to be used for SUCH PURPOSES AS DETERMINED BY THE GOVERNMENT consistent with applicable zoning requirements and the terms and provisions of this Lease.

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2. TO HAVE AND TO HOLD the said premises with their appurtenances for the TEN YEAR FIRM term beginning on (see Paragraphs 6I and 6J below) and continuing through midnight on the day immediately prior to the tenth anniversary of such lease commencement date.

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3. The Government shall pay the Lessor annual rent of:

For lease years 1– 4, the Government shall pay the Lessor annual rent of Eight Million Two Hundred Nine Thousand Nine Hundred Twenty and 00/100 Dollars ($8,209,920.00) (based on a rate of $42.76 per USF) payable at the rate of Six Hundred Eighty Four Thousand One Hundred Sixty and 00/100 Dollars ($684,160.00) per month in arrears. For lease years 5 though 7, the Government shall pay the Lessor annual rent of Eight Million Seven Hundred Eighty Five Thousand Nine Hundred Twenty and 00/100 Dollars ($8,785,920.00) (based on a rate of $45.76 per USF) payable at a rate of Seven Hundred Thirty Two Thousand One Hundred Sixty and 00/100 Dollars ($732,160.00) per month in arrears. For lease years 8 though 10, the Government shall pay the Lessor annual rent of Nine Million Three Hundred Sixty One Thousand Nine Hundred Twenty and 00/100 Dollars ($9,361,920.00) (based on a rate of $48.76 per USF) payable at a rate of Seven Hundred Eight Thousand One Hundred Sixty and 33/100 Dollars ($780,160.00) per month in arrears. In addition to the annual rent, the Government shall pay Operating Expense Adjustments and Tax Adjustments as provided in this SF2 and the attached Solicitation for Offers during the Lease term. If the term of the Lease commences on a day other than the first day of a month, rent for the first and last months shall be prorated. Rent checks shall be made payable to: 1215 Eye Street, NW Associates Limited Partnership, P.O. Box 890213, Charlotte, NC 28289-0213.

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LESSOR	/s/ Illegible	GOV’T	/s/ Illegible	EXCEPTION TO SF2 APPROVED GSA/IRMS 12D89

6A.	The Lessor shall furnish to the Government as part of the rental consideration, the following:

i.	All services, utilities, alterations, repairs and maintenance, as well as any other rights and privileges, stipulated by this Lease and its Attachments to be a component of the rental consideration. With respect to any special equipment installed by or at the direction of the Government, including, but not limited to, dedicated/self-contained HVAC equipment, special storage systems, telecommunications equipment, emergency power systems and above SFO standard lighting, the Lessor shall submit a request for equitable adjustment for the costs to maintain, repair and replace, as well as for the cost for the utilities to operate, such special equipment. Such costs shall be added to the annual rent and operating expense base at such time and in the amount determined to be appropriate in accordance with the procedures set forth in paragraphs 32 and 33 of the General Clauses (GSA Form 3517) attached to and made a part of this Lease.

ii.	A Tenant Improvement Allowance in the amount of $38.30 per USF. Such Allowance shall be made available within 45 days of lease award, but shall be held by the Lessor until directed by the Government on how the disbursement of funds shall occur. The Government shall have the sole discretion to direct disbursement of the Tenant Improvement Allowance funds in accordance with SFO Paragraph 1.10 “Tenant Improvements, and/or in SFO Paragraph 1.11 “Tenant Improvement Rental Adjustment.” This Tenant Improvement Allowance is included in the rent, and has been amortized at a rate of 8% over the ten-year firm Lease Term. If a rental adjustment is selected, consistent with SFO Paragraph 1.11, the rent shall be adjusted downward using the 8% amortization rate on the unused portion of the Tenant Improvement Allowance. A mutually agreed upon Supplemental Lease Agreement (SLA) will be executed upon the Government’s acceptance of the space. The SLA shall finalize the rent using the final Tenant Improvement costs as approved by the Government in accordance with the requirements of this Lease. The actual cost of the Tenant Improvements will be determined by the competition and cost proposal process as set forth in SFO Paragraph 3.17 “Delivery Schedule of Tenant Improvements”, wish the understanding that bidding shall take place at the trade/subcontractor level. Any work items provided by the General Contractor, or for which there is not adequate competition at the trade/subcontractor level, shall be subject to the Government review of cost and pricing data.

6B.	Pursuant to SFO Paragraph 1.10 “Tenant Improvements”, it is agreed that the general contractor’s overhead and general conditions shall be 4%, general contractor’s profit shall be 3%, and Lessor’s supervision and management fee shall be 5%. Therefore, the total fees in connection with the build-out of the leased space and for change orders in connection with the buildout of the leased space shall be equal to a total cumulative percentage of the cost of the tenant improvement work of 12.476%. Regulatory fees and permit costs shall be treated as a cost of the tenant improvement work. All of these fees will be paid for along with the cost of the design and construction of the tenant improvements out of the Tenant Improvement Allowance included in the rent, unless such costs exceed the Tenant Improvements Allowance of $38.30 per USF, in which case the excess will be paid lump sum by the Government.

6C.	The Lessor shall be responsible for paying all brokerage commissions due in connection with the consummation of this Lease. A commission in the total amount of three percent (3%) of the gross aggregate value of the rental payments due pursuant to Paragraph 3 above under this Lease such commission amount being $2,618,496.00) shall be paid by the Lessor to Spaulding and Slye LLC (“S&S”) who has acted as the Government’s broker in connection with this transaction. The foregoing commission amount shall be paid 50% upon full and complete execution of the Lease and 50% upon full acceptance, occupancy and rent commencement under the Lease.

6D.	Pursuant to SFO Paragraph 3.3 “Tax Adjustment” and SFO Paragraph 3.4 “Business Improvement Districts”, the Government’s percentage of occupancy within the subject building for the purpose of calculating future Tax Adjustments as provided by the Lease shall be 81.701%, based on the summary in Attachment 1.

6E.	Pursuant to SFO Paragraph 3.6 “Operating Costs Base”, the Operating Cost Base for purpose of calculating future Operating Cost Adjustments as provided by the Lease and its Attachments shall be $1,326,720.00 or $6.91 per USF.

6F.	Pursuant to SFO Paragraph 3.9 “Common Area Factor”, the Add-On Factor is determined to be 1.1445 based on the summary in Attachment 1.

6G.	Pursuant to SFO Paragraph 3.13 “Adjustment for Vacant Premises”, the Adjustment for Vacant Premises as defined by the Lease and its Attachments shall be $1.50 per USF for at least ½ of a leased floor; $2.00 per USF for at least 1 full leased floor or the entire space leased by the Government on a floor (if less than a full floor); or $2.50 per USF for the entire leased space. The reduction shall be effective 30 days after notice is provided to the Lessor. The adjustment will end if the contiguous vacant space is reduced below one half ( 1/2) of one floor.

LESSOR	/s/ Illegible	GOV’T	/s/ Illegible	EXCEPTION TO SF2 APPROVED GSA/IRMS 12D89

6H.	Pursuant to Paragraph 3.1 “Unit Costs for Adjustments” the agreed upon unit costs are the following: (Note: Unit costs exclude architectural/engineering fees that may be necessary to complete work, which fees shall be the responsibility of the Government.)

1	The cost per floor mounted, 120-volt duplex electrical outlet.	$325.00/each

2	The cost per wall mounted, 120-volt duplex electrical outlet.	$70.00/each

3	The cost per floor mounted telephone outlet.	$225.00/each

4	The cost per wall mounted telephone outlet.	$55.00/each

6I.	The tenant improvements to the leased space shall be constructed by the Lessor in accordance with the design and construction schedule to be prepared in accordance with SFO Paragraph 3.16 “Project Schedule.” The start date for the initial task (Blocking and Stacking) shall commence upon the full execution of this Lease and the required substantial completion date shall be no later than September 1, 2002. The Lessor or the Government may accelerate the duration required to complete any item required of it on the schedule, and the entire schedule shall adjust accordingly, with the duration’s of the remaining tasks remaining the same. Notwithstanding the September 1, 2002 date, the final agreed upon design and construction schedule that governs the delivery of the space and what is used to determine any delays and/or damages.

6J.	Lease and rent commencement shall be subject to the Government’s inspection and acceptance of the leased premises and SFO Paragraph 3.17 “Delivery Schedule of Tenant Improvements.”

6K.	Pursuant to Paragraph 7.3 “Overtime Usage”, the rate for overtime HVAC service to the premises governed by this Lease shall be $30.00 per hour per floor during the first year of the Lease term. Such rate shall escalate each year during the lease term by the year-to-year percentage change in the CPI in the same manner as increases in operating expenses in accordance with SFO Paragraph 3.5 “Operating Costs.” Notwithstanding the hours of HVAC service, the Government shall have the right to occupy and use the leased premises at any time on any day throughout the lease term. Such use/occupancy may include, but shall not be limited to, full access to the premises and appurtenant areas as well as the use of business machinery within the premises.

6L.	The Lessor shall include in the parking operator’s agreement the obligation to make available to the Government’s employees on a first come first serve basis, the continuous right throughout the Lease term upon 30 days prior written notice to lease up to 156 parking permits on a month-to-month basis in the building’s parking garage. Permits shall be available at an initial rate of not to exceed $310.00 per month. This rate shall escalate annually at a rate of 3.0%. Payment for such parking spaces shall be made by the Government or its employees separately from this Lease. The Lessor agrees to work with the Government to establish reasonable security procedures for the operation of the garage recognizing that such garage is available for the use of other tenants in the building and for public parking at all times. The Government at its cost and expense may establish a program to inspect vehicles with its own personnel upon entry into the building garage and at any time while they are present in the garage, provided that such inspection shall not unreasonably delay entry to the garage. Lessor provided security includes manning the parking garage during the hours of 6.30 a.m. until 7:00 p.m. Monday through Friday with uniformed parking attendants at all times during the posted operating hours and providing monthly passes to be displayed in vehicles upon entry and while in the garage. All monthly and daily parkers arriving to the facility will be permitted to self-park. Once all self-park spaces have been filled, any additional monthly or daily parkers will be required to stack park by the garage attendant. Every vehicle in the facility must at all times display a valid monthly or daily permit identifying the vehicle. All costs to implement or associated with such security program shall be borne by the Government, including costs of installation and operation of equipment, all security personnel costs and any increased maintenance costs resulting from compliance with such security procedures.

6M.	The Government shall have the right to establish a building ID and visitor pass program for all persons entering the building and to administer and enforce such program. All Government personnel stationed in the building lobby shall be appropriately uniformed. In addition, the Government shall have the right to install magnetometers and x-ray machines in or adjacent to the building lobby and to require all visitors to be screened through such machines prior to entry. The Government’s security personnel will be required to afford the employees and the visitors of non-Governmental tenants and of the landlord, or their agents, access to the privately leased premises and common areas in a manner equivalent to Government employees and Government visitors, or their agent. The security area shall be kept clean and uncluttered, as befitting a Class A office building. Equipment shall be kept in a clean and serviceable manner, with aesthetic screening wherever reasonable. The quality of desks, tables, and other fixtures provided by the Government for the use of the security personnel shall be of a design and quality matching the design of the lobby. All costs to implement or associated with such security program shall be borne by the Government, including costs of installation and operation of equipment, all badging and id costs, all security personnel costs and any increased maintenance costs resulting from compliance with such security procedures.

LESSOR	/s/ Illegible	GOV’T	/s/ Illegible	EXCEPTION TO SF2 APPROVED GSA/IRMS 12D89

6N.	Lessor agrees to give a copy of its Occupant Emergency Plan to the Government agency assigned to occupy the leased space, and to reasonably cooperate with said agency in adapting the agency’s plan to Lessor’s Occupant Emergency Plan. If Lessor does not have an Occupant Emergency Plan, it agrees to promptly develop one and to reasonably cooperate with the Government agency assigned to occupy the leased space to make its Occupant Emergency Plan is reasonably compatible to the agency’s plan. Lessor agrees to review its plan annually, and adopt changes to same as may be required by the Government, at no cost to the Lessor.

6O.	With respect to any default by the Lessor under this Lease which may result in a termination of this Lease or an offset of the rent payable under this Lease in a amount in any month equal to or greater than $100,000.00, the Government shall provide written notice and a reasonable opportunity to cure to Bank America Real Estate (the Lessor’s first trust lender) at 8300 Greensboro Drive, Suite 300, McLean, Virginia 22102, Attention: Richard Schoen, prior to instituting any action to remedy or cure such default. Such reasonable opportunity to cure shall not apply in the event of a default, which results in an immediate danger to life or health. Lessor shall provide written notice to the Government of any change in the identity or address of its first trust lender for the purpose of the foregoing notice.

6P.	To the best of the Government’s knowledge and belief, neither the Government nor any of its “affiliates” (within the meaning of Part V(c) of Prohibited Transaction Exemption 84-14, 49 Fed. Reg. 9494 (1984), as amended (“PTE 84-14”)) has, or during the immediately preceding year has exercised, the authority to: (i) appoint or terminate Lessor or the Prudential Insurance Company of America (“Prudential”) as investment manager over assets of any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) invested in, or sponsored by, the Lessor or Prudential or, (ii) negotiated the terms of a management agreement (including renewals or modifications thereof) with Lessor or Prudential on behalf of such plan. The Government is not “related” to Lessor or Prudential (as determined under Part V9h of PTE 84-14). The Government has determined the terms of this Lease at arm’s length, as such terms would be negotiated and determined by the Government with any unrelated third party. The Government is not an “employee benefit plan” as defined in Section 3(3) of ERISA, a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, of any such employee benefit plan or plan.

6Q.	In the case of discrepancies between this SF2 and its attachments, this SF2 shall govern.

7.	The following are attached and made a part hereof:

A.	Attachment 1 – ANSI/BOMA Office Area Summary and floor plans of the leased premises – 8 Pages

B.	Solicitation for Offers #02-003 Dated 11/20/01 (Revised to include Amendment #1) – 38 Pages

C.	GSA Form 3517B – 26 Pages

D.	GSA Form 3518 – 4 Pages

E.	GSA Form 1217 “Lessor’s Annual Cost Statement” – 1 Page

F.	Fire Protection & Life Safety Evaluation – 11 Pages

8.	The following changes were made in this lease prior to its execution:

Paragraphs 4 and 5 have been deleted in their entirety.

IN WITNESS, WHEREOF, the parties hereto have hereunto subscribed their names as of the date first above written.

LESSOR:	1215 Eye Street, NW Associates Limited Partnership, a District of Columbia limited partnership, by: 1215 ESGP, LLC, a Delaware limited liability company, its General Partner, by: JACo Eye Street Development Inc., a Delaware Corporation, its Managing Member

BY	/s/ Matthew J. Klein

Matthew J. Klein, its President

IN PRESENCE OF	/s/ Timothy L. Kissler	ADDRESS 601 13th Street, NW, Washington, DC 20005
Timothy L. Kissler

UNITED STATES OF AMERICA, GENERAL SERVICES ADMINISTRATION

BY	/s/ Monica R. Sias

MS. MONICA SIAS, CONTRACTING OFFICER

LESSOR	/s/ Illegible	GOV’T	/s/ Illegible	EXCEPTION TO SF2 APPROVED GSA/IRMS 12D89

hereinafter called the Lessor, and the UNITED STATES OF AMERICA, hereinafter called the Government: WHEREAS, the parties hereto desire to amend the above lease to provide clarification on the Lessor’s responsibility regarding Fire and Life Safety issues.

NOW THEREFORE, these parties for the considerations hereinafter mentioned covenant and agree that the said Lease is amended as follows.

The following is added to paragraph 6 of the Standard Form 2:

“6R.	Lessor attests that at its sole cost and expanse it will comply with the following Findings and Recommendations noted by the GSA Fire Protection Engineering Section:

1.	Provide one-hour fire rated vestibule (on the Government occupied floors), so that the stair remoteness meets BOCA and GSA requirements. The stairs must be separated by 1/4th of the long diagonal of the building. (See Exhibit A attached.)

2.	Remove the interior door accessing the stair No.1 exit passageway to the Mailroom/Newspaper Rack room. The opening needs to be filled with two-hour fire rated construction.

3.	Provide signage in each stair (on each floor landing) which indicates whether the stair accesses the roof, and which floor is the level of exit discharge.

4.	Provide a 1.5-hour fire rated door assembly at door F-1/2 stair No.2 discharge door at lobby,”

All other terms and conditions of the Lease shall remain in force and in effect.

IN WITNESS WHEREOF, the parties subscribed there names as of the above date.

LESSOR:	1215 Eye Street, NW Associates Limited Partnership, a District of Columbia limited partnership, by: 1215 Eye ESGP, LLC, a Delaware limited liability company, its General Partner, by: JACo Eye Street Development Inc., a Delaware Corporation, its Managing Member

BY	/s/ Matthew J. Klein

Matthew J. Klein, its President

IN PRESENCE OF

/s/ Timothy L. Kissler	Address	601 13th Street, NW, Washington, DC 20005

Timothy L. Kissler		(Address)

UNITED STATES OF AMERICA, GENERAL SERVICES ADMINISTRATION

BY	/s/ Monica R. Sias	/s/ Illegible
	Ms. Monica Sias, Contracting Officer	(Title)

Initials:	/s/ Illegible	&	/s/ Illegible
	Lessor		Gov’t

STANDARD FORM 2 FEBRUARY 1965 EDITION GENERAL SERVICES ADMINISTRATION FPR (41C_R) 1_16.601	U.S. GOVERNMENT LEASE FOR REAL PROPERTY
DATE OF LEASE:	LEASE #GS-11B-014_2 “neg”

THIS LEASE, made and entered into this date between whose address is:	1215 Eye Street, NW Associates Limited Partnership c/o The John Akridge Company 601 13th Street, NW, Suite 300N Washington, DC 20005 Attention: Asset Manager/1201 Eye

and whose interest in the property hereinafter described is that of OWNER, hereinafter called the LESSOR, and the UNITED STATES OF AMERICA, hereinafter called the Government.

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WITNESSETH: The parties hereto for the considerations hereinafter mentioned, covenant and agree as follows:

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1. The Lessor hereby leases to the Government the following described premises:

A total of approximately 219,750 BOMA rentable square feet (such yielding 192,000 ANSI/BOMA Office Area square feet (herein referred to as “usable square feet” or “USF”), located on full floor C1 (8,781 USF), partial floor 1 (9,134 USF), full floor 2 (14,285 USF), full floors 5-10 (20,048 USF each), and full floors 11-12 (19,756 USF each), plus five (5) reserved parking spaces for official Government vehicles, all in the building located at, and commonly known as, 1201 Eye Street, NW, Washington, DC 20005-5905, to be used for SUCH PURPOSES AS DETERMINED BY THE GOVERNMENT consistent with applicable zoning requirements and the terms and provisions of this Lease.

* * * * *

2. TO HAVE AND TO HOLD the said premises with their appurtenances for the TEN YEAR FIRM term beginning on (see Paragraphs 6I and 6J below) and continuing through midnight on the day immediately prior to the tenth anniversary of such lease commencement date.

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3. The Government shall pay the Lessor annual rent of:

For lease years 1 – 4, the Government shall pay the Lessor annual rent of Eight Million Two Hundred Nine Thousand Nine Hundred Twenty and 00/100 Dollars ($8,209,920.00) (based on a rate of $42.76 per USF) payable at the rate of Six Hundred Eighty Four Thousand One Hundred Sixty and 00/100 Dollars ($684,160.00) per month in arrears. For lease years 5 though 7, the Government shall pay the Lessor annual rent of Eight Million Seven Hundred Eighty Five Thousand Nine Hundred Twenty and 00/100 Dollars ($8,785,920.00) (based on a rate of $45.76 per USF) payable at a rate of Seven Hundred Thirty Two Thousand One Hundred Sixty and 00/100 Dollars ($732,160.00) per month in arrears. For lease years 8 though 10, the Government shall pay the Lessor annual rent of Nine Million Three Hundred Sixty One Thousand Nine Hundred Twenty and 00/100 Dollars ($9,361,920.00) (based on a rate of $48.76 per USF) payable at a rate of Seven Hundred Eight Thousand One Hundred Sixty and 33/100 Dollars ($780,160.00) per month in arrears. In addition to the annual rent, the Government shall pay Operating Expense Adjustments and Tax Adjustments as provided in this SF2 and the attached Solicitation for Offers during the Lease term. If the term of the Lease commences on a day other than the first day of a month, rent for the first and last months shall be prorated. Rent checks shall be made payable to: 1215 Eye Street, NW Associates Limited Partnership, P.O. Box 890213, Charlotte, NC 28289-0213.

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LESSOR	/s/ Illegible	GOV’T	/s/ Illegible	EXCEPTION TO SF2 APPROVED GSA/IRMS 12D89

6A.	The Lessor shall furnish to the Government as part of the rental consideration, the following:

i.	All services, utilities, alterations, repairs and maintenance, as well as any other rights and privileges, stipulated by this Lease and its Attachments to be a component of the rental consideration. With respect to any special equipment installed by or at the direction of the Government, including, but not limited to, dedicated/self-contained HVAC equipment, special storage systems, telecommunications equipment, emergency power systems and above SFO standard lighting, the Lessor shall submit a request for equitable adjustment for the costs to maintain, repair and replace, as well as for the cost for the utilities to operate, such special equipment. Such costs shall be added to the annual rent and operating expense base at such time and in the amount determined to be appropriate in accordance with the procedures set forth in paragraphs 32 and 33 of the General Clauses (GSA Form 3517) attached to and made a part of this Lease.

ii.	A Tenant Improvement Allowance in the amount of $38.30 per USF. Such Allowance shall be made available within 45 days of lease award, but shall be held by the Lessor until directed by the Government on how the disbursement of funds shall occur. The Government shall have the sole discretion to direct disbursement of the Tenant Improvement Allowance funds in accordance with SFO Paragraph 1.10 “Tenant Improvements, and/or in SFO Paragraph 1.11 “Tenant Improvement Rental Adjustment” This Tenant Improvement Allowance is included in the rent, and has been amortized at a rate of 8% over the ten-year firm Lease Term. If a rental adjustment is selected, consistent with SFO Paragraph 1.11, the rent shall be adjusted downward using the 8% amortization rate on the unused portion of the Tenant Improvement Allowance. A mutually agreed upon Supplemental Lease Agreement (SLA) will be executed upon the Government’s acceptance of the space. The SLA shall finalize the rent using the final Tenant Improvement costs as approved by the Government in accordance with the requirements of this Lease. The actual cost of the Tenant Improvements will be determined by the competition and cost proposal process as set forth in SFO Paragraph 3.17 “Delivery Schedule of Tenant Improvements”, with the understanding that bidding shall take place at the trade/subcontractor level. Any work items provided by the General Contractor, or for which there is not adequate competition at the trade/subcontractor level, shall be subject to the Government review of cost and pricing data.

6B.	Pursuant to SFO Paragraph 1.10 “Tenant Improvements”, it is agreed that the general contractor’s overhead and general conditions shall be 4%, general contractor’s profit shall be 3%, and Lessor’s supervision and management fee shall be 5%. Therefore, the total fees in connection with the build-out of the leased space and for change orders in connection with the buildout of the leased space shall be equal to a total cumulative percentage of the cost of the tenant improvement work of 12.476%. Regulatory fees and permit costs shall be treated as a cost of the tenant improvement work. All of these fees will be paid for along with the cost of the design and construction of the tenant improvements out of the Tenant Improvement Allowance included in the rent, unless such costs exceed the Tenant Improvements Allowance of $38.30 per USF, in which case the excess will be paid lump sum by the Government.

6C.	The Lessor shall be responsible for paying all brokerage commissions due in connection with the consummation of this Lease. A commission in the total amount of three percent (3%) of the gross aggregate value of the rental payments due pursuant to Paragraph 3 above under this Lease (such commission amount being $2,618,496.00) shall be paid by the Lessor to Spaulding and Slye LLC (“S&S”) who has acted as the Government’s broker in connection with this transaction. The foregoing commission amount shall be paid 50% upon full and complete execution of the Lease and 50% upon full acceptance, occupancy and rent commencement under the Lease.

6D.	Pursuant to SFO Paragraph 3.3 “Tax Adjustment” and SFO Paragraph 3.4 “Business Improvement Districts”, the Government’s percentage of occupancy within the subject building for the purpose of calculating future Tax Adjustments as provided by the Lease shall be 81.701%, based on the summary in Attachment 1.

6E.	Pursuant to SFO Paragraph 3.6 “Operating Costs Base”, the Operating Cost Base for purpose of calculating future Operating Cost Adjustments as provided by the Lease and its Attachments shall be $1,326,720.00 or $6.91 per USF.

6F.	Pursuant to SFO Paragraph 3.9 “Common Area Factor”, the Add-On Factor is determined to be 1.1445 based on the summary in Attachment 1.

6G.	Pursuant to SFO Paragraph 3.13 “Adjustment for Vacant Premises”, the Adjustment for Vacant Premises as defined by the Lease and its Attachments shall be $1.50 per USF for at least ½ of a leased floor; $2.00 per USF for at least 1 full leased floor or the entire space leased by the Government on a floor (if less than a full floor); or $2.50 per USF for the entire leased space. The reduction shall be effective 30 days after notice is provided to the Lessor. The adjustment will end if the contiguous vacant space is reduced below one half (½) of one floor.

LESSOR	/s/ Illegible	GOV’T	/s/ Illegible	EXCEPTION TO SF2 APPROVED GSA/IRMS 12D89

6H.	Pursuant to Paragraph 3.1 “Unit Costs for Adjustments” the agreed upon unit costs are the following: (Note: Unit costs exclude architectural/engineering fees that may be necessary to complete work, which fees shall be the responsibility of the Government.)

1	The cost per floor mounted, 120-volt duplex electrical outlet.	$325.00/each

2	The cost per wall mounted 120-volt duplex electrical outlet.	$70.00/each

3	The cost per floor mounted telephone outlet.	$225.00/each

4	The cost per wall mounted telephone outlet.	$55.00/each

6I.	The tenant improvements to the leased space shall be constructed by the Lessor in accordance with the design and construction schedule to be prepared in accordance with SFO Paragraph 3.16 “Project Schedule.” The start date for the initial task (Blocking and Stacking) shall commence upon the full execution of this Lease and the required substantial completion date shall be no later than September 1, 2002. The Lessor or the Government may accelerate the duration required to complete any item required of it on the schedule, and the entire schedule shall adjust accordingly, with the duration’s of the remaining tasks remaining the same. Notwithstanding the September 1, 2002 date, the final agreed upon design and construction schedule that governs the delivery of the space and what is used to determine any delays and/or damages.

6J.	Lease and rent commencement shall be subject to the Government’s inspection and acceptance of the leased premises and SFO Paragraph 3.17 “Delivery Schedule of Tenant Improvements.”

6K.	Pursuant to Paragraph 7.3 “Overtime Usage”, the rate for overtime HVAC service to the premises governed by this Lease shall be $30.00 per hour per floor during the first year of the lease term. Such rate shall escalate each year during the lease term by the year-to-year percentage change in the CPI in the same manner as increases in operating expenses in accordance with SFO Paragraph 3.5 “Operating Costs,” Notwithstanding the hours of HVAC service, the Government shall have the right to occupy and use the leased premises at any time on any day throughout the lease term. Such use/occupancy may include, but shall not be limited to, full access to the premises and appurtenant areas as well as the use of business machinery within the premises.

6L.	The Lessor shall include in the parking operator’s agreement the obligation to make available to the Government’s employees on a first come first serve basis, the continuous right throughout the Lease term upon 30 days prior written notice to lease up to 156 parking permits on a month-to-month basis in the building’s parking garage. Permits shall be available at an initial rate of not to exceed $310.00 per month. This rate shall escalate annually at a rate of 3.0%. Payment for such parking spaces shall be made by the Government or its employees separately from this Lease. The Lessor agrees to work with the Government to establish reasonable security procedures for the operation of the garage recognizing that such garage is available for the use of other tenants in the building and for public parking at all times. The Government at its cost and expense may establish a program to inspect vehicles with its own personnel upon entry into the building garage and at any time while they are present in the garage, provided that such inspection shall not unreasonably delay entry to the garage. Lessor provided security includes manning the parking garage during the hours of 6:30 a.m. until 7:00 p.m. Monday through Friday with uniformed parking attendants at all times during the posted operating hours and providing monthly passes to be displayed in vehicles upon entry and while in the garage. All monthly and daily parkers arriving to the facility will be permitted to self-park. Once all self-park spaces have been filled, any additional monthly or daily parkers will be required to stack park by the garage attendant. Every vehicle in the facility must at all times display a valid monthly or daily permit identifying the vehicle. All costs to implement or associated with such security program shall be borne by the Government, including costs of installation and operation of equipment, all security personnel costs and any increased maintenance costs resulting from compliance with such security procedures.

6M.	The Government shall have the right to establish a building ID and visitor pass program for all persons entering the building and to administer and enforce such program. All Government personnel stationed in the building lobby shall be appropriately uniformed. In addition, the Government shall have the right to install magnetometers and x-ray machines in or adjacent to the building lobby and to require all visitors to be screened through such machines prior to entry. The Government’s security personnel will be required to afford the employees and the visitors of non-Governmental tenants and of the landlord, or their agents, access to the privately leased premises and common areas in a manner equivalent to Government employees and Government visitors, of their agents. The security area shall be kept clean and uncluttered, as befitting a Class A office building. Equipment shall be kept in a clean and serviceable manner, with aesthetic screening wherever reasonable. The quality of desks, tables, and other fixtures provided by the Government for the use of the security personnel shall be of a design and quality matching the design of the lobby. All costs to implement or associated with such security program shall be borne by the Government, including costs of installation and operation of equipment, all badging and id costs, all security personnel costs and any increased maintenance costs resulting from compliance with such security procedures.

LESSOR	/s/ Illegible	GOV’T	/s/ Illegible	EXCEPTION TO SF2 APPROVED GSA/IRMS 12D89

6N.	Lessor agrees to give a copy of its Occupant Emergency Plan to the Government agency assigned to occupy the leased space, and to reasonably cooperate with said agency in adapting the agency’s plan to Lessor’s Occupant Emergency Plan. If Lessor does not have an Occupant Emergency Plan, it agrees to promptly develop one and to reasonably cooperate with the Government agency assigned to occupy the leased space to make its Occupant Emergency Plan is reasonably compatible to the agency’s plan. Lessor agrees to review its plan annually, and adopt changes to same as may be required by the Government, at no cost to the Lessor.

6O.	With respect to any default by the Lessor under this Lease which may result in a termination of this Lease or an offset of the rent payable under this Lease in a amount in any month equal to or greater than $100,000.00, the Government shall provide written notice and a reasonable opportunity to cure to Bank America Real Estate (the Lessor’s first trust lender) at 8300 Greensboro Drive, Suite 300, McLean, Virginia 22102, Attention: Richard Schoen, prior to instituting any action to remedy or cure such default. Such reasonable opportunity to cure shall not apply in the event of a default, which results in an immediate danger to life or health. Lessor shall provide written notice to the Government of any change in the identity or address of its first trust lender for the purpose of the foregoing notice.

6P.	To the best of the Government’s knowledge and belief, neither the Government nor any of its “affiliates” (within the meaning of Part V(c) of Prohibited Transaction Exemption 84-14, 49 Fed. Reg. 9494 (1984), as amended (“PTE 84-14”)) has, or during the immediately preceding year has exercised, the authority to: (i) appoint or terminate Lessor or the Prudential Insurance Company of America (“Prudential”) as investment manager over assets of any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) invested in, or sponsored by, the Lessor or Prudential or, (ii) negotiated the terms of a management agreement (including renewals or modifications thereof) with Lessor or Prudential on behalf of such plan. The Government is not “related” to Lessor or Prudential (as determined under Part V9h of PTE 84-14). The Government has determined the terms of this Lease at arm’s length, as such terms would be negotiated and determined by the Government with any unrelated third party. The Government is not an “employee benefit plan” as defined in Section 3(3) of ERISA, a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, of any such employee benefit plan or plan.

6Q.	In the case of discrepancies between this SF2 and its attachments, this SF2 shall govern.

7.	The following are attached and made a part hereof:

A.	Attachment 1 – ANSI/BOMA Office Area Summary and floor plans of the leased premises – 8 Pages

B.	Solicitation for Offers #02–003 Dated 11/20/01 (Revised to include Amendment #1) – 38 Pages

C.	GSA Form 3517B – 26 Pages

D.	GSA Form 3518 – 4 Pages

E.	GSA Form 1217 “Lessor’s Annual Cost Statement” – 1 Page

F.	Fire Protection & Life Safety Evaluation – 11 Pages

8.	The following changes were made in this lease prior to its execution:

Paragraphs 4 and 5 have been deleted in their entirety.

IN WITNESS WHEREOF, the parties hereto have hereunto subscribed their names as of the date first above written.

LESSOR:	1215 Eye Street, NW Associates Limited Partnership, a District of Columbia limited partnership, by: 1215 ESGP, LLC, a Delaware limited liability company, its General Partner, by: JACo Eye Street Development Inc., a Delaware Corporation, Its Managing Member

BY	/s/ Matthew J. Klein

Matthew J. Klein, its President

IN PRESENCE OF	/s/ Timothy L. Kissler	ADDRESS 601 13th Street, NW, Washington, DC 20005
Timothy L. Kissler

UNITED STATES OF AMERICA, GENERAL SERVICES ADMINISTRATION

BY

MS. MONICA SIAS, CONTRACTING OFFICER

LESSOR	/s/ Illegible	GOV’T	/s/ Illegible	EXCEPTION TO SF2 APPROVED GSA/IRMS 12D89

GENERAL SERVICES ADMINISTRATION PUBLIC BUILDINGS SERVICE SUPPLEMENTAL LEASE AGREEMENT	SUPPLEMENTAL AGREEMENT NO. 01 TO LEASE NO: GS-11B-01482	DATE 1/11/__

ADDRESS OF PREMISES 1201 Eye Street, NW, Washington, DC, 20005-5905

THIS AGREEMENT, made and entered into this date by and between 1215 Eye Street, NW Associates Limited Partnership

whose address is	c/o The John Akridge Company 601 13th Street, NW, Suite 300N Washington, DC 20005 Attention: Asset Manager/1201 Eye

hereinafter called the Lessor, and the UNITED STATES OF AMERICA, hereinafter called the Government: WHEREAS, the parties hereto desire to amend the above lease to provide clarification on the Lessor’s responsibility regarding Fire and Life Safety issues.

NOW THEREFORE, these parties for the considerations hereinafter mentioned covenant and agree that the said Lease is amended as follows.

The following is added to paragraph 6 of the Standard Form 2:

“6R,	Lessor attests that at its sole cost and expense it will comply with the following Findings and Recommendations noted by the GSA Fire Protection Engineering Section:

1.	Provide one-hour fire rated vestibule (on the Government occupied floors), so that the stair remoteness meets BOCA and GSA requirements. The stairs must be separated by 1/4th of the long diagonal of the building. (See Exhibit A attached.)

2.	Remove the interior door accessing the stair No.1 exit passageway to the Mailroom/Newspaper Rack room. The opening needs to be filled with two-hour fire rated construction.

3.	Provide signage in each stair (on each floor landing) which indicates whether the stair accesses the roof, and which floor is the level of exit discharge.

4.	Provide a 1.5-hour fire rated door assembly at door F-1/2 stair No.2 discharge door at lobby.”

All other terms and conditions of the Lease shall remain in force and in effect.

IN WITNESS WHEREOF, the parties subscribed there names as of the above date.

LESSOR:	1215 Eye Street, NW Associates Limited Partnership, a District of Columbia limited partnership, by: 1215 Eye ESGP, LLC, a Delaware limited liability company, Its General Partner, by: JACo Eye Street Development Inc., a Delaware Corporation, its Managing Member

BY	/s/ Matthew J. Klein

Matthew J. Klein, its President

IN PRESENCE OF

/s/ Timothy L. Kissler	Address	601 13th Street, NW, Washington, DC 20005

Timothy L. Kissler		(Address)

UNITED-STATES OF AMERICA, GENERAL SERVICES ADMINISTRATION

BY	/s/ Monica R. Sias	/s/ Illegible
	Ms. Monica Sias, Contracting Officer	(Title)

Initials:	/s/ Illegible	&	/s/ Illegible
	Lessor		Gov’t

[GRAPHIC]

SOLICITATION FOR OFFERS

THE GENERAL SERVICES ADMINISTRATION

FOR

US NATIONAL PARK SERVICE

SPACE REQUIREMENT FOR A MAXIMUM OF 221,000 BOMA RENTABLE SQUARE FEET OF SPACE

LOCATED IN WASHINGTON, DC

BROKER:	SPAULDING AND SLYE LLC

CONTRACTING OFFICER:	MONICA SIAS

The information collection requirements contained in this Solicitation/Contract, that are not required by the regulation, have been approved by the Office of Management and Budget pursuant to the Paperwork Reduction Act and assigned the OMB Control No. 3090-0163.

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOV’T

TABLE OF CONTENTS

1.0	SUMMARY	4
1.1	AMOUNT AND TYPE OF SPACE (SEP 2000)	4
1.2	AREA OF CONSIDERATION	4
1.3	LOCATION: CITY CENTER (SEP 2000)	5
1.4	UNIQUE REQUIREMENTS	5
1.5	LEASE TERM (SEP 2000)	5
1.6	OFFER DUE DATE	5
1.7	OCCUPANCY DATE (SEP 2000)	5
1.8	HOW TO OFFER (SEP 2000)	6
1.9	BUILDING SHELL REQUIREMENTS (SEP 2000)	7
1.10	TENANT IMPROVEMENTS (SEP 2000)	8
1.11	TENANT IMPROVEMENT RENTAL ADJUSTMENT (SEP 2000)	8
1.12	PLANS WITH OFFER (SEP 2000)	9
1.13	NEGOTIATIONS (SEP 2000)	9
1.14.	BROKERAGE FEES	9
1.15	PRICE EVALUATION (PRESENT VALUE) (SEP 2000)	9
1.16	HISTORIC PREFERENCE, GSAR 552.270-2 (VARIATION) (SEP 1999)	10
1.17	AWARD (JAN 1997)	10
1.18	LABOR STANDARDS (SEP 2000)	11

2.0	AWARD FACTORS	11
2.1	ACCESSIBILITY AND SEISMIC SAFETY (SEP 2000)	11
2.2	AWARD BASED ON PRICE (SEP 2000)	13

3.0	MISCELLANEOUS	13
3.1	UNIT COSTS FOR ADJUSTMENTS	13
3.2	SUBSEQUENT TENANT IMPROVEMENTS $100,000 OR LESS (SEP 2000)	14
3.3	TAX ADJUSTMENT (SEP 2000)	14
3.4	BUSINESS IMPROVEMENT DISTRICTS (B.I.D.)	15
3 5	OPERATING COSTS (SEP 2000)	15
3.6	OPERATING COSTS BASE (SEP 2000)	16
3.7	RENTABLE SPACE (SEP 2000)	16
3.8	ANSI/BOMA OFFICE AREA SQUARE FEET (SEP 2000)	16
3.9	COMMON AREA FACTOR (SEP 2000)	16
3.10	APPURTENANT AREAS	16
3.11	LIQUIDATED DAMAGES, GSAR 552.270-15 (SEP 1999)	16
3.12	VENDING FACILITIES (SEP 2000)	16
3.13	ADJUSTMENT FOR VACANT PREMISES, GSAR 552.270-16 (VARIATION) (SEP 1999)	16
3.14	RELOCATION ASSISTANCE ACT	17
3.15	EVIDENCE OF CAPABILITY TO PERFORM (SEP 2000)	17
3.16	PROJECT SCHEDULE	17
3.17	DELIVERY SCHEDULE OF TENANT IMPROVEMENTS (SEP 2000)	17
3.18	PROGRESS REPORTS (SEP 2000)	20
3.19	CONSTRUCTION INSPECTIONS	20

4.0	GENERAL ARCHITECTURE	20
4.1	QUALITY AND APPEARANCE OF BUILDING EXTERIOR (SEP 2000)	20
4.2	CONSTRUCTION WASTE MANAGEMENT (SEP 2000)	20
4.3	EXISTING FIT-OUT, SALVAGED, OR RE-USED BUILDING MATERIAL (SEP 2000)	21
4.4	INDOOR AIR QUALITY DURING CONSTRUCTION (SEP 2000)	21
4.5	WORK PERFORMANCE (SEP 2000)	22
4.6	BUILDING SYSTEMS (JAN 1997)	22
4.7	SPACE EFFICIENCY (SEP 2000)	22
4.8	FLOOR PLANS AFTER OCCUPANCY	22
4.9	CAD AS-BUILT FLOOR PLANS (SEP 2000)	22
4.10	FLOORS AND FLOOR LOAD (SEP 2000)	22
4.11	EXITS AND ACCESS (SEP 1991)	22
4.12	WINDOWS (SEP 2000)	22
4.13	ACCESSIBILITY (SEP 2000)	22
4.14	LANDSCAPING (SEP 2000)	22

5.0	ARCHITECTURAL FINISHES	23
5.1	RECYCLED CONTENT PRODUCTS (COMPREHENSIVE PROCUREMENT GUIDELINES) (SEP 2000)	23
5.2	ENVIRONMENTALLY PREFERABLE BUILDING PRODUCTS AND MATERIALS (SEP 2000)	23
5.3	LAYOUT, FINISHES, AND COLORBOARDS (SEP 2000)	23
5.4	WOOD PRODUCTS (SEP 2000)	23
5.5	ADHESIVES AND SEALANTS (SEP 2000)	24

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOV’T

5.6	INSULATION: THERMAL, ACOUSTIC, AND HVAC (SEP 2000)	24
5.7	CEILINGS (SEP 2000)	24
5.8	WALL COVERINGS (SEP 2000)	24
5.9	PAINTING (SEP 2000)	25
5.10	DOORS: EXTERIOR (SEP 2000)	25
5.11	DOORS: SUITE ENTRY (SEP 2000)	25
5.12	DOORS: INTERIOR (SEP 2000)	25
5.13	DOORS: HARDWARE (SEP 2000)	25
5.14	DOORS: IDENTIFICATION (SEP 2000)	26
5.15	PARTITIONS: GENERAL (SEP 2000)	26
5.16	PARTITIONS: PERMANENT (SEP 2000)	26
5.17	PARTITIONS: SUBDIVIDING (SEP 2000)	26
5.18	FLOOR COVERING AND PERIMETERS (SEP 2000)	26
5.19	CARPET TILE (SEP 2000)	27
5.20	ACOUSTICAL REQUIREMENTS (SEP 2000)	27
5.21	WINDOW COVERINGS (SEP 2000)	28
5.22	BUILDING DIRECTORY (SEP 2000)	28
5.23	FLAG POLE (SEP 2000)	28

6.0	MECHANICAL, ELECTRICAL, PLUMBING	28
6.1	MECHANICAL, ELECTRICAL, PLUMBING: GENERAL (SEP 2000)	28
6.2	ENERGY COST SAVINGS (SEP 2000)	28
6.3	DRINKING FOUNTAINS (SEP 2000)	29
6.4	TOILET ROOMS (SEP 2000)	29
6.5	TOILET ROOMS: FIXTURE SCHEDULE (SEP 2000)	29
6.6	JANITOR CLOSETS (SEP 2000)	30
6.7	HEATING AND AIR CONDITIONING (SEP 2000)	30
6.8	VENTILATION (SEP 2000)	31
6.9	VENTILATION: TOILET ROOMS (DEC 1993)	31
6.10	ELECTRICAL: GENERAL (SEP 2000)	31
6.11	ELECTRICAL: DISTRIBUTION (SEP 2000)	31
6.12	TELECOMMUNICATIONS: DISTRIBUTION AND EQUIPMENT (SEP 2000)	32
6.13	TELECOMMUNICATIONS: LOCAL EXCHANGE ACCESS (SEP 2000)	32
6.14	DATA DISTRIBUTION (SEP 2000)	32
6.15	ELECTRICAL, TELEPHONE, DATA FOR SYSTEMS FURNITURE (SEP 2000)	33
6.16	ELEVATORS (MAR 2001)	33
6.17	LIGHTING: INTERIOR AND PARKING (SEP 2000)	34

7.0	SERVICES, UTILITIES, MAINTENANCE	34
7.1	SERVICES, UTILITIES, MAINTENANCE: GENERAL	34
7.2	NORMAL HOURS	34
7.3	OVERTIME USAGE (SEP 2000)	34
7.4	UTILITIES	34
7.5	JANITORIAL SERVICES (SEP 2000)	34
7.6	SCHEDULE OF PERIODIC SERVICES	35
7.7	LANDSCAPE MAINTENANCE	35
7.8	FLAG DISPLAY	36
7.9	SECURITY (SEP 2000)	36
7.10	SECURITY: ADDITIONAL REQUIREMENTS	36
7.11	MAINTENANCE AND TESTING OF SYSTEMS (SEP 2000)	36

8.0	SAFETY AND ENVIRONMENTAL MANAGEMENT	36
8.1	OCCUPANCY PERMIT (SEP 2000)	36
8.2	FIRE AND LIFE SAFETY (SEP 2000)	36
8.3	SPRINKLER SYSTEM (SEP 2000)	37
8.4	MANUAL FIRE ALARM SYSTEMS (SEP 2000)	37
8.5	OSHA REQUIREMENTS (SEP 2000)	37
8.6	ASBESTOS (SEP 2000)	37
8.7	INDOOR AIR QUALITY (SEP 2000)	37
8.8	RADON IN AIR (SEP 2000)	38
8.9	RADON IN WATER (SEP 2000)	38
8.10	HAZARDOUS MATERIALS (OCT 1996)	38
8.11	RECYCLING (SEP 2000)	38

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOV’T

1.0	SUMMARY

1.1	AMOUNT AND TYPE OF SPACE (SEP 2000)

A.	The General Services Administration (GSA) is interested in leasing a maximum of 221,000 BOMA rentable square feet of office and related space, available for use by tenant for personnel, furnishings and equipment. The space must yield a minimum of 185,000 to a maximum of 192,000 ANSI/BOMA Office Area square feet (Usable square feet “USF”) of floor area. A minimum of 152,000 to 156,000 ANSI/BOMA Office Area square feet must be contiguous (meaning adjacent floors). The remainder of the space may be located on other non-contiguous floors of the building. Additionally, the Government requires 5 on-site parking spaces for Official Government Vehicles that will be included in the rent. Refer to the “ANSI/BOMA Office Area Square Feet” paragraph in the MISCELLANEOUS section of this Solicitation for Offers (SFO).

B.	The Offer shall 1) be for space located in a quality building of sound and substantial construction as described in this SFO, 2) have a potential for efficient layout, 3) be within the square footage range to be considered, and 4) be in compliance with all of the Government’s minimum requirements set forth herein. For purposes of this SFO, the definition of ANSI/BOMA Office Area square feet is in the “ANSI/BOMA Office Area Square Feet” paragraph in the MISCELLANEOUS section of this SFO.

D.	Unless otherwise noted, all references in this SFO to square feet shall mean ANSI/BOMA Office Area square feet.

1.2	AREA OF CONSIDERATION

A.	All properties that are offered to the Government in conjunction with this requirement must be located within the Central Employment Area (CEA).

B.	The CEA is the core area of the District of Columbia where the greatest concentration of employment in the city and region is encouraged.

C.	The Central Employment Area’s boundaries are as follows: Beginning at Dupont Circle, southeast along Massachusetts Avenue, NW, to 9th Street, NW, north along 9th Street, NE, to N Street, NW, east along N Street, NW, to 7th Street, NW, south along 7th Street, NW, to New York Avenue, NW, east along New York Avenue, NW to 5th Street, NW, south along 5th Street, NW to K Street, NW, east along K Street, NW to 3rd Street, NW, south along 3rd Street, NW to Massachusetts Avenue, east along Massachusetts Avenue, NW, to H Street, NW, east along H Street, NW to North Capitol Street, north along North Capitol Street to Florida Avenue, NE, and southeast along Florida Avenue, NE, to 4th Street, NE, on the north; south along 4th Street, NE, to M Street, NE, west along M Street, NE, to 3rd Street, NE, south along 3rd Street, NE, to K Street, NE, west along K Street, NE, to 2nd Street, NE, south along 2nd Street, NE, to the northeast corner of lot 855, square 725, west along the northern boundary of lot 855 to the northwest corner of lot 855, south along the westerly boundary of lot 855 to Constitution Avenue, NE, west along Constitution Avenue, NE, to 1st Street, NE, south on 1st Street, NW, to Maryland Avenue, NE, east on Maryland Avenue, NE, to 2nd Street, NE, south on 2nd Street, NE, and 2nd Street, SE, to C Street, SE, west on C Street, SE, to New Jersey Avenue, SE, south on New Jersey Avenue, SE, to D Street, SE, west on D Street, SE, to South Capitol Street, south on South Capitol Street to E Street, SE, east on E Street, SE, to New Jersey Avenue, SE, south on New Jersey Avenue, SE, to the Southeast Freeway, east on the Southeast Freeway to 2nd Street, SE, south along 2nd Street, SE, to M Street, SE, and east along M Street, SE, to the 11th Street Freeway on the east; south on the 11th Street Freeway to the northbound 11th Street, SE, bridge, south along this bridge to 13th Street, SE, south along 13th Street, SE, to Good Hope Road, SE, west along the rear property lines of properties fronting on the south side of Good Hope Road, SE, to Martin Luther King, Jr. Avenue, SE, south along the rear property lines of properties fronting on the east side of Martin Luther King, Jr. Avenue, SE to Chicago Street, SE, west along the rear property lines of properties fronting on the north side of Chicago Street, SE, to the Baltimore and Ohio Railroad right-of-way, south along the Baltimore and Ohio Railroad right of way to the rear property line of property fronting on Howard Rd., SE, east along the rear property line of property fronting on Howard Road, SE to the rear property lines of properties fronting on the north side of Shannon Place, SE to Chicago Street, SE, east along Chicago Street, fronting on the north side of Shannon Place, SE to Chicago Street, SE, east along Chicago Street, SE to Martin Luther King, Jr. Avenue, SE, south along the rear property lines of properties fronting on the east side of Martin Luther King Jr. Avenue, SE to Howard Road, SE, west along Howard Road, SE to Firth Sterling Avenue, SE, south along Firth Sterling Avenue, SE to South Capitol Street, north along South Capitol Street and the Frederick

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOV’T

Douglass Memorial Bridge to the west bank of the Anacostia River, southwest along the west bank of the Anacostia River to 2ndStreet, SW, north along 2ndStreet, SW to Potomac Avenue, SW northeast along Potomac Avenue, SW to South Capitol Street north along South Capitol Street to the Southwest Freeway, west along the Southwest Freeway to 9th Street, SW, south along the east side of 9th Street, SW to where it intersects with the easyern property line of Lot 53 in Square 414, continuing south to Maine Avenue SW to the Southwest Freeway, west along the Southwest Freeway to 14th Street, SW, north along 14th Street SW, and 14th Street, NW, to Constitution Avenue, NW, and west along Constitution Avenue, NW, to Route 50 Expressway on the south; north on the Route 50 Expressway to the E Street Expressway and E Street, NW, east on the E Street Expressway, and E Street, NW, to 19th Street, NW to F Street, NW, west on F Street, NW, to 20th Street, NW to Pennsylvania Avenue, NW, west along Pennsylvania Avenue, NW, 21st Street,. NW, north along 21st Street, NW, to M Street, NW, east along M Street NW, to 20thStreet, NW, to New Hampshire, Avenue, NW, and northeast along New Hampshire Avenue, NW, to Dupont Circle on the west.

D.	The Contracting Officer reserves the right to approve buildings/sites bordering on the CEA through the date of initial offers.

1.3	LOCATION; CITY CENTER (SEP 2000)

A.	NEIGHBORHOOD:

Space shall be located in a prime commercial office district with attractive, prestigious, professional surroundings with a prevalence of modern design and/or tasteful rehabilitation in modern use. Streets and public sidewalks shall be well-maintained.

B.	PARKING:

The parking-to-square-foot ratio available on-site shall at least meet current local code requirements, or in the absence of a local code requirement, on-site parking shall be available at a ratio of 1 space for every 1,500 rentable square feet of Government-demised area.

C.	LOCATION AMENITIES:

A variety of inexpensive and moderately priced restaurants must be located within two (2) blocks of the offered building. Other employee services such as retail shops, cleaners, banks, etc. shall be located within two (2) blocks of the offered building.

1.4	UNIQUE REQUIREMENTS

The following is a complete list of the unique requirements to meet the Government’s space needs:

A.	The Building must be located within 3 city blocks of a currently operable Metro Station.

B.	Tenant requires a minimum of 11,000 square feet of active storage space, requiring 120 to 150 pounds per square foot floor loading. The additional floor loading will be charged against the Government’s Tenant Improvement Allowance. This space will be preferably located in non-windowed space and at least available in the following blocks: (1) approximately 2,500 USF for National Register filing, (2) approximately 2,000 USF for high-density filing, and (3) the remainder of the space in, preferably, a contiguous block of space. These spaces need not be located adjacent to the contiguous block of space and is not included in the contiguous block of space, but it must be easily accessible.

C.	Lobby space must be available for installation of a guard desk with magnetometer and x-ray machine for visitor and employee screening (estimated at approximately 300 USF). In the event that the Government is the major tenant in the building, the Government reserves the right to require the Lessor to institute reasonable security procedures in the operating of the garage. [SEE PARAGRAPH 6L OF THE SF-2 FOR THE AGREEMENT OF THE PARTIES REGARDING GARAGE SECURITY.]

D.	A mailroom (estimated at approximately 3,600 USF) must be located immediately adjacent to the loading dock with direct access to the loading dock. Space must be contiguous and located on the same floor as the loading dock. The space shall be preferably located at the perimeter of the building.

E.	A computer room and UPS (estimated at approximately 3,915 USF) do not have preferred building locations but space shall have no water pipes located in the ceiling above.

F.	The elevators (including freight and parking) must have the ability to control access to floors using an electronic key card. The tenant requires daily use of the freight elevator for movement of mail, packages, supplies, etc.

G.	The Government requires approximately 1,000 USF of 1st floor space with a separate entrance from the street or the lobby.

H.	The Government shall have the no-cost right to install equipment on the roof of the building, including but not limited to: antenna(s), satellite dishes, HVAC components, generator(s), and other equipments as tenants may require. Government shall retain right to access the roof for such installation and maintenance as needed.

1.5	INTENTIONALLY DELETED

1.6	OFFER DUE DATE

Offers are due by 12:00 p.m., November 29, 2001 and shall remain open until award (which is estimated for January 2002).

1.7	OCCUPANCY DATE (SEP 2000) SEE PARAGRAPH 61 OF THE SF-2

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOV’T

1.8	HOW TO OFFER (SEP 2000)

A.	Two copies of each offer shall be submitted and delivered to the following:

Marcy A. Owens / Scott Johnston

Spaulding & Slye Colliers

1717 Pennsylvania Avenue, NW

Suite 1000 Washington, DC 20006

Phone: 202-478-2300

Fax: 202-204-0360

B.	The following documents, properly executed, shall be submitted no later than the close of business on the offer due date:

1.	SFO.

2.	GSA Form 1364, Proposal to Lease Space.

3.	GSA Form 1217, Lessor’s Annual Cost Statement.

4.	GSA Form 3517, General Clauses.

5.	GSA Form 3518, Representatives and Certifications.

6.	First generation blue-line plans of the space offered, scaled, at 1/8_ = 1’-0_ (preferred) or larger and CAD disks of the same. (Black line drawings may be submitted if approved by the Contracting Officer.) CAD disks shall be provided consistent with Paragraph 1.12 “Plans with Offer.”

a.	All architectural features of the space shall be accurately shown. If conversion or renovation of the building is planned, alterations to meet this SFO shall be indicated. If requested, more informative plans shall be provided within 3 days.

b.	Plans shall reflect corridors in place or the proposed corridor pattern for both a typical full (single-tenant) floor and/or partial (multi-tenant) floor. The corridors in place or proposed corridors shall meet local code requirements for issuance of occupancy permits.

c.	GSA will review the corridors in place and/or proposed corridor pattern to make sure that these achieve an acceptable level of safety as well as to ensure that these corridors provide public access to all essential building elements. The Offeror will be advised of any adjustments that are required to the corridors for the purpose of determining the ANSI/BOMA Office Area space. The required corridors may or may not be defined by ceiling-high partitions. Actual corridors in the approved layout for the successful Offeror’s space may differ from the corridors used in determining the ANSI/BOMA Office Area square footage for the lease award.

7.	An hourly overtime rate for overtime use of heating and cooling. Refer to the “Overtime Usage” paragraph in the SERVICES, UTILITIES, MAINTENANCE section of this SFO. If proposed rate is different than recommended by an independent Government estimate, the Offeror may be required to submit worksheets justifying overtime energy usage and rates.

8.	Any other information (such as a fact sheet, 5” wide x 3” high or larger color photograph, site plan, location map, and tax parcel map) in case of multiple tax parcels for an offered building, etc., in order for the Government to perform a complete and adequate analysis of the offered property. Such information may also be requested by the Government, and in such circumstances, shall be submitted by the Offeror within 5 working days of the request.

9.	Written acknowledgement and permission to represent other owners for the same SFO if a leasing agent or owner’s representative is presenting buildings for multiple ownership groups.

10.	If applicable, the agents’ disclosure and authorization from each ownership entity to offer in this SFO and/or represent multiple buildings with different ownerships, which may have conflicting interests. Owners and agents in conflicting interest situations are advised to exercise due diligence with regard to ethics, independent pricing, and Government procurement integrity requirements. In such cases, the Government reserves the right to negotiate with the owner directly.

11.	Documents supporting evidence of capability to perform. Refer to the “Evidence of Capability to Perform” paragraph in the MISCELLANEOUS section of this SFO.

12.	A list of unit costs as requested in the “Unit Costs for Adjustment” paragraph in the MISCELLANEOUS section of this SFO.

13.	The offeror’s proposed amortization rate for tenant alterations, General Contractor’s general conditions, overhead and profit for the initial tenant alterations and change orders, any other overhead and profit or management fee that will be added to the tenant alterations or change orders, and architectural and engineering fees for the Tenant Improvements.

14.	SFO Attachment ‘Fire Protection & Life Safety Evaluation’ must be completed by a Certified Fire Protection Engineer.

C.	Refer to GSA Form 3516, Solicitation Provisions, for additional instructions. If additional information is needed, the Contracting Officer (or the Contracting Officer’s designated representative) should be contacted.

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOV’T

D.	There will be no public opening of offers, and all offers will be confidential until the lease has been awarded. However, the Government may release proposals outside the Government to a Government-support contractor to assist in the evaluation of offers. Such Government contractors shall be required to protect the data from unauthorized disclosure. The Offeror who desires to maximize protection of information in the offer may apply the restriction notice to the offer as described in GSA Form 3516, Solicitation Provision, 552.270-1 (d), Restriction on Disclosure and Use of Data.

E.	IMPORTANT CLARIFICATIONS TO OFFER REQUIREMENTS:

1.	Rate structure required from subparagraph B shall include the following:

a.	A lease rate per ANSI/BOMA Office Area square foot for the building shell rental, fully serviced. It is the intent of the Government to lease a building shell with a Tenant Improvement Allowance. All improvements in the base building, lobbies, common areas, and core areas shall be provided by the Lessor, at the Lessor’s expense. This rate shall include, but not limited to, property financing (exclusive of Tenant Improvement), insurance, taxes, management, profit, etc., for the building. The building shell rental rate shall also include all basic building systems and common area buildout, including base building lobbies, common areas, and core areas, etc., exclusive of the ANSI/BOMA Office Area space offered as required in this SFO.

b.	The annual cost per ANSI/BOMA Office Area Square foot for the cost of services and utilities. This equals line 27 of GSA Form 1217, Lessor’s Annual Cost Statement, divided by the space offered (shown on the top of both GSA Form 1364, Proposal to Lease Space, and Form 1217).

c.	An annualized percentage interest rate to be used by the Lessor to amortize the cost of the Tenant Improvement Allowance over the firm term of the lease.

d.	The annual amortized cost of the Tenant Improvement Allowance. Such amortization shall be expressed as a cost per ANSI/BOMA Office Area square foot per year. Tenant Improvements shall be all alterations for the Government-demised area above the building shell buildout. The Tenant Improvement Allowance shall be up to $40.00 per ANSI/BOMA Office Area square foot. Such alterations shall be described and identified in the drawings used to construct the Government-demised area. The Tenant Improvement Allowance shall be made available to the Government upon lease award.

e.	A fully-serviced lease rate per ANSI/BOMA Office Area square foot as a summation of the amounts broken out in the subparagraphs a, b, and d above for the lease.

f.	The Lessor shall submit to the Government a proposal for architectural-engineering fees for all tenant alterations. This will be negotiated and agreed upon prior to the award for the subject improvements.

1.9	BUILDING SHELL REQUIREMENTS (SEP 2000)

A.	The Lessor’s buildout obligations in providing a building shell (at the Lessor’s expense) are the following:

1.	Base structure and building enclosure components shall be complete. All common areas accessible by the Government, such as lobbies, fire egress corridors and stairwells, elevators, garages, and services areas, shall be complete. Restrooms shall be complete and operational. All newly installed building shell components, including but not limited to, heating, ventilation, and air conditioning (HVAC), electrical (power and lights), ceilings, sprinklers, etc., shall be furnished, installed, and coordinated with Tenant Improvements.

2.	Accessibility Requirements. Accessibility to persons with disabilities shall be required throughout the common areas accessible to Government tenants in accordance with both the ADAAG and the UFAS and shall be installed and coordinated with Tenant Improvements. Refer to the “Accessibility” paragraph in the GENERAL ARCHITECTURE section of this SFO.

3.	Ceilings. A complete acoustical ceiling system (which includes grid and lay-in tiles) throughout the Government-demised area and all common areas accessible to Government tenants shall be required in accordance with the “Ceilings” paragraph in the ARCHITECTURAL FINISHES section of this SFO. The acoustical ceiling system shall be furnished, installed, and coordinated with Tenant Improvements.

4.	Doors. Exterior building doors and doors necessary to the lobbies, common areas, and core areas shall be required. This does not include suite entry or interior doors specific to Tenant Improvements. Related hardware shall be installed in accordance with the “Doors: Hardware” paragraph and the “Doors: Exterior” paragraph in the ARCHITECTURAL FINISHES section of this SFO.

5.	Partitions. Permanent, perimeter, fire/life safety required and demising slab-to-slab partitions (including all columns) finished with paint and base shall be required in accordance with the “Partitions: General” paragraph and the “Partitions: Permanent” paragraph in the ARCHITECTURAL FINISHES section of this SFO.

6.	Flooring. All building common areas shall have finished floors in accordance with the “Floor Covering and Perimeters” paragraph in the ARCHITECTURAL FINISHES section of this SFO. The offeror shall provide a broom clean concrete floor slab, with level floor not varying more than ¼” over ten (10) foot horizontal run in accordance with American Concrete Institute (ACI) Standards.

7.	Plumbing. The Offeror shall include cost of plumbing in common areas, such as for toilet rooms and janitor closets as part of the building shell cost. Hot and cold water risers and domestic waste and vent risers, installed and ready for connections that are required for Tenant Improvements, shall be included in the shell rent.

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOV’T

8.	HVAC. Central HVAC systems shall be installed and operational, including, as appropriate, main and branch lines, VAV boxes, dampers, ducts, and diffusers, for an open office layout, including all building common areas. Conditioned air through medium pressure ductwork at a rate of .75 cubic feet per minute per ANSI/BOMA Office Area square foot shall be provided.

9.	Electrical. Electrical power distribution panels and circuit breakers shall be available in an electrical closet, with capacity at 277/480 volt (V) and 120/208 V, 3-phase, 4-wire system providing 7 watts (W) per ANSI/BOMA Office Area square foot.

10.	Lighting. Ergolight fixtures (Product: Ledalite Suspended 3T8 or equal) shall be suspended from the ceiling grid for an open office plan at the rate of 1 fixture per workstation or 1 fixture per 150 BOMA rentable square feet, whichever is greater number of fixtures. Building standard lighting as necessary shall be provided in all building common areas in accordance with the “Lighting: Interior and Parking” paragraph in the MECHANICAL, ELECTRICAL, PLUMBING section of this SFO.

11.	Safety and Environmental Management. Complete safety and environmental management shall be provided throughout the building in accordance with federal, state, and local codes and laws including, but not limited to, such items as fire detection and alarms, emergency building power for life safety systems, etc., and shall be in accordance with both the ADAAG and the UFAS. Where sprinklers are required in the Government-demised area, sprinkler mains and distribution piping in a “protection” layout (open plan) with heads turned down with an escutcheon or trim plate shall be provided.

12.	Telephone Rooms. Building telecommunication rooms on each floor shall be completed, operational, and ready for Tenant Improvements. The telephone closets shall be outfitted with sufficient electrical power for Government equipment and have telephone backboards on all walls. Sufficient sized rooms shall be provided for the size of the floor plate.

13.	All of the above improvements are described in more detail hereinafter in this SFO.

14.	Any alterations necessary for the building shell to meet the SFO requirements shall be included in the building shell rate.

15.	All architectural and engineering costs associated with the building shell requirements shall be included in the building shell rate.

1.10	TENANT IMPROVEMENTS (SEP 2000)

A.	The Government, at its sole discretion, shall make all decisions as to the usage of the Tenant Improvement Allowance. All Tenant Improvements required by the Government for occupancy shall be performed by the Lessor and all improvements shall meet the quality standards and requirements of this SFO and GSA Form 3517, General Clauses.

B.	The Tenant Improvement Allowance shall be used to pay for general contractor fees, subcontractor’s profit and overhead costs, Offeror’s profit and overhead, design fees, and other associated project fees necessary for construction of the Tenant Improvements. It is the successful Offeror’s responsibility to prepare all documentation (working drawings, etc.) required to receive construction permits. NO COSTS ASSOCIATED WITH THE BUILDING SHELL SHALL BE INCLUDED IN THE TENANT IMPROVEMENT PRICING.

1.11	TENANT IMPROVEMENT RENTAL ADJUSTMENT (SEP 2000)

A.	All Tenant Improvements shall be identified after award of the contract in accordance with the provisions established in the “Design Intent Drawings” subparagraph in the “Construction Schedule of Tenant Improvements” paragraph in the MISCELLANEOUS section of this SFO.

1.	The Government, at its sole discretion, shall make all decisions as to the usage of the Tenant Improvement Allowance. The Government may use all or part of the Tenant Improvement Allowance. The Government may return to the Lessor any unused portion of the Tenant Improvement Allowance in exchange for free rent or a decrease in rent according to the amortization rate over the firm term. The method of refund shall be at the Government’s discretion.

2.	The Government reserves the right to make cash payments for any or all work performed by the Lessor. Prior to occupancy, the Government, at its sole discretion, may choose to pay lump sum for any or all of the Tenant Improvement Allowance. If, prior to occupancy, the Government elects to make a lump sum payment for any portion of the Tenant Improvement Allowance, the payment of the Tenant Improvement Allowance by the Government will result in a decrease in the rent. At any time after occupancy, the Government, at its sole discretion, may choose to pay lump sum for any part or all of the remaining unpaid amortized balance of the Tenant Improvement Allowance. If the Government elects to make a lump sum payment for the Tenant Improvement Allowance after occupancy, the payment of the Tenant Improvement Allowance by the Government will result in a decrease in the rent according to the amortization rate over the firm term of the lease.

3.	If it is anticipated that the Government will spend more than the allowance identified above, the Government reserves the right to 1) reduce the Tenant Improvement requirements, 2) pay lump sum for the overage upon completion and acceptance of the improvements, or 3) increase the rent according to the negotiated amortization rate over the firm term of the lease provided it stays within the prospectus limitation.

4.	Payment will not be made by the Government in instances where the Government accepts fixtures and/or other Tenant Improvements already in place. However, the Lessor will be reimbursed for costs to repair or improve the fixture(s) and/or any other improvements already in place.

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOV’T

1.12	PLANS WITH OFFER (SEP 2000)

All plans submitted for consideration shall have been generated by a Computer Aided Design (CAD) program which is compatible with the latest release of AutoCAD. The required file extension is DWG. Clean and purged files shall be submitted on 3-1/2-inch double-sided, high density diskettes, or, if approved by the Contracting Officer on CD-ROM or OIC (1/4 inch cartridge) tape. All submissions shall be accompanied with a written matrix indicating the layering standard to ensure that all information is recoverable. Plans shall include a proposed corridor pattern for typical floors and/or partial floors. All architectural features of the space shall be accurately shown.

1.13	NEGOTIATIONS (SEP 2000) INTENTIONALLY DELETED

A.	Any negotiations will be conducted on behalf of the Government by the Contracting Officer (or the Contracting Officer’s designated representative). The Contracting officer is named on the cover of this SFO. GSA may negotiate rental price for the initial term and any other aspect of the offer as deemed necessary.

B.	The Offeror shall not enter into negotiations concerning the space leased or to be leased with representatives of federal agencies other than the Contracting Officer or designee.

C.	The Contracting Officer may conduct oral or written negotiations with all Offerors that are within the competitive range. If needed, the competitive range will be established by the Contracting Officer on the basis of cost or price and other factors (if any) that are stated in the SFO and will include all of the most highly used proposals, unless the range is further reduced for purposes of efficiency

D.	The Government reserves the right to make an award based on initial offers without negotiations. If the Government elects not to make an award as such, all Offerors will be provided a reasonable opportunity to submit any cost or price, technical or other revisions to their offer that may result from the negotiations. Negotiations will be closed with submission of final proposal revisions (“Best and Final” offers).

1.14.	SEE PARAGRAPH 6C OF THE SF-2

1.15	PRICE EVALUATION(PRESENT VALUE) (SEP2000)

A.	If annual CPI adjustments in operating expenses are included, the Offeror shall be required to submit the offer with the total “gross” annual price per ANSI/BOMA Office Area square foot and a breakout of the “base” price per ANSI/BOMA Office Area square foot for services and utilities (operating expenses) to be provided by the Lessor. The “gross” price shall include the “base” price.

B.	The Offeror shall be required to submit plans and any other information to demonstrate that the rentable space yields ANSI/BOMA Office Area space within the required ANSI/BOMA Office Area range. The Government will verify the amount of ANSI/BOMA Office Area square footage and will convert the rentable prices offered to ANSI/BOMA Office Area prices, which will subsequently be used in the price evaluation.

C.	If the offer includes annual adjustments in operating expenses, the base price per ANSI/BOMA Office Area square foot from which adjustments are made will be the base price for the term of the lease.

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOV’T

D.	Evaluation of offered prices will be on the basis of the annual price per ANSI/BOMA Office Area square foot. The Government will perform present value price evaluation by reducing the prices per ANSI/BOMA Office Area square foot to a composite annual ANSI/BOMA Office Area square foot price, as follows:

1.	Parking and wareyard areas will be excluded from the total ANSI/BOMA Office square footage but not from the price. For different types of space, the gross annual ANSI/BOMA Office Area per square foot price will be determined by dividing the total annual rental by the total ANSI/BOMA Office Area square footage excluding parking and wareyard areas.

2.	If annual adjustments in operating expenses will not be made, the gross annual per square foot price will be discounted annually at 5.4 percent to yield a gross present value cost (PVC) per square foot.

3.	If annual adjustments in operating expenses will be made, the annual per square foot price, minus the base cost of operating expenses, will be discounted annually at 5.4 percent to yield a net PVC per square foot. The operating expenses will be both escalated at 2.2 percent compounded annually and discounted annually at 5.4 percent, then added to the net PVC to yield the gross PVC.

4.	To the gross PVC will be added:

a.	The cost of Government-provided services or other Government incurred expenses not included in the rental escalated at 2.2 percent compounded annually and discounted annually at 5.4 percent.

b.	The annualized (over the full term) per ANSI/BOMA Office Area square foot cost of any items, which are to be reimbursed in a lump sum payment. (The cost of these items is present value; therefore, it will not be discounted.)

c.	The estimated Government-incurred costs for any relocation to new space, including telecommunications and information technology related expenses per usable square foot. (The cost of these items is present value; therefore, it will not be discounted.)

d.	The total cost of markups using the General Contractor’s general conditions and GC’s and Lessor’s overhead and profit and fees numbers against the Tenant Improvement Allowance of up to $40.00 per ANSI/BOMA Office Area square foot projected budget and the cost of the architectural and engineering fees.

5.	The sum of either (2) and (4) or (3) and (4) above, less the per ANSI/BOMA Office Area square foot amount of the proposed cooperating brokerage commission, will be the per ANSI/BOMA Office Area square foot present value cost of the offer for price evaluation purposes.

6.	After initial offer evaluations are completed, the Government will establish a competitive range of the offers. Offerors will be notified if they are not within the competitive range, and offerors will be encouraged to either modify their offer so as to be within the competitive range or to withdraw from the competition.

1.16	HISTORIC PREFERENCE, GSAR 552.270-2 (VARIATION) (SEP 1999)

Preference will be given to Offerors of space in buildings in, or formally listed as eligible for inclusion in, the National Register of Historic Places, and to historically-significant buildings in historic districts listed in the National Register. Such preference will be extended to historic buildings and will result in award if:

1.	The offer for space meets the terms and conditions of this SFO as well as any other offer received (it is within the discretion of the Contracting Officer to accept alternative to certain architectural characteristics and safety features defined elsewhere in this SFO to maintain the historical integrity of the building, such as high ceilings, wooden floors, etc.) and

2.	The rental is no more than 10 percent higher, on a total annual square foot (ANSI/BOMA Office Area) cost to the Government, than the lowest otherwise acceptable offer.

1.17	AWARD (JAN 1997)

A.	After conclusion of negotiations, the Contracting Officer will require the Offeror selected for award to execute the proposed lease prepared by GSA, which reflects the proposed agreement of the parties. The apparent successful offer will be reviewed to ensure that it qualifies as an operating lease pursuant to the Office of Management and Budget Circular A-11.

B.	The proposed lease shall consist of:

1.	Standard Form 2 (or GSA Form 3626) U.S. Government Lease for Real Property,

2.	required clauses,

3.	required certifications and representations,

4.	the pertinent provisions of the offer, including floor plans of the Government leased area on sized to 8 ½” x 11” paper, and

5.	the pertinent provisions of the SFO.

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOV’T

C.	The acceptance of the offer and award of the lease by the Government occurs upon notification of unconditional acceptance of the offer or execution of the lease by the Contracting Officer and mailing or otherwise furnishing written notification or the executed lease to the successful Offeror.

1.18	LABOR STANDARDS (SEP 2000)

A.	If an Offeror proposes to satisfy the requirements of this SFO through the construction of new building or the complete rehabilitation or reconstruction of an existing building, and the Government will be the sole or predominant tenant such that any other use of the building will be functionally or quantitatively incidental to the Government’s use and occupancy, the following Federal Acquisition Regulation (FAR) clauses shall apply to work performed in preparation for occupancy and use of the building by the Government. Full text versions of these clauses are available upon request from the Contracting Officer. Full text versions are also available at the following web site: http:/www._met.gov/_ar/

52.222-4    Contract Work Hours and Safety Standards Act—Overtime Compensation

52.222-6     Davis-Bacon Act

52.222-7    Withholding of Funds

52.222-8    Payrolls and Basic Records

52.222-9    Apprentices and Trainees

52.222-10  Compliance with Copeland Act Requirements

52.222-11  Subcontracts (Labor Standards)

52.222-12  Contract Termination-Debarment

52.222-13  Compliance with Davis-Bacon and Related Act Regulations

52.222-14  Disputes Concerning Labor Standards

52.222-15  Certification of Eligibility

2.0	AWARD FACTORS

2.1	ACCESSIBILITY AND SEISMIC SAFETY (SEP 2000)

A.	All offers received in response to this SFO will be evaluated to determine whether the offers fully meet National Institute of Standards and Technology (NIST) NISTIR 5382, Interagency Committee on Seismic Safety in Construction (ICSSC) RP 4, Standards of Seismic Safety for Existing Federally Owned or Leased Buildings, as modified below, and the accessibility requirements for new construction of the Americans With Disabilities Act Accessibility Guidelines (ADAAG) (Code of Federal Regulations 36 CFR Part 1191, App. A) and the Uniform Federal Accessibility Standards (UFAS) (Federal Register vol.49, No. 153, August 7, 1984, reissued as FED. STD. 795, dated April 1, 1988, and amended by Federal Property Management Regulations CFR 41, Subpart 101-19.6, Appendix A, 54 FR 12628, March 28,1989). Where standards conflict, the more stringent shall apply. If any offers are received which fully meet accessibility and seismic safety requirements, then other offers, which do not fully meet these requirements, will not be considered.

B.	The following UFAS provisions are clearly more stringent than the ADAAG:

1.	Work Areas. The UFAS requires that alt areas be accessible where there may be employment of persons with disabilities. The ADAAG requires only that people with disabilities be able to approach, enter, and exit a work area. [UFAS 4.1.4; ADAAG 4.1.1(3)]

2.	Work Surface Scoping. The UFAS requires that 5 percent of all fixed or built-in employee work surfaces be accessible. The ADAAG does not require work surfaces in work areas to be accessible. Both the UFAS and the ADAAG require that 5 percent of fixed tables in public or common use areas be accessible. [UFAS 4.1.2(17) and 4.32; ADAAG 4.1.1(3) and 4.1.3(18)]

3.	No Elevator Exception. The UFAS has no exception to the elevator requirement in all multi-story buildings and facilities. The ADAAG provides an exception to the elevator requirement in certain buildings that are under three stories or have less than 3,000 square feet per story. [UFAS 4.1.2(5); ADAAG 4.1.3(5) Exception 1]

4.	Entrances in Multi-Grade Buildings. The UFAS requires at least one principle entrance at each grade floor to a building to be accessible. The ADAAG requires that 1) at least 50 percent of all public entrances be accessible and 2) the number of exits required by the applicable building/fire code be used in determining the total number of accessible entrances required in a building or facility. The UFAS requires more accessible entrances in certain multi-grade buildings. [UFAS 4.1.2.(8); ADAAG 4.1.3(8)]

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOV’T

5.	Elevator Controls. The UFAS requires elevator controls to be mounted no higher than 48 inches “unless there is a substantial increase in cost,” in which case 54 inches is allowed. The ADAAG allows 54 inches whenever a parallel approach is provided. [UFAS 4.10.12(3); ADAAG 4.10.12(3)]

C.	FULL COMPLIANCE:

1.	“Fully meets” as used herein with regard to the accessibility requirements means the offer fully complies with both the ADAAG and the UFAS requirements for new construction, including but not limited to: Parking and Passenger Loading Zones, Accessible Route, Entrance and Egress, Ramps, Stairs, Handrails, Doors, Elevators, Telephones, Controls, Signage, Alarms, Drinking Fountains, Storage Facilities, Seating and Workstations, Assembly Areas, and Toilet Rooms. Where standards conflict, the more stringent shall apply.

2.	“Fully meets” as used herein with regard to the seismic safety requirements means that the Offeror has provided a written certification (example available for the Contacting Officer) from a licensed structural engineer certifying that both the building design and construction are in full compliance with the life-safety performance level of NISTIR 5382, ICSSC RP 4, Standards of Seismic Safety for Existing Federally Owned or Leased Buildings, AS MODIFIED HEREIN:

a.	FEMA-178, NEHRP Handbook for the Seismic Evaluation of Existing Buildings, shall be replaced with FEMA-310, Handbook for the Seismic Evaluation of Buildings: A Prestandard.

b.	Section 1.3.1, Post-Benchmark Buildings (Table 1: Advisory Benchmark Years) shall be replaced with the below table.

BENCHMARK BUILDINGS (Table 3-1 of FEMA-310)
BUILDING TYPE[1]	Model Building Seismic Design Provisions
	BOCA_	SBCCI1_	UBC1_
Wood Frame, Wood Shear Panels (Type W1 and W2)[2]	1992	1993	1976
Wood Frame, Wood Shear Panels (Type W1A)	1992	1993	1976
Steel Moment Resisting Frame (Type S1 and S1A)	**	**	1994[4]
Steel Braced Frame (Type S2 and S2A)	1992	1993	1988
Light Metal Frame (Type S3)	*	*	*
Steel Frame w/Concrete Shear Walls (Type S4)	1992	1993	1976
Reinforced Concrete Moment Resisting Frame (Type C1)[3]	1992	1993	1976
Reinforced Concrete Shear Walls (Type C2 and C2A)	1992	1993	1976
Steel Frame with URM Infill (Type S5 and S5A)	*	*	*
Concrete Frame with URM Infill (Type C3 and C3A)	*	*	*
Till-up Concrete (Type PC1 and PC1A)	*	*	1997
Precast Concrete (Type PC2 and PC2A)	*	*	*
Reinforced Masonry (Type RM1)	*	*	1997
Reinforced Masonry (Type RM2)	1992	1993	1976
Unreinforced Masonry (Type URM)[5]	*	*	1991_
Unreinforced Masonry (Type URMA)	*	*	*

[1]	Building Type refers to one of the Common Building Types defined in Table 2-2 of FEMA-310.

[2]	Buildings on hillside sites shall not be considered Benchmark Buildings.

[3]	Flat Slab Buildings shall not be considered Benchmark Buildings.

[4]	Steel Moment-Resisting Frames shall comply with Section 2213.7.1.2 of the Uniform Building Code.

[5]	URM buildings evaluated using the ABK Methodology (ABK, 1984) may be considered Benchmark Buildings.

[6]	Refers to the UBCB Section of the UBC.

Only buildings designed and constructed or evaluated in accordance with FEMA-310 and being evaluated to the Life-Safety Performance level may be considered Benchmark Buildings.

*	No Benchmark year; building shall be evaluated using FEMA-310.

**	Local provisions shall be compared with the UBC.

BOCA	Building Officials and Code Administrators, National Building Code.

SBCCI	Southern Building Code Congress International, Standard Building Code.

UBC	International Conference of Building Officials, Uniform Building Code.

c.	Section 1.3.2, Leased Buildings, shall be revised as follows:

i.	Buildings leased by the federal Government are exempt from these standards if both of the following apply:

(a)	The leased space is less than 10,000 square feet AND

(b)	The building is located in Regions of Low Seismicity in accordance with FEMA-310. According to FEMA-310, buildings located on sites for which the design short-period response acceleration, Ss, is less than 0.167 gravity (g), or for which the design one-second period response acceleration, is less than 0.067 g, shall be considered to be located within Regions of Low Seismicity.

d.	FEMA-310, Handbook for the Seismic Evaluation of Buildings: A Prestandard, can be obtained by calling the Federal Emergency Management Agency (FEMA) Distribution Center at (800) 480-2520.

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOV’T

e.	NISTIR 5382, ICSSC RP 4, Standards of Seismic Safety for Existing Federally Owned or Leased Buildings, can be obtained from the Building and Fire Research Laboratory, National Institute of Standards and Technology, Gaithersburg, MD 20899.

D.	SUBSTANTIAL COMPLIANCE:

1.	In accordance with both the ADAAG and the UFAS, if no offer is received which fully meets accessibility requirements for new construction, but an offer(s) is received which substantially meets these requirements, then other offers which do not substantially meet these requirements will not be considered. “Substantially meets” as used herein with regard to the accessibility requirements means the offer fully complies with both the ADAAG and the UFAS requirements for Parking and Passenger Loading Zones, Accessible Route, Entrance and Egress, Doors, Drinking Fountains, Toilet Rooms.

2.	“Substantially meets” as used herein with regard to the seismic safety requirements will be determined by the Government based upon the Offeror’s evaluation by a licensed structural engineer that specifically describes all exceptions to full compliance with the Model Building Seismic Design Provisions as shown in the Benchmark Buildings table above. The Offeror shall evaluate the building by using FEMA-310 and shall identify all deficiencies. Based upon the evaluation, the Contracting Officer will make an award to the Offeror which best meets both the seismic safety requirements and the other requirements of this SFO. Documentation of this evaluation shall be made available to the Government.

E.	LESS THAN SUBSTANTIAL COMPLIANCE:

In accordance with both the ADAAG and the UFAS, if no offer is received which either fully or substantially meets the accessibility requirements of new construction, consideration will be given only to offers which meet the following minimum requirements.

1.	At least one accessible route shall be provided from an accessible entrance to the leased space and all required accessible areas. At least one interior means of vertical access shall be provided. Elevators shall have complying Controls and Signage.

2.	If parking is provided, then accessible spaces shall be included.

3.	Accessible toilet rooms shall be provided as follows:

a.	Where more than one toilet room for each sex is provided on a floor on which the Government leases space, at least one toilet room for each sex on that floor shall be accessible.

b.	Where only one toilet room for each sex is provided on a floor on which the Government leases space, either one unisex toilet room or one toilet room for each sex on that floor shall be accessible.

c.	Where only one toilet room is provided in a building where the Government leases space, one unisex toilet room shall be accessible.

d.	In a qualified historic building where the Advisory Council on Historic Preservation determines that providing the above minimum accessible toilet facilities would threaten or destroy the historic integrity of the space, accessible unisex toilet room(s) shall be provided in the building.

F.	If no offer is received which meets the minimum accessibility requirements described above, offers will not be considered unless a waiver of accessibility requirements is requested by the Contracting Officer and granted by the GSA Public Buildings Service Commissioner.

2.2	AWARD BASED ON PRICE (SEP 2000)

The lease will be awarded to the responsible Offeror whose offer conforms to the requirements of this SFO and is the lowest priced offer submitted. Refer to the “Price Evaluation” paragraph in the SUMMARY section of this SFO.

3.0	MISCELLANEOUS

3.1	UNIT COSTS FOR ADJUSTMENTS

A.	The Offeror is required to state in the offer or in an attachment units prices for the items listed below. Prices shall be quoted as fully installed and finished. The unit prices may be used, upon acceptance by GSA, during the first year of the lease to price alterations costing $100,000 or less. These prices may be indexed or renegotiated to apply to subsequent years of the lease upon mutual agreement of the Lessor and the Government.

1.	The cost per linear foot of office subdividing ceiling-high partitioning.

2.	The cost per linear foot of finished, slab-to-stab partitioning.

3.	The cost per floor-mounted duplex electrical outlet.

4.	The cost per wall-mounted duplex electrical outlet.

5.	The cost per floor-mounted fourplex (double duplex) electrical outlet.

6.	The cost per wall-mounted fourplex (double duplex) electrical outlet.

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	LESSOR		GOV’T

7.	The cost per dedicated clean electrical computer receptacle.

8.	The cost per floor-mounted telephone outlet.

9.	The cost per wall-mounted telephone outlet.

10.	The cost per interior door.

11.	The cost per square yard of carpet.

12.	The cost per square foot of resilient flooring.

3.2	SUBSEQUENT TENANT IMPROVEMENTS $100.000 OR LESS (SEP 2000)

A.	The Lessor may be requested to provide alterations during the term of the lease. Alterations will be ordered by issuance of GSA Form 276, Supplemental Lease Agreement, GSA Form 300, Order for Supplies or Services, or a Tenant Agency-approved form. The two clauses from GSA Form 3517. General Clauses. 552.232-25, Prompt Payment (Deviation FAR 52.232-25), and 552.232-70, Invoice Requirements, apply to orders for alterations. All orders are subject to the terms and conditions of this lease.

B.	Orders may be placed in writing by the 1) Contracting Officer, 2) GSA Buildings Manager, or 3) Tenant Agency officials when specifically authorized to do so by the Contracting Officer. The Contracting Officer will provide the Lessor with a list of Tenant Agency officials authorized to place orders and will specify any limitations on the authority delegated to Tenant Agency officials. The Tenant Agency officials are not authorized to deal with the Lessor on any other matters.

C.	Payments for alterations ordered by the Tenant Agency will be made directly by the Tenant Agency placing the order.

3.3	TAX ADJUSTMENT (SEP 2000)

A.	Real estate taxes, as referred to in this paragraph, are only those taxes which are assessed against the building and/or the land upon which the building is located, without regard to benefit to the property, for the purpose of funding general Government services. Real estate taxes shall not include, without limitation, general and/or special assessments, business improvement district assessments, or any other present or future taxes or governmental charges that are imposed upon the Lessor of assessed against the building and/or the land upon which the building is located.

B.	Base year taxes as referred to in this paragraph are 4) the real estate taxes for the first 12-month period coincident with full assessment.

C.	The term “full assessment” as referred to in this paragraph means that the taxing jurisdiction has considered all contemplated improvements to the assessed property in the valuation of the same. Partial assessments for newly constructed projects or for projects under construction, conversion, or renovation will not be used for establishing the Government’s base year for taxes.

D.	The Lessor shall furnish the Contracting Officer with copies of all notices which may affect the valuation of said land and buildings for real estate taxes thereon, as well as all notices of a tax credit, all tax bills, and all paid tax receipts, or where tax receipts are not given, other similar evidence of payment acceptable to the Contracting Officer (hereinafter, evidence of payment), and a proper invoice (as described in GSA Form 3517, General Clauses, 552.232-75, Prompt Payment) of the tax adjustment including the calculation thereof, for each year that real estate taxes are incurred during the lease term or any extension thereof. All such documents are due within 10 calendar days of receipt except that the proper invoice and evidence of payment shall be submitted within 60 calendar days after the date the tax payment is due from the Lessor to the taxing authority. FAILURE TO SUBMIT THE PROPER INVOICE AND EVIDENCE OF PAYMENT WITHIN SUCH TIME FRAME SHALL BE A WAIVER OF THE RIGHT TO RECEIVE PAYMENT RESULTING FROM AN INCREASED TAX ADJUSTMENT UNDER THIS PARAGRAPH.

E.	The Government shall 1) make a single annual lump sum payment to the Lessor for its share of any increase in real estate taxes during the lease term over the amount established as the base year taxes or 2) receive a rental credit or lump sum payment for its share of any decreases in real estate taxes during the lease term below the amount established as the base year taxes. The amount of lump sum payment or rental credit shall be based upon evidence of valuation and payment submitted by the Lessor to the Contracting Officer in accordance with subparagraph D.

1.	In the event of an increase in taxes over the base year, the Lessor shall submit a proper invoice of the tax adjustment including the calculation thereof together with evidence of payment to the Contracting Officer. THE GOVERNMENT SHALL BE RESPONSIBLE FOR PAYMENT OF ANY TAX INCREASE OVER THE BASE YEAR TAXES ONLY IF THE PROPER INVOICE AND EVIDENCE OF PAYMENT IS SUBMITTED BY THE LESSOR WITHIN 60 CALENDAR DAYS AFTER THE DATE THE TAX PAYMENT IS DUE FROM THE LESSOR TO THE TAXING AUTHORITY. The due date for making payment shall be the 30th calendar day after receipt of evidence of payment by the Contracting Officer or the 30th calendar day after the anniversary date of the lease, whichever is later. If the lease terminates before the end of a tax year, payment for the tax increase due as a result of this section for the tax year will be prorated based on the number of days that the Government occupied the space. No increase will be paid, due, or owing unless all evidence of valuation and payment has been previously submitted to the Contracting Officer. The Government’s payment for its share of real estate taxes shall not include any late charges, interest, or penalties imposed by the taxing authority as a result of the Lessor’s delinquency in paying such taxes or charges.

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	LESSOR		GOV’T

2.	In the event of a decrease in taxes from the base year, or in the event of any refund or tax deduction, the Lessor shall notify the Contracting Officer in accordance with subparagraph D. The Government shall be entitled to, and shall receive a credit for, the prorata reduction in taxes applicable to the premises encumbered by this lease, regardless of whether the Government has made a tax payment for that year. The Government’s share of the credit will be determined in accordance with subparagraph F and shall be taken as a deduction from the rent. Any credit due the Government after the expiration or earlier termination of the lease (including, but not limited to, credits resulting from a decrease in taxes pursuant to a tax credit due the Lessor; a reduction in the tax assessment; or a tax appeal proceeding for a year of the lease, or portion thereof) shall be made by a lump sum payment to the Government or as a rental credit to any succeeding lease as determined by the Contracting Officer. The Lessor shall remit any lump sum payment to the Government within 15 calendar days of payment by the taxing authority to the Lessor or the Lessor’s designee. If the credit due to the Government is not paid by the due date, interest shall accrue on the late payment at the rate established by the Secretary of the Treasury under Section 12 of the Contract Disputes Act of 1978 (United States Code 41 USC 611) that is in effect on the day after the due date. The interest penalty shall accrue daily on the amount of the credit and shall be compounded in 30-day increments inclusive from the first day after the due date through the payment date. The Government shall have the right to pursue the outstanding balance of any tax credit using all such collection methods as are available to the United States to collect debts. Such collection rights shall survive the expiration of this lease.

F.	The Government shall pay its share of tax increases or shall receive its share of any tax decrease based on the ratio of the rentable square feet occupied by the Government to the total rentable square feet in the building or complex (percentage of occupancy). The block and lot/parcel or other identification numbers for the property, building(s), and parking areas(s) occupied under this lease is Square 285, Lot 48.

G.	The Government may direct the Lessor upon reasonable notice to initiate a tax appeal, or the Government may decide to contest the tax assessment on behalf of the Government and the Lessor or for the Government alone. The Lessor shall furnish to the Government information necessary for appeal of the tax assessment in accordance with the filing requirements of the taxing authority. If the Government decides to contest the tax assessment on its own behalf or on behalf of the Government and the Lessor, the Lessor shall cooperate and use all reasonable efforts including, but not limited to, affirming the accuracy of the documents, executing documents required for any legal proceeding, and taking such other actions as may be required. If the Lessor initiates an appeal on behalf of the Government, the Government and the Lessor will enter into an agreement to establish a method for sharing expenses and tax savings.

3.4	BUSINESS IMPROVEMENT DISTRICTS (B.I.D.)

(a)	For purposes of this solicitation:

(1)	“BID” means a Business Improvement District, Special Improvement District, or other specifically defined geographical area within a taxing jurisdiction, organized and registered pursuant to enabling legislation promulgated by a State or local government, within which properties are assessed, charged or taxed solely by virtue of their location within the given area and in support of services or projects located solely within the area.

(2)	“Building” means the building(s) within which space is provided to the Government under the Lease, together with the land upon which the building is located.

(3)	“Lessor’s BID Assessment” means charges, assessments or taxes levied against Lessor and/or a Building, expressed as a fixed sum per Building, solely by virtue of the Building being located within a BID.

(b)	The Government agrees, when applicable, to make a single annual lump sum payment to the Lessor for its share of increases in Lessor’s BID Assessment over the agreed upon base year. For purposes of this clause, the agreed upon base year amount of Lessor’s BID Assessment is $32,275.00 (enter N/A if the Building is not located within the boundaries of a BID).

(c)	The Government’s share of increases in Lessor’s BID Assessment shall be based upon the ratio of the BOMA Rentable square feet occupied by the Government to the total BOMA Rentable square feet of office and retail space in the Building (percentage of occupancy). Square footage related to parking will not be included in determining the Government’s percentage of occupancy.

(d)	The Lessor shall furnish the Government with copies of all bills reflecting Lessor’s BID Assessment and evidence of payment of such Lessor’s BID Assessment by the Lessor. Evidence of payment must be submitted to the Government within 60 calendar days of the date that payment is due. Failure by Lessor to submit evidence of payment as provided in this paragraph Shall act as a waiver of Lessor’s right to receive payment under this clause.

3.5	OPERATING COSTS (SEP 2000)

A.	Beginning with the second year of the lease and each year thereafter, the Government shall pay adjusted rent for changes in costs for cleaning services, supplies, materials, maintenance, trash removal, landscaping, water, sewer charges, heating, electricity, and certain administrative expenses attributable to occupancy. Applicable costs listed on GSA Form 1217, Lessor’s Annual Cost Statement, when negotiated and agreed upon, will be used to determine the base rate for operating costs adjustment.

B.	The amount of adjustment will be determined by multiplying the base rate by the percent of change in the Cost of Living Index. The percent change will be computed by comparing the index figure published in the month of the lease commencement date with

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	LESSOR		GOV’T

the index figure published in the month which begins each successive 12-month period. For example, a lease which commences in June of 1995 would use the index published in June of 1995, and that figure would be compared with the index published in June of 1996, June of 1997, and so on. to determine the percent change. The Cost of Living Index will be measured by the Department of Labor revised Consumer Price Index for wage earners and clerical workers. U.S, city average, all items figure, (1982 to 1984 = 100) published by the Bureau of Labor Statistics, Payment will be made with the monthly installment of fixed rent Rental adjustments will be effective on the anniversary date of the lease.

C.	In the event of any decreases in the Cost of Living Index occurring during the term of the occupancy under the lease, the rental amount will be reduced accordingly. The amount of such reductions will be determined in the same manner as increases in rent provided under this paragraph.

3.6	OPERATING COSTS BASE (SEP 2000) SEE PARAGRAPH 6E OF THIS LEASE

3.7	RENTABLE SPACE (SEP 2000)

Rentable space is the area for which a tenant is charged rent. It is determined by the building owner and may vary by city or by building within the same city. The rentable space may include a share of building support/common areas such as elevator lobbies, building corridors, and floor service areas. Floor service areas typically include restrooms, janitor rooms, telephone closets, electrical closets, and mechanical rooms. The rentable space does not include vertical building penetrations and their enclosing walls, such as stairs, elevator shafts, and vertical ducts.

3.8	ANSI/BOMA OFFICE AREA SQUARE FEET (SEP 2000)

A.	For the purposes of this SFO, the Government recognizes the American National Standards Institute/Building Owners and Managers Association (ANSI/BOMA) international standard (Z65.1 -1996) definition for Office Area, which means “the area where a tenant normally houses personnel and/or furniture, for which a measurement is to be computed.”

B.	ANSI/BOMA Office Area square feel shall be computed by measuring the area enclosed by the finished surface of the room side of corridors (corridors in place as well as those required by local codes and ordinances to provide an acceptable level of safety and/or to provide access to essential building elements) and other permanent walls, the dominant portion (refer to Z65.1) of building exterior walls, and the center of tenant-separating partitions. Where alcoves, recessed entrances, or similar deviations from the corridor are present. ANSI/BOMA Office Area square feet shall be computed as if the deviation were not present.

3.9	COMMON AREA FACTOR (SEP 2000) SEE PARAGRAPH 6F OF THIS LEASE

If applicable, the Offeror shall provide the Common Area Factor (a conversion factor(s) determined by the building owner and applied by the owner to the ANSI/BOMA Office Area square feet o determine the rentable square feet for the offered space).

3.10	APPURTENANT AREAS

The non-exclusive right to use appurtenant areas and facilities is included. The Government reserves the right to post Government rules and regulations in the Government leased space.

3.11	LIQUIDATED DAMAGES, GSAR 552.270-15 (SEP 1999)

In case of failure on the part of the Lessor to complete the work within the time fixed in the lease contract or letter of award, the Lessor shall pay the Government as fixed and agreed liquidated damages, pursuant to this paragraph, the sum of $3000 for each and every calendar day that the delivery is delayed beyond the date specified for delivery of all the space ready for occupancy by the Government. This remedy is not exclusive and is in addition on to any other remedies, which may be available under this lease or at law.

3.12	VENDING FACILITIES (SEP 3000)

A.	Approximately 250 square feet of the ANSI/BOMA Office Area space in the “Amount and Type of Space” paragraph of the SUMMARY section of this SFO will be used for the operation of a vending facility(ies) by the blind under the provisions of the Randolph-Sheppard Act (United States Code 20 USC 107 et. seq.). The Government will control the number, kind, and locations of vending facilities and will control and receive income from all automatic vending machines. The Lessor is required to provide necessary utilities and to make related alterations. The cost of the improvements will be negotiated, and payment will be made by the Government either on a lump-sum basis or a rental increase.

B.	The Government will assure that the facility(ies) does riot compete with other facilities having exclusive rights in the building. The Offeror shall advise the Government if such rights exist.

3.13	ADJUSTMENT FOR VACANT PREMISES, GSAR 552.270-16 (VARIATION) (SEP 1999)

A.	If the Government fails to occupy any portion of the leased premises or vacates the premises in whole or in part prior lo expiration of the term of the lease, the rental rate will be reduced.

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	LESSOR		GOV’T

B.	The rate will be reduced by that portion of the costs per ANSI/BOMA Office Area square foot of operating expenses not required to maintain the space. Said reduction shall occur after the Government gives 30 calendar days prior notice to the Lessor and shall continue in effect until the Government occupies the premises or the lease expires or is terminated.

C.	The rate is determined to be the following, based on the amount of space vacated:

(1)	$1.50 per ANSI/BOMA Office Area square foot for at least ½ of a leased floor.

(2)	$2.00 per ANSI/BOMA Office Area square foot for at least 1 full leased floor or the entire space leased by the Government on a floor (if less than a full floor).

(3)	$2.50 per ANSI/BOMA Office Area square foot for entire leased space.

3.14	RELOCATION ASSISTANCE ACT

If an improved site is offered and new construction will result in the displacement of individuals or businesses, the successful Offeror shall be responsible for payment of relocation costs for displaced persons in accordance with the Uniform Relocation Assistance and Real Property Acquisition Policies Act of 1970, as amended, and 49 CFR Part 24.

3.15	EVIDENCE OF CAPABILITY TO PERFORM (SEP 2000)

A.	AT THE TIME Of SUBMISSION OF OFFERS, THE OFFEROR SHALL SUBMIT TO THE CONTRACTING OFFICER:

1.	Satisfactory evidence of at least a conditional commitment of funds in an amount necessary to prepare the space. Such commitments shall be signed by an authorized bank officer and at a minimum shall state: amount of loan; term in years; annual percentage rate; and length of loan commitment.

2.	The names of the proposed team, as well as evidence of each team member’s experience, competency, and performance capabilities with projects similar in scope to that which is required herein. In addition, copies of the licenses or certifications to practice in the state where the facility is located from the individual(s) and/or firm(s) providing architectural and engineering design services.

3.	Compliance with local zoning laws or evidence of variances, if any, approved by the proper local authority.

4.	Evidence of ownership or control of site.

5.	Preliminary Design/Construction Schedule

6.	Documentation to demonstrate signatory authority.

B.	AFTER AWARD:

The successful Offeror/Lessor shall provide to the Contracting Officer evidence of:

(1)	A firm commitment of funds in an amount sufficient to perform the work within 30 calendar days after award.

(2)	Award of a construction contract for tenant improvements with a firm completion date within 2 weeks of receipt of Government’s Notice to Proceed.

(3)	Issuance of a building permit covering construction of the tenant improvements within 6 weeks of Government’s approval of working-construction drawings.

3.16	PROJECT SCHEDULE

A.	A detailed, finalized project schedule which coincides with the Government’s required occupancy shall be submitted no later than 7 days after award. Refer to the “Delivery Schedule of Tenant Improvements” paragraph below.

B.	The schedule is to include timing for completion of design and construction milestones, including but not limited to, (1) blocking and stacking, (2) Government review and approval, (3) design intent drawings, (4) Government review, (5) working/construction drawings, (6) Government review, (7) construction bidding, (8) Government’s notice to proceed, (9) issuance of a building permit, (10) completion of principal categories of work, (11) final construction completion, and (12) space acceptance and move-in.

C.	Final agreed upon design and construction schedule will be incorporated into the lease through a Supplemental Lease Agreement.

3.17 DELIVERY SCHEDULE OF TENANT IMPROVEMENTS (SEP 2000)

The delivery schedule shall commence upon lease award, unless otherwise expressly agreed by the Lessor and Government as stated in the lease. The following provides detail for phases of delivery: 1) the generation of the design intent drawings; 2) the Government’s approval of the design intent drawings; 3) the Lessor’s generation of the Government’s working/construction drawings; 4) the Government’s review of the working/construction drawings; 5) the Lessor’s construction of the subject leased area; and 6) the Government’s acceptance of the Lessor’s construction. Schedule is based upon calendar days unless otherwise specifically noted. References to “approval” shall mean such approval granted by the Contracting Officer. During the construction schedule, the Government may request regularly scheduled progress meetings and request that the Lessor keep meeting minutes of discussion topics and attendance. During design and construction, the Lessor may discover instances where the Government’s directives conflict. In such cases, the Lessor shall immediately notify the Contracting Officer so that the Government may issue a determination as to how to proceed beyond the building shell. Time is of the essence and schedule may be phased or expedited as approved by the Government.

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	LESSOR		GOV’T

A.	BLOCKING AND STACKING DIAGRAM:

The Lessor shall prepare, blocking plans and a stacking diagram to meet with the Government’s approval.

B.	DESIGN INTENT DRAWINGS:

The Government recommends that the Lessor retain an architectural and engineering firm that is familiar with the prospective tenant’s design criteria. If the Lessor retains an architectural and engineering firm that is not familiar with the prospective tenant’s design criteria, the Government will require an additional 5 working days of review time at each review time period throughout the design schedule.

1.	The Lessor shall prepare and provide to the Government, for the Government’s approval, design intent drawings detailing the Tenant Improvements to be made by the Lessor within the Government-demised area. The Government shall use best efforts to coordinate the provision of such information and details as required by the Lessor’s architect to complete such drawings in a timely manner. Design intent drawings, for the purposes of this lease, are defined as fully-dimensioned drawings of the leased space which include enough information to prepare construction drawings and shall consist of: 1) furniture locations, telephone and data outlet types and locations; 2) specifications necessary for calculation of electrical and HVAC loads; and 3) all finish/color/signage selections. Design intent drawings shall be due from the Lessor within 1 month from award.

2.	Review. The Government retains the right to review, approve, and request modifications (if necessary) to the Lessor’s design intent drawings prior to the Lessor’s commencement of working/construction drawings. The Government’s review and approval of the drawings is limited as to the drawings’ conformance to the specific requirements of the SFO and the agency’s needs as they apply to the specific leased space. The Government shall perform all reviews of design intent drawings within 5 working days of receipt of such from Lessor. Should the Government require that modifications be made to the Lessor’s design intent drawings before approval can be granted, the Government shall state as such in writing to the Lessor, and the Lessor shall have 5 working days to cure all noted defects before returning the design intent drawings to the Government for a subsequent review. Upon approval of the design intent drawings, a notice to proceed shall be transmitted to the Lessor, and the Lessor shall commence working/construction drawings for the space. At the sole discretion of the Government, the Lessor may be required to submit a budget proposal, based on the Tenant Improvements and associated work as shown on the design intent drawings. This budget proposal shall be completed within 5 working days of the Government’s request. Delay of receipt of such proposal shall result in a Lessor delay.

C.	WORKING/CONSTRUCTION DRAWINGS:

The Lessor shall prepare, final working/construction drawings for the improvements illustrated on the Government-approved design intent drawings. The working/construction drawings shall include but is not limited to all mechanical, electrical, plumbing, fire safety, lighting, structural, and architectural improvements scheduled for inclusion into the Government-demised area. Working/construction drawings shall also be annotated with all applicable specifications. The resulting product shall reflect requirements, which are substantially the same as that specified by the Government-approved design intent drawings and shall incorporate neither extraneous additions nor deletions of requirements. The Lessor’s working/construction drawings shall be due to the Government within 15 working days of receipt of the Design Intent Drawings. Working/construction drawings shall clearly identify 1) Tenant Improvements already in place and 2) the work to be done by the Lessor or others. The Government may also require at the time of submission of working/construction drawings that the Lessor submit a written price proposal along with adequate cost and pricing data for any costs or credits to the Government, which are beyond the scope of the original SFO and its attachments. Any work shown on the working/construction drawings, which is building shell, shall be clearly identified as such.

D.	REVIEW OF WORKING/CONSTRUCTION DRAWINGS:

The Government retains the right to review, and request modifications (if necessary) to, the Lessor’s working/construction drawings prior to the Lessor’s commencement of interior construction. The Government’s review of the working/construction drawings is limited to the working/construction drawings’ conformance to the specific requirements of the SFO and to the approved design intent drawings. The Government shall perform all reviews of working/construction drawings within 5 working days of receipt of such from the Lessor. Should the Government require that modifications be made to the Lessor’s working/construction drawings, the Government shall state such in writing to the Lessor, and the Lessor shall have up to 5 working days to cure all noted defects before returning the working/construction drawings to the Government for a subsequent review. The Government shall have 5 working days to review modified working/construction drawings prior to approval. Upon complete Government review for conformance of the working/construction drawings to the design intent drawings, a Notice of Proceed shall be transmitted to the Lessor, and the Lessor shall commence competitive bidding of the Tenant Improvements. Notwithstanding the Government’s review of the working/construction drawings, the Lessor is solely responsible and liable for the technical accuracy of the working/construction drawings in meeting all requirements and provisions of the lease and the Government-approved design intent drawings.

E	BIDDING PROCESS:

At the Government’s sole discretion, the Lessor shall:

1.	Provide cost and pricing data in conjunction with the tenant alterations as specified by the Government in Form 3517 per the terms and conditions noted therein or,

2.	Provide a price based upon the results of a competitive bid proposal process as follows:

(a)	The scope of work includes the lease (including the SFO and all SFO attachments), the construction drawings/documents as prepared by the Lessor, and written specifications. In cases of discrepancies, the lease shall govern over any other documents. All differences will be resolved by the Contracting Officer in accordance with the terms and conditions of the lease.

(b)	No building shell items shall be included in the competitive proposal.

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	LESSOR		GOV’T

(c)	A minimum of three qualified contractors must be invited to participate in the competitive proposal process. Each participant must compete independently in the process.

(d)	Each submitted proposal must be reviewed by the Government. The Government reserves the right to determine if bids meet with the scope of work, that the price is reasonable, and that the offeror is qualified to perform the work.

(e)	The Government may elect to be represented at all negotiation sessions between the Lessor and potential contractors.

(f)	The Lessor must certify to the Government that best efforts have been made to obtain the most competitive prices possible, that the Lessor shall accept responsibility for all prices through direct contracts with all contractors, and that all performance specifications of the lease shall be met. A certification form, provided by the Government, shall accompany the final bid package.

(g)	The Lessor shall complete the competition and the cost proposal process in 15 working days or less from the date of issuance of completed construction documents. The Lessor shall accompany the bids with a recommendation for selection and with a summary in spreadsheet formal comparing the bidders proposal and indicating the exceptions or variations proposed by the bidders.

(h)	Once the Government determines that there is adequate competition, and upon the Government’s acceptance of the Lessor’s cost proposal based upon that competition (provided the Lessor selects the competition’s lowest priced bid of a contractor qualified to perform the subject work), the Contracting Officer shall issue to the Lessor a Notice To Proceed within 10 working days for the subject work, provided the cost is within the Government’s budget for subject work. The NTP may be a partial or a complete NTP, and/or in the event the Lessor’s cost proposals for the tenant alteration work exceeds the Government’s budget, the Government may elect to have the working drawings be value engineered by the Lessor’s construction and design team to meet the Government’s budget. The cost of these modifications shall be paid by the Government.

(i)	The Lessor shall complete the work within the time frame requirements of the SFO.

F.	CONSTRUCTION OF TENANT IMPROVEMENTS:

The Lessor shall construct all Tenant Improvements in accordance with 1) the Government reviewed working/construction drawings and 2) all terms and conditions of the SFO. The Lessor shall furnish a detailed construction schedule (such as Critical Path Method) to the Government within 5 working days of issuance of the notice to proceed. Such schedule shall also indicate the dates available for the Government contractors to install telephone/data lines or equipment. The Government reserves the right to access any space within the building during the conduct of interior construction for the purposes of performing inspections or for installing Government-furnished equipment. The Government shall coordinate with the Lessor the activity of Government contractors in order to minimize conflicts with, and disruption to, other contractors on site. Access shall not be denied to authorized Government officials including, but not limited to, Government contractors, subcontractors, or consultants acting on behalf of the Government with regard to this project. Total space shall be constructed within 20 weeks of the Lessor’s receipt of the Government’s Notice to Proceed

G.	DELAYS:

Delays by the city or county in issuance of a building permit after Lessor has applied for a permit with all due diligence and delays by city or county inspectors in completing inspections necessary to issue the Certificate of Occupancy for the building will be considered excusable delay. Owner agrees to provide the Government a copy of the application for the permit. Delays caused by the failure of Lessor to receive long-lead items requested by the Government shall be considered excusable delay provided that the Lessor has ordered such items in a timely manner. Lessor, if requested by the Government, must provide necessary documentation related to purchase of long-lead items.

Should either the Government or the Lessor fail to discharge their responsibilities as defined herein within the time allocated under the agreed upon construction schedule, such shall constitute “delay”. Delay caused by either party may be offset by the early completion of that party’s other responsibilities within the schedule. The absolute value of the number of days of one party’s delay minus the number of days of the remaining party’s delay shall equal the total number of days of delay for a given stage of the schedule. Delay shall be attributable to the party having caused the greatest number of days of critical path delay and shall be termed either “Government Delay” or “Lessor Delay” as appropriate.

If Government delay occurs, then the rent commencement date shall be the same number of days earlier than the acceptance date as the number of days of delay. Any rental paid by the Government prior to actual occupancy shall be less the cost for services and utilities (Base Cost of Services) of the vacant premises. In any event, the Government will not be required to accept space and commence rent prior to the original date as indicated in the “Occupancy Date” paragraph of the SFO, unless otherwise agreed to by the Government. Each day of Lessor Delay will increase the amount of free rent after occupancy by the Government on a day for day basis per subparagraph (G) “Delay” of this paragraph and the “Default in Delivery” paragraph of the GSA Form 3517.

H.	ACCEPTANCE OF SPACE:

Seven days prior to the completion of interior construction, the Lessor shall issue written notice to the Government to inspect the space. The Government shall have seven days to inspect and to either accept or reject the subject space.

1.	Substantially completed space will be accepted by the Government subject to the completion of minor punch list items. Space which is not substantially complete will not be accepted by the Government. Should the Government reject the

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Lessor’s space as not substantially complete as defined herein, the Lessor shall immediately undertake remedial action and when ready shall issue a subsequent notice to inspect to the Government.

2.	A copy of the building permit and a copy of the Certificate of Occupancy shall be provided to the contracting officer immediately upon Lessor’s receipt.

I.	RENT COMMENCEMENT:

The rent commencement date shall be the date of space acceptance for the premises made by the Government, as set forth in GSA Form 3517, unless delays occur as specified in subparagraph (G) “Delays” above.

J.	LEASE COMMENCEMENT:

The Government shall issue a GSA Form 276, Supplemental Lease Agreement, to establish the lease and rent commencement date after the acceptance of all space. In any case, the lease commencement date shall not be prior to the rent commencement date.

3.18	PROGRESS REPORTS (SEP 2000)

After lease award, at the Government’s discretion, the successful Offeror shall submit to the Contracting Officer, written progress reports at intervals of 7 days. Each report shall include information as to 1) percentage of the work completed by phase and trade; 2) a statement as to expected completion and occupancy date; 3) changes introduced into the work; 4) general remarks on such items as material shortages, strikes, weather, etc.; and 5) updated CPM including construction (with original from design schedule phase). In addition, at the Government’s discretion, the Lessor shall conduct weekly meetings to brief Government personnel and/or contractors regarding the progress of design and construction of the Government-demised area. Such meetings shall be held at a location to be designated by the Government.

3.19	CONSTRUCTION INSPECTIONS

A.	Construction inspections will be made periodically by the Contracting Officer and/or designated technical representatives to review compliance with the SFO requirements and the final working drawings.

B.	Periodic reviews, tests, and inspections by the Government are not to be interpreted as resulting in any approval of the Lessor’s apparent progress toward meeting the Government’s objectives but are intended to discover any information which the Contracting Officer may be able to call to the Lessor’s attention to prevent costly misdirection of effort. The Lessor shall remain completely responsible for designing, constructing, operating, and maintaining the building in full accordance with the requirements of this SFO.

4.0	GENERAL ARCHITECTURE

4.1	QUALITY AND APPEARANCE OF BUILDING EXTERIOR (SEP 2000)

The space offered shall be located in a modern office building with a facade of stone, marble, brick, stainless steel, aluminum, or other permanent materials in good condition acceptable to the Contracting Officer. If not in a new office building, the space offered shall be in a building that has undergone, or will complete by occupancy, first class restoration or adaptive reuse for office space with modern conveniences. If the restoration work is underway or proposed, then architectural plans acceptable to the Contracting Officer shall be submitted as part of the offer. The building shall be compatible with its surroundings. Overall, the building shall project a professional and aesthetically-pleasing appearance including an attractive front and entranceway. The building shall have energy-efficient windows or glass areas consistent with the structural integrity of the building, unless not appropriate for intended use. The facade, downspouts, roof trim, and window casing shall be clean and in good condition.

4.2	CONSTRUCTION WASTE MANAGEMENT (SEP 2000)

A.	Recycling construction waste means providing all services necessary to furnish construction materials or wastes to organizations which will employ these materials or wastes in the production of new materials. Recycling includes required labor and equipment necessary to separate individual materials from the assemblies of which they form a part.

B.	The Offeror shall submit to the Government a proposal to dispose of or recycle construction waste. Where the small quantity of material, the extraordinarily complex nature of the waste disposal method, or prohibitive expense for recycling would represent a genuine hardship, the Government may permit alternative means of disposal. This requirement shall also apply to subsequent alterations under the lease. The Government may permit alternative means of disposal only upon review and approval of a feasibility study provided by the Lessor to the Contracting Officer for a specific term.

C.	The Lessor shall recycle the following items during both the demolition and construction phases of the project, subject to economic evaluation and feasibility:

1.	ceiling grid and tile;

2.	light fixtures, including proper disposal of any transformers, ballasts, and fluorescent light bulbs;

3.	duct work and HVAC equipment;

4.	wiring and electrical equipment;

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5.	aluminum and/or steel doors and frames;

6.	hardware;

7.	drywall;

8.	steel studs;

9.	carpet, carpet backing, and carpet padding;

10.	wood;

11.	insulation;

12.	cardboard packaging;

13.	pallets;

14.	windows and glazing materials;

15.	all miscellaneous metals (as in steel support frames for filing equipment); and

16.	all other finish and construction materials.

D.	If any waste materials encountered during the demolition or construction phase are found to contain lead, asbestos, polychlorinated biphenyls (PCB’s) (such as fluorescent lamp ballasts), or other harmful substances, they shall be handled and removed in accordance with federal and state laws and requirements concerning hazardous waste.

E.	In addition to providing “one-time” removal and recycling of large-scale demolition items such as carpeting or drywall, the Lessor shall provide continuous facilities for the recycling of incidental construction waste during the initial construction.

F.	Construction materials recycling records shall be maintained and shall be accessible to the Contracting Officer. Records shall include materials recycled or landfilled. quantity, date, and identification of hazardous wastes.

4.3	EXISTING FIT-OUT, SALVAGED, OR RE-USED BUILDING MATERIAL (SEP 2000)

A.	Items and materials existing in the offered space, or to be removed from the offered space during the demolition phase, are eligible for reuse in the construction phase of the project. The reuse of items and materials is preferable to recycling them; however, items considered for reuse shall be in refurbishable condition and shall meet the quality standards set forth by the Government in this SFO. In the absence of definitive quality standards, the Lessor shall ensure that the quality of the item(s) in question shall meet or exceed accepted industry or trade standards for first quality commercial grade applications.

B.	The Lessor shall submit a reuse plan to the Contracting Officer. The Government will not pay for existing fixtures and other Tenant Improvements accepted in place. However, the Government will reimburse the Lessor, as part of the Tenant Improvement Allowance, the costs to repair or improve such fixtures or improvements identified on the reuse plan and approved by the Contracting Officer.

4.4	INDOOR AIR QUALITY DURING CONSTRUCTION (SEP 2000)

A.	The Lessor shall provide to the Government material safety data sheets (MSDS) upon request for the following products prior to their installation or use: adhesives, caulking, sealants, insulating materials, fireproofing, or firestopping materials, paints, carpets, floor and wall patching or leveling materials, lubricants, clear finish for wood surfaces, and janitorial cleaning products.

B.	The Contracting Officer may eliminate from consideration products with significant quantities of toxic, flammable, corrosive, or carcinogenic material and products with potential for harmful chemical emissions. Materials used often or in large quantities will receive the greatest amount of review.

C.	All MSDS shall comply with Occupational Safety and Health Administration (OSHA) requirements. The Lessor and its agents shall comply with all recommended measures in the MSDS to protect the health and safety of personnel.

D.	To the greatest extent possible, the Lessor shall sequence the installation of finish materials so that materials that are high emitters of volatile organic compounds (VOC) are installed and allowed to cure before installing interior finish materials, especially soft materials that are woven, fibrous, or porous in nature, that may adsorb contaminants and release them over time.

E.	Where demolition or construction work occurs adjacent to occupied space, the Lessor shall erect appropriate barriers (noise, dust, odor, etc.) and take necessary steps to minimize interference with the occupants. This includes maintaining acceptable temperature, humidity, and ventilation in the occupied areas during window removal, window replacement, or similar types of work.

F.	A final flush-out period of 48 hours to 72 hours shall be provided before occupancy. The Lessor shall ventilate with 100 percent outside air at the recommended air change rate during installation of materials and finishes. Refer to the latest edition of American Society of Heating, Refrigerating, and Air Conditioning Engineers, Inc. ANSI/(ASHRAE) Standard 62. Ventilation for

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Acceptable Indoor Air Quality. If outside air would cause unacceptable inside temperature levels, humidity levels, and/or air quality, an alternate ventilation plan may be submitted to the Contracting Officer for approval.

4.5	WORK PERFORMANCE (SEP 2000)

All work in performance of this lease shall be done by skilled workers or mechanics and shall be acceptable to the Contracting Officer. The Contracting Officer retains the right to reject the Lessor’s workers 1) if such are either unlicensed, unskilled, or otherwise incompetent or 2) if such have demonstrated a history of either untimely or otherwise unacceptable performance in connection with work carried out in conjunction with either this contract or other Government or private contracts.

4.6	BUILDING SYSTEMS (JAN 1997)

Whenever requested, the Lessor shall furnish at no cost to GSA a report by a registered professional engineer(s) showing that the building and its systems as designed and constructed will satisfy the requirements of this lease.

4.7	SPACE EFFICIENCY (SEP 2000)

The design of the space offered shall be conducive to efficient layout and good utilization as determined by the Government at its sole discretion.

4.8	FLOOR PLANS AFTER OCCUPANCY

Within 60 days after occupancy, as-built mylar reproducible full floor plans, scaled at 1/8” = 1’-0”, showing the space under lease, as well as corridors, stairways, and core areas, shall be provided to the Contracting Officer.

4.9	CAD AS-BUILT FLOOR PLANS (SEP 2000)

Computer-Aided Design (CAD) files of as-built floor plans showing the space under lease, as well as corridors, stairways, and core areas, shall be provided to the Contracting Officer along with the mylar drawings required in the “Floor Plans After Occupancy” paragraph in the GENERAL ARCHITECTURE section of this SFO. The plans shall have been generated by a CAD program which is compatible with the latest release of AutoCAD. The required file extension is DWG. Clean and purged files shall be submitted on 3-1/2-inch double-sided, high density diskettes, or, if approved by the Contracting Officer, on CD-ROM or QIC (1/4-inch cartridge) tape. They shall be labeled with building name, address, list of drawing(s), date of the drawing(s), and Lessor’s architect and phone number. The Lessor’s operator shall demonstrate the submission on GSA equipment, if requested by the Contracting Officer.

4.10	FLOORS AND FLOOR LOAD (SEP 2000)

All adjoining floor areas shall be 1) of a common level not varying more than 1/4 inch over a 10-foot, 0-inch horizontal run in accordance with the American Concrete Institute standards, 2) non-slip, and 3) acceptable to the Contracting Officer. Underfloor surfaces shall be smooth and level. Office areas shall have a minimum live load capacity of 80 pounds per ANSI/BOMA Office Area square foot plus 20 pounds per ANSI/BOMA Office Area square foot for moveable partitions. Storage areas shall have a minimum live load capacity of 120 to 150 pounds per ANSI/BOMA Office Area square foot including moveable partitions. A report showing the floor load capacity, at no cost to the Government, by a registered professional engineer may be required. Calculations and structural drawings may also be required.

4.11	EXITS AND ACCESS (SEP 1991)

Vestibules shall be provided at public entrances and exits wherever weather conditions and heat loss are important factors for consideration. In the event of negative air pressure conditions, provisions shall be made for equalizing air pressure.

4.12	WINDOWS (SEP 2000)

A.	Office space shall have windows in each exterior bay unless waived by the Contracting Officer.

B.	All windows shall be weather-light. Operable windows that open shall be equipped with locks, Off-street, ground level windows and those accessible from fire escapes, adjacent roofs, and other structures that can be opened shall be fitted with a sturdy locking device.

4.13	ACCESSIBILITY (SEP 2000)

The building, leased space, and areas serving the leased space shall be accessible to persons with disabilities in accordance with both the ADAAG (36 CFR Part 1191, App. A) and the UFAS (41 CFR Part 101-19.6, App. A), Where standards conflict, the more stringent shall apply.

4.14	LANDSCAPING (SEP 2000)

A.	Where conditions permit, the site shall be landscaped for low maintenance and water conservation with plants that are either native or well-adapted to local growing conditions.

B.	Landscape management practices shall prevent pollution by:

1.	employing practices which avoid or minimize the need for fertilizers and pesticides;

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2.	prohibiting the use of the 2,4-Dichlorophenoxyacelic Acid (2,4-D) herbicide and organophosphates; and

3.	composting/recycling all yard waste.

C.	The Lessor shall use landscaping products with recycled content as required by Environmental Protection Agency’s (EPA’s) Comprehensive Procurement Guidelines (CPG) for landscaping products. Refer to EPA’s CPG web site, www.epa.gov/cpg.

D.	The Contracting Officer shall approve the landscaping to be provided.

5.0	ARCHITECTURAL FINISHES

5.1	RECYCLED CONTENT PRODUCTS (COMPREHENSIVE PROCUREMENT GUIDELINES) (SEP 2000)

A.	The Lessor shall comply to the extent feasible with the Resource Conservation and Recovery Act (RCRA), Section 6002, 1976. The Lessor shall use recycled content products as indicated in this SFO and as designated by the U.S. Environmental Protection Agency (EPA) in the Comprehensive Procurement Guidelines (CPG), 40 CFR Part 247, and its accompanying Recovered Materials Advisory Notice (RMAN). The CPG lists the designated recycled content products. EPA also provides recommended levels of recycled content for these products. The list of designated products, EPA’s recommendations, and lists of manufacturers and suppliers of the products can be found at the www.epa.gov/cpg/products.htm web site. Lessor shall provide the Government with documentation of all products used with recycled content, noting percentage of recycled content.

B.	The Offeror, if unable to comply with both the CPG and RMAN lists, shall submit a request for waiver for each material to the Contracting Officer with initial offers. A request for a waiver must be approved by the Contracting Officer before the offeror may substitute an alternative product. The request for waiver shall be based on the following criteria:

1.	the cost of the recommended product is unreasonable;

2.	inadequate competition exists;

3.	items are not available within a reasonable period of time; and

4.	items do not meet the SFO’s performance standards.

5.2	ENVIRONMENTALLY PREFERABLE BUILDING PRODUCTS AND MATERIALS (SEP 2000)

A.	The Lessor shall use environmentally preferable products and materials where economically feasible. Environmentally preferable products have a lesser or reduced effect on human health and the environment when compared to other products and services that serve the same purpose.

B.	Refer to EPA’s environmentally preferable products web site, www.epa.gov/opptintr/epp. In general, environmentally preferable products and materials do one or more of the following:

1.	contain recycled material, are biobased, or have other positive environmental attributes;

2.	minimize the consumption of resources, energy, or water;

3.	prevent the creation of solid waste, air pollution, or water pollution; and

4.	promote the use of non-toxic substances and avoid toxic materials or processes.

5.3	LAYOUT, FINISHES, AND COLORBOARDS (SEP 2000)

A.	All building finishes shall be for first class, modern space.

B.	The Lessor shall consult with the Contracting Officer prior to developing a minimum of 7 color boards to include coordinated samples of finishes for all interior elements such as paint, wall coverings, base coving, carpel, window treatments, laminates, and vinyl flooring. All samples provided shall be in compliance with specifications set forth elsewhere in this SFO. Required color boards shall be provided within 5 days of the request for such by the Contracting Officer. The color boards shall be approved by GSA. Upon review with the Tenant Agency(ies), the Government may select more than ONE color board. The selections shall be reflected in the Design Intent Drawings. No substitutes may be made by the Lessor after the color board is selected.

5.4	WOOD PRODUCTS (SEP 2000)

A.	For all new installations of wood products, the Lessor is encouraged to use independently certified forest products. For information on certification and certified wood products, refer to the Forest Stewardship Council United States web site (www.fscus.org/) or the Certified Forest Products Council web site (www.certifiedwood.org/).

B.	New installations of wood products used under this contract shall not contain wood from endangered wood species, as listed by the Convention on International Trade in Endangered Species. The list of species can be found at the following web site: www.certifiedwood.org/Resources/CITES/CITESContent.html.

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C.	Particle board, strawboard, and plywood materials shall comply with Department of Housing and Urban Development (HUD) standards for formaldehyde emission controls. Plywood materials shall not emit formaldehyde in excess of 0.2 parts per million (ppm), and particle board materials shall not emit formaldehyde in excess of 0.3 ppm.

5.5	ADHESIVES AND SEALANTS (SEP 2000)

All adhesives employed on this project (including, but not limited to, adhesives for carpel, carpet file, plastic laminate, wall coverings, adhesives for wood, or sealants) shall be those with the lowest possible VOC content below 20 grams per liter and which meet the requirements of the manufacturer of the products adhered or involved. The Lessor shall use adhesives and sealants with no formaldehyde or heavy metals.

5.6	INSULATION: THERMAL, ACOUSTIC, AND HVAC (SEP 2000)

A.	All insulation products shall contain recovered materials as required by EPA’s CPG and related recycled content recommendations.

B.	No insulation installed with this project shall be material manufactured using chlorofluorocarbons (CFC’s), nor shall CFC’s be used in the installation of the product.

C.	All insulation containing fibrous materials exposed to air flow shall be rated for that exposure or shall be encapsulated.

D.	Insulating properties for all materials shall meet or exceed applicable industry standards. Polystyrene products shall meet American Society for Testing and Materials (ASTM) C578-91.

5.7	CEILINGS (SEP 2000)

A.	Ceilings shall be at least 8 feet, 9 inches and no more than 12 feet, 0 inches measured from floor to the lowest obstruction. Areas with raised flooring shall maintain these ceiling height limitations above the finished raised flooring. Bulkheads and hanging or surface-mounted light fixtures which impede traffic ways shall be avoided. Ceilings shall be uniform in color and appearance throughout the leased space, with no obvious damage to files or grid.

B.	Ceilings shall have a minimum noise reduction coefficient (NRC) of 0.60 throughout the Government-demised area.

C.	Prior to closing the ceiling, the Lessor shall coordinate with the Government for the installation of any items above the ceiling.

D.	Should the ceiling be installed in the Government-demised area prior to the Tenant Improvements, then the Lessor shall be responsible for all costs in regard to the disassembly, storage during alterations, and subsequent re-assembly of any of the ceiling components which may be required to complete the Tenant improvements. The Lessor shall also bear the risk for any damage to the ceiling or any components thereof during the alterations.

E.	Ceilings shall be a flat plane in each room and shall be suspended with ample light fixtures and finished as follows unless an alternate equivalent is pre-approved by the Contracting Officer:

1.	Restrooms. Plaster or pointed and taped gypsum board.

2.	Offices and Conference Rooms. Mineral and acoustical tile or lay in panels with textured or patterned surface and regular edges or an equivalent pre-approved by the Contracting Officer. Tiles or panels shall contain recycled content.

3.	Corridors and Eating/Galley Areas. Plaster or pointed and taped gypsum board or mineral acoustical tile.

5.8	WALL COVERINGS (SEP 2000)

A.	BUILDING SHELL:

1.	Physical Requirements.

a.	Prior to occupancy, all restrooms within the building common areas of Government-occupied floors shall have 1) ceramic tile in splash areas and 2) vinyl wall covering not less than 13 ounces per square yard as specified in Federal Specification (FS) CCC-W-408C on remaining wall areas or an equivalent pre-approved by the Contracting Officer.

b.	Prior to occupancy, all elevator areas which access the Government-demised area and hallways accessing the Government-demised area shall be covered with vinyl wall coverings not less than 22 ounces per square yard as specified in FS CCC-W-408C or an equivalent pre-approved by the Contracting Officer.

2.	Replacement. All wall covering shall be maintained in “like new” condition for the life of the lease. Wall covering shall be replaced or repaired at the Lessor’s expense any time during the Government’s occupancy if it is torn, peeling or permanently stained; the ceramic tile in the restrooms shall be replaced or repaired if it is loose, chipped, broken, or permanently discolored. All repair and replacement work shall be done after working hours.

B.	TENANT IMPROVEMENT INFORMATION:

1.	In the event the Government chooses to install wall covering as part of the Tenant Improvement Allowance, the minimum standard is established as vinyl or polyolefin commercial wall covering weighing not less than 13 ounces per square yard as specified in FS CCC-W-408C or equivalent. The finish shall be pre-approved by the Contracting Officer.

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2.	All wall covering in the Government-demised area shall be maintained in “like new” condition for the life of the lease Repair or replacement of wall covering shall be at the Lessor’s expense and shall include the moving and returning of furnishings, (except where wall covering has been damaged due to the negligence of the Government), any time during the occupancy by the Government if it is torn, peeling, or permanently stained. All repair and replacement work shall be done after working hours.

5.9	PAINTING (SEP 2000)

A.	BUILDING SHELL:

1.	The Lessor shall bear the expense for all painting associated with the building shell. These areas shall include all common areas. Exterior perimeter walls and interior core walls within the Government–demised area shall be spackled and prime painted with low VOC primer. If any building shell areas are already painted prior to Tenant Improvements, then the Lessor shall repaint, at the Lessor’s expense, as necessary during Tenant Improvements.

2.	Public areas shall be painted at least every 3 years.

3.	Painted surfaces in the Government’s demised space shall be repainted at the Lessor’s expense, including the moving and returning of furnishings, any time during the occupancy by the Government if it is peeling or permanently stained, except where damaged due to the negligence of the Government. All work shall be done after normal working hours as defined elsewhere in this SFO.

B.	TENANT IMPROVEMENT INFORMATION:

1.	Prior to occupancy, all surfaces within the Government-demised area, which are designated by GSA for painting, shall be newly finished in colors acceptable to GSA.

2.	Where feasible, reprocessed or consolidated latex paint with zero or low VOC shall be used in accordance with EPA’s CPG on all painted surfaces. The type of paint shall be acceptable to the Contracting Officer. The Lessor shall follow the manufacturer’s recommendations for the application and maintenance of all paint products.

3.	It the Government desires cyclical repainting during the term of the lease, the cost will be borne by the Tenant Agency.

5.10	DOORS: EXTERIOR (SEP 2000)

A.	BUILDING SHELL:

1.	Exterior doors shall be provided at the Lessor’s expense unless explicitly requested by the Government in addition to those provided by the Lessor. Exterior doors shall be weather-tight and shall open outward. Hinges, pivots, and pins shall be installed in a manner which prevents removal when the door s closed and locked.

2.	These doors shall have a minimum clear opening of 32” wide x 80” high (per leaf). Doors shall be heavy-duty, flush, 1) hollow steel construction, 2) solid-core wood, or 3) insulated tempered glass. As a minimum requirement, hollow steel doors shall be fully insulated, flush, #16-gauge hollow steel. Solid-core wood doors and hollow steel doors shall be at least 1-3/4 inches thick. Door assemblies shall be of durable finish and shall have an aesthetically-pleasing appearance acceptable to the Contracting Officer. The opening dimensions and operations shall conform to the governing building, fire safety, accessibility for the disabled, and energy codes and/or requirements.

5.11	DOORS: SUITE ENTRY (SEP 2000)

A.	TENANT IMPROVEMENT INFORMATION:

Suite entry doors shall be provided as part of the Tenant Improvements at the Government’s expense and shall have a minimum clear opening of 32” wide x 84” high (per leaf). Doors shall meet the requirements of being a flush, solid-core, 1-3/4-inch thick, wood door with a natural wood veneer face or an equivalent pre-approved by the Contracting Officer. Hollow core wood doors are not acceptable. They shall be operable by a single effort and shall be in accordance with National Building Code requirements. Doors shall be installed in a metal frame assembly, finished with a semi-gloss oil based paint finish.

5.12	DOORS: INTERIOR (SEP 2000)

A.	TENANT IMPROVEMENT INFORMATION:

Doors within the Government-demised area shall be provided as part of the Tenant Improvements at the Government’s expense and shall have a minimum clear opening of 32” wide x 80” high. Doors shall meet the requirements of being a flush, solid-core, wood door with a natural wood veneer lace or an equivalent pre-approved by the Contracting Officer. Hollow core wood doors are not acceptable. They shall be operable with a single effort and shall be in accordance with National Building Code requirements. Doors shall be installed in a metal frame assembly primed and finished with a low VOC semi-gloss oil based paint with no formaldehyde.

5.13	DOORS: HARDWARE (SEP 2000)

A.	BUILDING SHELL:

Doors shall have door handles or door pulls with heavy-weight hinges. All doors shall have corresponding door stops (wall- or floor-mounted) and silencers. All public use doors and toilet room doors shall be equipped with kick plates. Exterior doors and all common area doors shall have automatic door closers. All building exterior doors shall have locking devices installed to reasonably deter unauthorized entry. Properly rated and labeled fire door assemblies shall be installed on all fire egress doors.

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B.	TENANT IMPROVEMENT INFORMATION:

Doors shall have door handles or door pulls with heavy-weight hinges. All doors shall have corresponding door stops (wall- or floor-mounted) and silencers. All door entrances leading into the Government-demised area from public corridors and exterior doors shall have automatic door closers. Doors designated by the Government shall be equipped with 5-pin, tumbler cylinder locks, and strike plates. All locks shall be master keyed. The Government shall be furnished with at least two master keys for each lock.

5.14	DOORS: IDENTIFICATION (SEP 2000)

A.	BUILDING SHELL:

All signage required in common areas unrelated to tenant identification shall be provided and installed at the Lessor’s expense.

B.	TENANT IMPROVEMENT INFORMATION:

Door identification shall be installed in approved locations adjacent to office entrances as part of the Tenant Improvement Allowance. The form of door identification shall be approved by the Contracting Officer.

5.15	PARTITIONS: GENERAL (SEP 2000)

A.	BUILDING SHELL:

Partitions in public areas shall be marble, granite, hardwood, sheetrock covered with durable vinyl wall covering, or an equivalent pre-approved by the Contracting Officer.

5.16	PARTITIONS: PERMANENT (SEP 2000)

A.	BUILDING SHELL:

Permanent partitions shall extend from the structural floor slab to the structural ceiling slab. They shall be provided by the Lessor at the Lessor’s expense as necessary to surround the Government-demised area, stairs, corridors, elevator shafts, toilet rooms, all columns, and janitor closets. They shall have a flame spread rating of 25 or less and a smoke development rating of 50 or less (ASTM E-84), Stairs, elevators, and other floor openings shall be enclosed by partitions and shall have the fire resistance required by National Fire Protection Association (NFPA) Standard 101, Life Safety Code.

5.17	PARTITIONS: SUBDIVIDING (SEP 2000)

A.	BUILDING SHELL:

Any demolition of existing improvements which is necessary to satisfy the Government’s layout shall be done at the Lessor’s expense.

B.	TENANT IMPROVEMENT INFORMATION:

1.	Office subdividing partitions shall comply with applicable building codes and local requirements and shall be provided at the expense of the Government. Partitioning shall extend from the finished floor to the finished ceiling and shall be designed to provide a sound transmission class (STC) of 37. Partitioning shall be installed by the Lessor at locations to be determined by the Government as identified in the design Intent drawings. They shall have a flame spread rating of 25 or less and a smoke development rating of 50 or less (ASTM E-84).

2.	HVAC shall be rebalanced and lighting repositioned, as appropriate, after installation of partitions.

3.	Partitioning requirements may be met with existing partitions if they meet the Government’s standards and layout requirements.

5.18	FLOOR COVERING AND PERIMETERS (SEP 2000)

A.	BUILDING SHELL:

1.	Exposed interior floors in primary entrances and lobbies shall be marble, granite, terrazzo, or an equivalent pre-approved by the Contracting Officer. Exposed interior floors in secondary entrances, elevator lobbies, and primary interior corridors shall be high-grade carpet, marble, granite, terrazzo, durable vinyl composite tile, or an equivalent pre-approved by the Contracting Officer. Resilient flooring, or an equivalent pre-approved by the Contracting Officer, shall be used in telecommunications rooms. Floor perimeters at partitions shall have wood, rubber, vinyl, marble, carpet base, or an equivalent pre-approved by the Contracting Officer.

2.	Terrazzo, unglazed ceramic tile, recycled glass tile, and/or quarry tile shall be used in all toilet and service areas unless another covering is pre-approved by the Contracting Officer.

B.	CARPET – REPAIR OR REPLACEMENT:

1.	Except when damaged by the Government, the Lessor shall repair or replace carpet at the Lessor’s expense at any time during the lease term when:

a.	backing or underlayment is exposed;

b.	there are noticeable variations in surface color or texture; or

c.	tears and tripping hazards are present.

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2.	Repair or replacement shall include the moving and returning of furnishings. Work shall be performed after normal working hours as defined elsewhere in this SFO. All carpet used for repair and replacement shall be approved by the Contracting Officer,

C.	RESILIENT FLOORING – REPAIR OR REPLACEMENT:

1.	Except when damaged by the Government, the Lessor shall repair or replace resilient flooring at the Lessor’s expense at any time during the lease term when:

a.	It has curls, upturned edges, or other noticeable variations in texture.

2.	Repair or replacement shall include the moving and returning of furnishings. Work shall be performed after normal working hours as defined elsewhere in this SFO.

D.	TENANT IMPROVEMENT INFORMATION:

1.	Floor covering shall be either carpet or resilient flooring, as specified in the Government’s design intent drawings. Floor perimeters at partitions shall have wood, rubber, vinyl, carpet base, or an equivalent pre-approved by the Contracting Officer.

2.	The use of existing carpet may be approved by the Contracting Officer; however, existing carpet shall be repaired, stretched, and cleaned before occupancy and shall meet the static buildup requirement for new carpet.

3.	If the Government requires restrooms and/or shower rooms in the Government-demised area, floor covering shall be terrazzo, unglazed ceramic tile, and/or quarry tile.

E.	INSTALLATION:

Floor covering shall be installed in accordance with manufacturing instructions to lay smoothly and evenly.

5.19	CARPET TILE (SEP 2000)

A.	Any carpet to be newly installed shall meet the following specifications:

1.	Pile Yam Content. Pile yam content shall be staple filament or continuous filament branded by a fiber producer (e.g., Allied, DuPont, Monsanto, BASF). Soil -hiding nylon or polyethylene terephthalate (PET) resin.

2.	Environmental Requirements. The Lessor shall use carpet that meets the “Green Label” requirements of the Carpet and Rug Institute unless an exception is granted by the Contracting Officer.

3.	Carpet Pile Construction. Carpet pile construction shall be tufted level loop, level cut pile, or level cut/uncut pile.

4.	Pile Weight. Pile weight shall be a minimum of 26 ounces per square yard for level loop and cut pile. Pile weight shall be a minimum of 32 ounces per square yard for plush and twist.

5.	Secondary Back. The secondary back shall be polyvinyl chloride, ethylene vinyl acetate, polyurethane, polyethylene, bitumen, or olefinic hardback reinforced with fiberglass.

6.	Total Weight. Total weight shall be a minimum of 130 ounces per square yard.

7.	Density. The density shall be 100 percent nylon (loop and cut pile) with a minimum of 4,000; other fibers, including blends and combinations with a minimum of 4,500.

8.	Pile Height. The minimum pile height shall be 1/8 inch. The combined thickness of the pile, cushion, and backing height shall not exceed 1/2 inch (13 mm).

9.	Static Buildup. Static buildup shall be a maximum of 3.5 kilovolt, when tested in accordance with AATCC-134.

10.	Carpet Construction. Carpet construction shall be a minimum of 64 tufts per square inch.

5.20	ACOUSTICAL REQUIREMENTS (SEP 2000)

A.	BUILDING SHELL:

1.	Reverberation Control. Ceilings in carpeted space shall have a noise reduction coefficient (NRC) of not less than 0.55 in accordance with ASTM C-423. Ceilings in offices, conference rooms, and corridors having resilient flooring shall have an NRC of not less than 0.65.

2.	Ambient Noise Control. Ambient noise from mechanical equipment shall not exceed noise criteria curve (NC) 35 in accordance with the ASHRAE Handbook of Fundamentals in offices and conference rooms; NC 40 in corridors, cafeterias, lobbies, and toilets; NC 50 in other spaces.

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3.	Noise Isolation. Rooms separated from adjacent spaces by ceiling-high partitions (not including doors) shall not be less than the following noise isolation class (NIC) standards when tested in accordance with ASTM E-336:

a.	Conference rooms	NIC 40

b.	Offices	NIC 35

4.	Testing.

a.	The Contracting Officer may require, at no cost to the Government, test reports by a qualified acoustical consultant showing that acoustical requirements have been met.

b.	The requirements of this paragraph shall take precedence over any additional specifications in this SFO if there is a conflict.

5.21	WINDOW COVERINGS (SEP 2000)

A.	TENANT IMPROVEMENT INFORMATION:

1.	Window Blinds. All exterior windows shall be equipped with window blinds in new or like new condition, which shall be provided as part of the Tenant Improvement Allowance. The blinds may be aluminum or plastic vertical blinds or horizontal blinds with aluminum slats of 1-inch width or less or an equivalent pre-approved by the Contracting Officer. The window blinds shall have non-corroding mechanisms and synthetic tapes. Color selection will be made by the Contracting Officer. The Government agrees to purchase mini-blinds for the windows in the leased space directly from the Lessor from building stock at the Lessor’s cost for such blinds.

2.	Drapenes. If draperies are required, the following minimum specifications shall apply:

a.	Fabrics shall be lined with either white or off-white plain lining fabric suited to the drapery fabric weight. Draperies shall be either floor-, apron-, or silt-length, as specified by the Government, and shall be wide enough to cover window and trim. Draperies shall be hung with drapery hooks on well-anchored heavy duty traverse rods. Traverse rods shall draw from either the center, right, of left side.

b.	Construction. Any draperies to be newly installed, shall be made as follows:

i.	fullness of 100 percent, including overlap, side hems, and necessary returns;

ii.	double headings of 4 inches turned over a 4-inch permanently finished stiffener;

iii.	doubled side hems of 1-1/2 inches; 4-inch doubled and blind stitched bottom _______;

iv.	three-fold pinch pleats;

v.	safety stitched intermediate seams;

vi.	matched patterns:

vii.	tacked corners; and

viii.	no raw edges or exposed seams.

c.	Use of existing draperies must be approved by the Contracting Officer.

5.22	BUILDING DIRECTORY (SEP 2000)

A.	BUILDING SHELL:

A tamper-proof directory with lock shall be provided in the building lobby listing the Government agency(ies). It must be acceptable to the Contracting Officer.

5.23	FLAG POLE (SEP 2000)

A.	BUILDING SHELL:

If the Government is the sole occupant of the building, a flag pole shall be provided at a location to be approved by the Contracting Officer. The flag will be provided by the Government. This requirement may be waived if determined inappropriate by GSA.

6.0	MECHANICAL, ELECTRICAL, PLUMBING

6.1	MECHANICAL, ELECTRICAL, PLUMBING: GENERAL (SEP 2000)

A.	BUILDING SHELL:

The Lessor shall provide and operate all building equipment and systems in accordance with applicable technical publications, manuals, and standard procedures. Mains, lines, and meters for ulilities shall be provided by the Lessor. Exposed ducts, piping, and conduits are not permitted in office space.

6.2	ENERGY COST SAVINGS (SEP 2000)

A.	The Offeror is encouraged to use 1) Energy Savings Performance Contracts (ESPC) or 2) utility agreements to achieve, maintain, and/or exceed the ENERGY STAR Benchmark Score of 75. The Offeror is encouraged to include shared savings in the offer as a

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result of energy upgrades where applicable. The ENERGY STAR Online Benchmark Tool can be found at the www. epa.gov/energystar web site.

B.	All new construction shall make best efforts to achieve an ENERGY STAR Building Label within 1 year after reaching 95 percent occupancy and will continue to retain the ENERGY STAR Building Label if the level of performance is maintained.

C.	The Offeror may obtain a list of energy service companies qualified under the Energy Policy Act to perform ESPC, as well as additional information on cost-effective energy efficiency, renewables, and water conservation. For the ESPC qualified list, refer to the www.eren.doe.gov/femp web site, or call the FEMP Help Desk at 1-800-566-2877.

6.3	DRINKING FOUNTAINS (SEP 2000)

A.	BUILDING SHELL:

The Lessor shall provide, on each floor of office space, a minimum of one chilled drinking fountain per 150 feet of travel distance.

6.4	TOILET ROOMS (SEP 2000)

A.	BUILDING SHELL:

1.	Separate toilet facilities for men and women shall be provide on each floor occupied by the Government in the building. The facilities shall be located so that employees will not be required to travel more than 200 feet on one floor to reach the toilets. Each toilet room shall have sufficient water closets enclosed with modern stall partitions and doors, urinals (in men’s loom), and hot (set in accordance with applicable building codes) and cold water. Water closets and urinals shall not be visible when the exterior door is open.

2.	Each main toilet room shall contain the following equipment:

a.	a mirror above the lavatory;

b.	a toilet paper dispenser in each water closet stall, that will hold at least two rolls and allow easy, unrestricted dispensing;

c.	a coat hook on the inside face of the door to each water closet stall and on several wall locations by the lavatories;

d.	at least one modern paper towel dispenser, soap dispenser, and waste receptacle for every two lavatories;

e.	a coin-operated sanitary napkin dispenser in women’s toilet rooms with a waste receptacle for each water closet stall;

f.	ceramic tile, recycled glass tile, or comparable wainscot from the floor to a minimum height of 4 feet, 6 inches;

g.	a disposable toilet seat cover dispenser; and

h.	a counter area of at least 2 feet in length exclusive of the lavatories (however, if may be attached to the lavatories) with a mirror above and a ground fault interrupt-type convenience outlet located adjacent to the counter area.

B.	If newly installed, toilet partitions shall be made from recovered materials as listed in EPA’s CPG.

6.5	TOILET ROOMS: FIXTURE SCHEDULE (SEP 2000)

A.	BUILDING SHELL:

1.	The toilet fixture schedule specified below shall be applied to each full floor based on one person for each 135 ANSI/BOMA Office Area square feet of office space in a ratio at 50 percent men and 50 percent women.

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	LESSOR		GOV’T

2.	Refer to the schedule separately for each sex.

NUMBER OF MEN*/WOMEN	WATER CLOSETS	LAVATORIES

1 - 15	1	1

16 - 35	2	2

36 - 55	3	3

56 - 60	4	3

61 - 80	4	4

81 - 90	5	4

91 - 110	5	5

111 - 125	6	5

126 - 150	6	**

>150	***

*	In men’s facilities, urinals may be substituted for 1/3 of the water closets specified.

**	Add one lavatory for each 45 additional employees over 125.

***	Add one water closet for each 40 additional employees over 150.

3.	For new installations:

a.	Water closets shall not use more than 1.6 gallons per flush.

b.	Urinals shall not use more than 1.0 gallons per flush.

c.	Faucets shall not use more than 2.5 gallons per minute at a flowing water pressure of 80 pounds per square inch.

6.6	JANITOR CLOSETS (SEP 2000)

A.	BUILDING SHELL:

Janitor closets with service sink, hot and cold water, and ample storage for cleaning equipment, materials, and supplies shall be provided on all floors. Each janitor closet door shall be fitted with an automatic deadlocking latch bolt with a minimum throw of 1/2 inch.

6.7	HEATING AND AIR CONDITIONING (SEP 2000)

A.	BUILDING SHELL:

1.	Temperatures shall conform to local commercial at equivalent temperature levels and operating practices in order to maximize tenant satisfaction. These temperatures shall be maintained throughout the leased premises and service areas, regardless of outside temperatures, during the hours of operation specified in the lease.

2.	During non-working hours, heating temperatures shall be set no higher than 55° Fahrenheit, and air conditioning shall not be provided except as necessary to return space temperatures to a suitable level for the beginning of working hours. Thermostats shall be secured from manual operation by key or locked cage. A key shall be provided to the GSA Field Office Manager.

3.	Simultaneous heating and cooling are not permitted.

4.	Areas having excessive heat gain or heat loss, or affected by solar radiation at different times of the day, shall be independently controlled.

5.	Equipment Performance. Temperature control for office spaces shall be assured by concealed central heating and air conditioning equipment. The equipment shall maintain space temperature control over a range of internal load fluctuations of plus 0.5 W/sq.ft. to minus 1.5 W/sq.ft. from initial design requirements of the tenant.

6.	HVAC Use During Construction. The permanent HVAC system may be used to move both supply and return air during the construction process only if the following conditions are met:

a.	a complete air filtration system with 60 percent efficiency fillers is installed and properly maintained;

b.	no permanent diffusers are used;

c.	no plenum-type return air system is employed;

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d.	the HVAC duct system is adequately sealed to prevent the spread of airborne particulate and other contaminants; and

e.	following the building “flush-out,” all duct systems are vacuumed with portable high-efficiency particulate arrestance (HEPA) vacuums and documented clean in accordance with National Air Duct Cleaners Association (NADCA) specifications.

7.	Ductwork Re-use and Cleaning. Any ductwork to be reused and/or to remain in place shall be cleaned, tested, and demonstrated to be clean in accordance with the standards set forth by NADCA. The cleaning, testing, and demonstration shall occur immediately prior to Government occupancy to avoid contamination from construction dust and other airborne particulates.

8.	Insulation. All insulation shall contain recovered materials as required by EPA’s CPG and related recycled content recommendations.

9.	The Lessor shall conduct HVAC system balancing after any HVAC system alterations during the term of the lease and shall make a reasonable attempt to schedule major construction outside of office hours.

B.	TENANT IMPROVEMENT INFORMATION:

1.	Zone Control. Individual thermostat control shall be provided for office space with control areas not to exceed 2,000 ANSI/BOMA Office Area square feet. Areas, which routinely have extended hours of operation, shall be environmentally controlled through dedicated heating and air conditioning equipment. Special purpose areas (such as photocopy centers, large conference rooms, computer rooms, etc.) with an internal cooling load in excess of 5 tons shall be independently controlled. Concealed package air conditioning equipment shall be provided to meet localized spot cooling of tenant special equipment. Portable space heaters are prohibited from use.

6.8	VENTILATION (SEP 2000)

A.	During working hours in periods of heating and cooling, ventilation shall be provided in accordance with the latest edition of ANSI/ASHRAE Standard 62, Ventilation for Acceptable Indoor Air Quality.

B.	Air filtration shall be provided and maintained with filters having a minimum efficiency rating as determined by ANSI/ASHRAE Standard 52.2, Method of Testing General Ventilation Air Cleaning Devices for Removal Efficiency by Particle Size. Pre-filters shall be 30 percent to 35 percent efficient. Final filters shall be 80 percent to 85 percent efficient for particles at 3 microns.

C.	Conference rooms of 300 ANSI/BOMA office area square feet or greater shall be provided with dedicated source of ventilation or be fitted with air handling equipment with smoke/odor removing filters.

D.	The Lessor shall conduct HVAC system balancing after all partition and HVAC alterations, and make a reasonable attempt to schedule major construction outside of office hours.

6.9	VENTILATION: TOILET ROOMS (DEC 1993)

Toilet rooms shall be properly exhausted, with a minimum of 10 air changes per hour.

6.10	ELECTRICAL: GENERAL (SEP 2000)

The Lessor shall be responsible for meeting the applicable requirements of local codes and ordinances. When codes conflict, the more stringent standard shall apply. Main service facilities shall be enclosed. The enclosure may not be used for storage or other purposes and shall have door(s) fitted with an automatic deadlocking latch bolt with a minimum throw of 1/2 inch. Distribution panels shall be circuit breaker type with 10 percent spare power load and circuits.

6.11	ELECTRICAL: DISTRIBUTION (SEP 2000)

A.	BUILDING SHELL:

1.	Main power distribution switchboards and distribution and lighting panel boards shall be circuit breaker type with copper buses that are properly rated to provide the calculated fault circuits. All power distribution panel boards shall be supplied with separate equipment ground buses. All power distribution equipment shall be required to handle the actual specified and projected loads plus 10 percent spare load capacity. Distribution panels are required to accommodate circuit breakers for the actual calculated needs plus 10 percent spare circuits that will be equivalent to the majority of other circuit breakers in the panel system. All floors shall have 120/208 V, 3-phase, 4-wire with bond, 60-hertz electric service available. The Lessor shall provide for an isolated ground panel if the Government chooses.

2.	Main distribution for standard office occupancy shall be provided at the Lessor’s expense. In no event shall such power distribution (not including lighting and HVAC) for the Government-demised area fall below 7 W per ANSI/BOMA Office Area square foot.

3.	Convenience outlets shall be installed in accordance with NFPA Standard 70, National Electrical Code, or local code; whichever is more stringent.

B.	TENANT IMPROVEMENT INFORMATION:

l.	All electrical, telephone, and data outlets within the Government-demised area shall be installed by the Lessor at the expense of the Government in accordance with the design intent drawings. All electrical outlets shall be installed in accordance with NFPA Standard 70, or local code, whichever is more stringent.

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2.	All tenant outlets shall be marked and coded for ease of wire tracing; outlets shall be circuited separately from lighting. All floor or outlets shall be flush with the plane of the finished floor.

3.	The Lessor shall ensure that outlets and associated wiring (for electricity, voice, and data) to the workstation(s) shall be safely concealed in partitions, ceiling plenums, in recessed floor ducts, under raised flooring, or by use of a method acceptable to the Contracting Officer. In any case, cable on the floor surface shall be minimized.

6.12	TELECOMMUNICATIONS: DISTRIBUTION AND EQUIPMENT (SEP 2000)

A.	BUILDING SHELL:

1.	Sufficient space shall be provided on the floor(s) where the Government occupies space for the purposes of terminating telecommunications service into the building. The building’s telecommunications closets located on all floors shall be vertically stacked. Telecommunications switchrooms, wire closets, and related spaces shall be enclosed. The enclosure shall not be used for storage or other purposes and shall have door(s) fitted with an automatic door-closer and deadlocking latch bolt with a minimum throw of 1/2 inch. Access to these closets will be restricted to FTC. Closets shall be separate from electric closets and transformers.

2.	Telecommunications switchrooms, wire closets, and related spaces shall meet applicable Telecommunications Industry Association (TIA) and Electronic Industries Alliance (EIA) standards. These standards include the following:

a.	TIA/EIA-568, Commercial Building Telecommunications Cabling Standard,

b.	TIA/EIA 569, Commercial Building Standard for Telecommunications Pathways and Spaces,

c.	TIA/EIA-570, Residential and Light Commercial Telecommunications Wiring Standard, and

d.	TIA/EIA-607, Commercial Building Grounding and Bonding Requirements for Telecommunications Standard.

3.	Telecommunications switchrooms, wire closets, and related spaces shall meet applicable NFPA standards. Bonding and grounding shall be in accordance with NFPA Standard 70, National Electrical Code, and other applicable NFPA standards and/or local code requirements.

B.	TENANT IMPROVEMENT INFORMATION:

Telecommunications floor or wall outlets shall be provided as required. At a minimum, each outlet shall house one 4-pair wire jack for voice and one 4-pair wire jack for data. The Lessor shall ensure that all outlets and associated wiring, copper, coaxial cable, optical fiber, or other transmission medium used to transmit telecommunications (voice, data, video, Internet, or other emerging technologies) service to the workstation shall be safely concealed under raised floors, in floor ducts, walls, columns, or molding. All outlets/junction boxes shall be provided with rings and pull strings to facilitate the installation of cable. Some transmission medium may require special conduit, inner duct, or shielding as specified by the Government.

6.13 TELECOMMUNICATIONS: LOCAL EXCHANGE ACCESS (SEP 2000)

A.	BUILDING SHELL:

1.	The Government reserves the right to contract its own telecommunications (voice, data, video, Internet or other emerging technologies) service in the space to be leased. The Government may contract with one or more parties to have inside wiring (or other transmission medium) and telecommunications equipment installed. If the Government selects its own vendors, the Lessor is obligated to coordinate with the Government’s vendors for the installation of cabling and equipment during the construction period.

2.	The Lessor shall allow the Government’s designated telecommunications providers access to utilize existing building wiring to connect its services to the Government’s space. If the existing building wiring is insufficient to handle the transmission requirements of the Government’s designated telecommunications providers, the Lessor shall provide access from the point of entry into the building to the Government’s floor space, subject to any inherent limitations in the pathway involved.

3.	The Lessor shall allow the Government’s designated telecommunications providers to affix telecommunications antennae (high frequency, mobile, microwave, satellite, or other emerging technologies), subject to weight and wind load conditions, to roof, parapet, or building envelope as required. Access from the antenna(e) to the leased space shall be provided.

4.	The Lessor shall allow the Government’s designated telecommunications providers to affix antennae and transmission devices throughout its leased space and in appropriate common areas frequented by the Government’s employees so as to allow the use of wireless telephones and communications devices necessary to conduct business.

B.	TENANT IMPROVEMENT INFORMATION:

Should the Government’s security requirements require sealed conduit to house the telecommunications transmission medium, the Lessor shall provide such conduit at the expense of the Government.

6.14	DATA DISTRIBUTION (SEP 2000)

A.	TENANT IMPROVEMENT INFORMATION:

The Government shall at its expense be responsible for purchasing and installing data cable, however the Government reserves the right to include the purchasing and installing of data cable in the Lessor’s construction package. The Lessor shall ensure that data outlets and the associated wiring used to transmit data to workstations shall be safely concealed in floor ducts, walls, columns, or below access flooring. The Lessor shall provide outlets, which shall include rings and pull strings to facilitate the

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installation of the data cable. When cable consists of multiple runs, the Lessor shall provide ladder-type cable trays to insure that Government-provided cable does not come into contact with suspended ceilings. Cable trays shall form a loop around the perimeter of the Government-demised area such that they are within a 30-foot, 0-inch horizontal distance of any single drop. If the Lessor purchases and installs the data cable, the Government will provide the Lessor will necessary technical specifications in sufficient time to coordinate installation of said cable with the remainder of the construction schedule

6.15	ELECTRICAL, TELEPHONE, DATA FOR SYSTEMS FURNITURE (SEP 2000)

A.	TENANT IMPROVEMENT INFORMATION:

1.	The Lessor shall provide as part of the Tenant Improvement Allowance separate data, telephone, and electric junction boxes for the base feed connections to Government-provided modular or systems furniture, when such feeds are supplied via wall outlets or floor penetrations. When overhead feeds are used, junction boxes shall be installed for electrical connections. Raceways shall be provided throughout the furniture panels to distribute the electrical, telephone, and data cable. The Lessor shall provide all electrical service wiring and connections to the furniture at designated junction points. Each electrical junction shall contain an 8-wire feed consisting of 3 general-purpose 120-V circuits with 1 neutral and 1 ground wire, and a 120-V isolated-ground circuit with 1 neutral and 1 isolated-ground wire. A 20-ampere circuit shall have no more than 8 general-purpose receptacles or 4 isolated-ground “computer” receptacles. The isolated and surge protected ground “computer” circuits shall be installed in accordance with the September 21, 1983 edition of Federal Information Processing Standards pub. 94.

2.	The Government shall at its expense be responsible for purchasing data and telecommunications cattle. Said cable shall be installed and connected to systems furniture by the Lessor/contractor with the assistance and/or advice of the Government or computer vendor. The Lessor shall provide wall-mounted data and telephone junction boxes, which shall include rings and pull strings to facilitate the installation of the data and telecommunications cable. When cable consists of multiple runs, the Lessor shall provide ladder-type cable trays to insure that Government-provided cable does not come into contact with suspended ceilings. Cable trays shall form a loop around the perimeter of the Government-demised area such that they are within a 30-foot, 0-inch horizontal distance of any single drop. Said cable trays shall provide access to both telecommunications data closets and telephone closets.

3.	The Lessor shall furnish and install suitably sized junction boxes in the vicinity of the “feeding points” of the furniture panels. All “feeding points” shall be shown on Government-approved design intent drawings. The Lessor shall temporarily cap off the wiring in the junction boxes until the furniture is installed during Phase 2. The Lessor shall make all connections in the power panel and shall keep the circuit breakers off. The Lessor shall identify each circuit with the breaker number and shall identify the computer hardware to be connected to it. The Lessor shall identify each breaker at the panel and identify the devices that it serves.

4.	PHASE 2 involves the Lessor’s electrical contractor connecting power poles or base feeds in the junction boxes to the furniture electrical system and testing all pre-wired receptacles in the systems furniture. It also involves other Government contractors who will be installing the data cable in the furniture panels for the terminal and printer locations, installing the connectors on the terminal/printer ends of the cable, and continuity testing each cable. All Phase 2 work shall be coordinated and performed in conjunction with the furniture, telephone, and data cable installers. Much of this work may occur over a weekend on a schedule that requires flexibility and on-call visits.

6.16	ELEVATORS (MAR 2001)

A.	The Lessor shall provide suitable passenger and freight elevator service to any Government-demised area not having ground level access. Service shall be available during the hours specified in the “Normal Hours” paragraph in the SERVICES, UTILITIES, and MAINTENANCE section of this SFO. However, one passenger and one freight elevator shall be available at all times for Government use. The freight elevator shall be accessible to the loading areas. When possible, the Government shall be given 24-hour advance notice if the service is to be interrupted for more than 1-1/2 hours. Normal service interruption shall be scheduled outside of the Government’s normal working hours. The Lessor shall also use best efforts to minimize the frequency and duration of unscheduled interruptions.

B.	CODE:

In buildings being constructed or undergoing major modernization, the elevators shall conform to the current edition of the American Society of Mechanical Engineers ASME A17.1 Safety Code for Elevators and Escalators. Existing buildings shall conform to the current edition of ASME A17.3 Safety Code for Existing Elevators and Escalators. Elevator lobby smoke detectors shall activate the building fire alarm system, signal the fire department or central station and capture the elevators. The elevators shall be inspected and maintained in accordance with the current edition of ASME A17.2.1 or A17.2.2, Inspectors Manual for Electronic and Hydraulic Elevators. All elevators shall meet both the ADAAG and the UFAS requirements.

C.	SAFETY SYSTEMS:

Elevators shall be equipped with a means of two-way voice communication (telephone, intercom, etc.) between the car and a readily accessible point outside the hoistway, which is available to emergency personnel 24 hours a day. An audible signaling device shall be provided. Both the two-way voice communication and audible signaling device need to be backed-up with a battery or emergency power source. The back up system shall be clearly identified.

D.	SPEED:

The passenger elevators shall have the capacity to transport in 5 minutes 15 percent of the normal population of all upper floors (based on 200 rentable square feet of leased space for each person). Further the dispatch interval between elevators during the up-peak demand period shall not exceed 35 seconds.

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E.	INTERIOR FINISHES:

Elevator cab walls shall be hardwood, marble, granite, or an equivalent pre-approved by the Contracting Officer. Elevator cab floors shall be marble, granite, terrazzo, or an equivalent pre-approved by the Contracting Officer

6.17	LIGHTING: INTERIOR AND PARKING (SEP 2000)

A.	BUILDING SHELL:

1.	The Lessor shall provide interior lighting, as part of the building shell cost, in accordance with the following:

a.	The Lessor shall provide Ergolights as specified in paragraph 1.9 “Building Shell Requirements.”

b.	Exterior parking areas, vehicle driveways, pedestrian walkways, and building perimeter shall have a minimum of 1 foot-candle of illumination and shall be designed based on Illuminating Engineering Society of North America (IESNA) standards. Exterior lighting and indoor parking shall be sufficient to accommodate security monitoring (i.e., closed circuit television camera). Indoor parking shall have a minimum of 10 foot-candles and shall be designed based on IESNA standards.

c.	The Lessor shall provide occupancy sensors and/or scheduling controls through the building automation system to reduce the hours that the lights are on when the space is unoccupied. Daylight dimming controls shall be used in atriums or other space where daylight can contribute to energy savings.

d.	Lighting shall be controlled by occupancy sensors arranged to control open areas, individual offices, conference rooms, toilet rooms within the Government-demised area, and all other programmed spaces or rooms within the leased space. The control system shall provide an optimal mix of infrared and ultrasonic sensors suitable for the configuration and type of space. Occupancy sensors shall be located so that they have a clear view of the room or area they are monitoring. No more than 1,000 ANSI/BOMA Office Area square feet of open space shall be controlled by occupancy sensor. All occupancy sensors shall have manual switches to override the light control. Such switches shall be located by door openings in accordance with both the ADAAG and the UFAS. If light switches are to be used instead of occupancy sensors or in combination with occupancy sensors, the Offeror shall notify the Government during the negotiation process.

7.0	SERVICES, UTILITIES, MAINTENANCE

7.1	SERVICES, UTILITIES, MAINTENANCE; GENERAL

Services, utilities, and maintenance shall be provided by the Lessor as part of the rental consideration. The Lessor shall have a building superintendent or a locally designated representative available to promptly correct deficiencies.

7.2	NORMAL HOURS

Services, utilities, and maintenance shall be provided daily, extending 6:00 a.m. to 6:00 p.m. Mondays through Fridays and 9:00 a.m. to 3:00 p.m. on Saturdays.

7.3	OVERTIME USAGE (SEP 2000)

A.	The Government shall have access to the leased space at all times without additional payment, including the use, during other than normal hours, of necessary services and utilities such as elevators, toilets, lights, and electric power.

B.	If heating or cooling is required on an overtime basis, such services will be ordered orally or in writing by the Contracting Officer or the GSA Buildings Manager. When ordered, services shall be provided at the hourly rate established in the contract. Costs for personal services shall only be included as authorized by the Government.

C.	When the cost of service is $2,000 or less, the service may be ordered orally. An invoice shall be submitted to the official placing the order for certification and payment. Orders for services costing more than $2,000 shall be placed using GSA Form 300, Order for Supplies or Services. The two clauses from GSA Form 3517, General Clauses, 552.232-75, Prompt Payment, and 552.232-70, Invoice Requirements (Variation), apply to all orders for overtime services.

D.	All orders are subject to the terms and conditions of this lease. In the event of a conflict between an order and this lease, the lease shall control.

7.4	UTILITIES

The Lessor shall ensure, subject to events or interuptions beyond the control of the Lessor, that utilities necessary for operation (including, but not limited to: sewer and water, electricity, natural gas, cable television, telephone service, and high-speed internet access) are provided to the building in which the leased premises are located and that all associated costs for sewer and water, electricity and natural gas are included as a part of the established rental rate.

7.5	JANITORIAL SERVICES (SEP 2000)

A.	Cleaning shall be performed after tenant working hours unless daytime cleaning is specified as a special requirement elsewhere in this SFO.

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOV’T

B.	SELECTION OF CLEANING PRODUCTS:

The Lessor shall make careful selection of janitorial cleaning products and equipment to:

1.	use products that are packaged ecologically;

2.	use products and equipment considered environmentally beneficial and/or recycled products that are phosphate-free, non-corrosive, non-flammable, and fully biodegradable; and

3.	minimize the use of harsh chemicals and the release of irritating fumes.

4.	Examples of acceptable products may be found at htttp://pub. fss. gsa.gov/environ/clean-prod-catalog.html.

C.	SELECTION OF PAPER PRODUCTS:

The Lessor shall select paper and paper products (i.e., bathroom tissue and paper towels) with recycled content conforming to EPA’s CPG.

D.	The Lessor shall maintain the leased premises, including outside areas, in a clean condition and shall provide supplies and equipment. The following schedule describes the level of services intended. Performance will be based on the Contracting Officer’s evaluation of results, not the frequency or method of performance.

1.	Daily. Empty trash receptacles, and clean ashtrays. Sweep entrances, lobbies, and corridors. Spot sweep floors, and spot vacuum carpets. Clean drinking fountains. Sweep and damp mop or scrub toilet rooms. Clean all toilet fixtures, and replenish toilet supplies. Dispose of all trash and garbage generated in or about the building. Wash inside and out of steam clean cans used for collection of food remnants from snack bars and vending machines. Dust horizontal surfaces that are readily available and visibly require dusting. Spray buff resilient floors in main corridors, entrances, and lobbies. Clean elevators and escalators. Remove carpel stains. Police sidewalks, parking areas, and driveways. Sweep loading dock areas and platforms. Clean glass entry doors to the Government-demised area.

2.	Three Times a Week. Sweep or vacuum stairs.

3.	Weekly. Damp mop and spray buff all resilient floors in toilets and health units. Sweep sidewalks, parking areas, and driveways (weather permitting).

4.	Every Two Weeks. Spray buff resilient floors in secondary corridors, entrance, and lobbies. Damp mop and spray buff hard and resilient floors in office space.

5.	Monthly. Thoroughly dust furniture. Completely sweep and/or vacuum carpets. Sweep storage space. Spot clean all wall surfaces within 70 inches of the floor.

6.	Every Two Months. Damp wipe toilet wastepaper receptacles, stall partitions, doors, window sills, and frames. Shampoo entrance and elevator carpets.

7.	Three Times a Year. Dust wall surfaces within 70 inches of the floor, vertical surfaces and under surfaces. Clean metal and marble surfaces in lobbies. Wet mop or scrub garages.

8.	Twice a Year. Wash all interior and exterior windows and other glass surfaces. Strip and apply four coats of finish to resilient floors in toilets. Strip and refinish main corridors and other heavy traffic areas.

9.	Annually. Wash all venetian. blinds, and dust 6 months from washing. Vacuum or dust all surfaces in the building of 70 inches from the floor, including light fixtures. Vacuum all draperies in place. Strip and refinish floors in offices and secondary lobbies and corridors. Shampoo carpets in corridors and lobbies. Clean balconies, ledges, courts, areaways, and flat roofs.

10.	Every Two Years. Shampoo carpets in all offices and other non-public areas.

11.	Every Five Years. Dry clean or wash (as appropriate) all draperies.

12.	As Required. Properly maintain plants and lawns. Remove snow and ice from entrances, exterior walks, and parking lots of the building. Provide initial supply, installation, and replacement of light bulbs, tubes, ballasts, and starters. Replace worn floor coverings (this includes the moving and returning of furnishings). Control pests as appropriate, using Integrated Pest Management techniques.

7.6	SCHEDULE OF PERIODIC SERVICES

Within 60 days after occupancy by the Government, the Lessor shall provide the Contracting Officer with a detailed written schedule of all periodic services and maintenance to be performed other than daily, weekly, or monthly.

7.7	LANDSCAPE MAINTENANCE

Performance will be based on the Contracting Officer’s evaluation of results and not the frequency or the method of performance. Landscape maintenance shall be performed during the growing season on a weekly cycle and shall consist of watering, mowing, and policing the area to keep it free of debris. Pruning and fertilization shall be done on an as needed basis. In addition, dead or dying plants shall be replaced.

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOV’T

7.8	FLAG DISPLAY

The Lessor shall be responsible for flag display on all workdays and federal holidays. The Government will provide instructions when flags shall be flown at half-staff.

7.9	SECURITY (SEP 2000)

A.	During non-duty hours, the Lessor shall provide an electronic key card perimeter security system which covers all building entrances which shall be independently monitored 24 hours a day by a GSA-approved, class A commercial monitoring station, and provide a level of security which reasonably deters unauthorized entry to the leased space.

B.	The Lessor shall, upon request of the Contracting Officer, deter loitering or disruptive acts in and around the space leased during duty hours.

C.	The Lessor must provide a detailed outline of the building standard security system.

D.	In cases of a building emergency, or where building security has been compromised/breached, the GSA Buildings Manager and the GSA Federal protective service must be notified immediately by the Lessor and/or the Lessor’s agent.

E.	At the Government’s expense, the Government retains the right to implement security requirements in accordance with the June 28, 1995, Vulnerability Assessment of Federal Facilities report of the U.S. Department of Justice.

7.10	SECURITY: ADDITIONAL REQUIREMENTS

A.	The Government reserves the right to require the Lessor to submit completed fingerprint charts and personal history statements for each employee of the Lessor as well as employees of the Lessor’s contractors or subcontractors who will provide building operating services of a continuing nature for the property in which the leased space is located. The Government may also require this information for employees of the Lessor, the Lessor’s contractors, or subcontractors who will be engaged to perform alterations or emergency repairs for the property.

B.	If required, the Contracting Officer shall furnish the Lessor with Form FD-258, Fingerprint Chart, and Form 176, Statement of Personal History, to be completed for each employee and returned by the Lessor to the Contracting Officer (or the Contracting Officer’s designated representative) within 10 working days from the date of the written request to do so. Based on the information furnished, the Government will conduct security checks of the employees. The Contracting Officer will advise the Lessor in writing if an employee is found to be unsuitable or unfit for the employee’s assigned duties. Effective immediately, such an employee cannot work or be assigned to work on the property in which the leased space is located. The Lessor shall be required to provide the same data within 10 working days from the addition of new employee(s) to the work force. In the event the Lessor’s contractor/subcontractor is subsequently replaced, the new contractor/subcontractor is not required to submit another set of these forms for employees who were cleared through this process while employed by the former contractor/subcontractor. The Contracting Officer may require the Lessor to submit Form FD-258 and Form 176 for every employee covered by this paragraph on a 3-year basis.

7.11	MAINTENANCE AND TESTING OF SYSTEMS (SEP 2000)

A.	The Lessor is responsible for the total maintenance and repair of the leased premises. Such maintenance and repairs include site and private access roads. All equipment and systems shall be maintained to provide reliable, energy-efficient service without unusual interruption, disturbing noises, exposure to fire or safety hazards, uncomfortable drafts, excessive air velocities, or unusual emissions of dirt. The Lessor’s maintenance responsibility includes initial supply and replacement of all supplies, materials, and equipment necessary for such maintenance. Maintenance, testing, and inspection of appropriate equipment and systems shall be done in accordance with applicable codes, and inspection certificates shall be displayed as appropriate. Copies of all records in this regard shall be forwarded to the GSA Field Office Manager or a designated representative.

B.	Without any additional charge, the Government reserves the right to require documentation of proper operations or testing prior to occupancy of such systems as fire alarm, sprinkler, emergency generator, etc. to ensure proper operation. These tests shall be witnessed by a designated representative of the Contracting Officer.

8.0	SAFETY AND ENVIRONMENTAL MANAGEMENT

8.1	OCCUPANCY PERMIT (SEP 2000)

The Lessor shall provide a valid occupancy permit for the intended use of the Government and shall maintain and operate the building in conformance with current local codes and ordinances. If the local jurisdiction does not issue occupancy permits, the officer shall consult the Contracting Officer to determine if other documentation may be needed.

8.2	FIRE AND LIFE SAFETY (SEP 2000)

A.	Below-grade space to be occupied by Government and all areas in a building referred to as “hazardous areas” in NFPA Standard 101, Life Safety Code, or any successor standard thereto, shall be protected by an automatic sprinkler system or an equivalent level of safety.

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOV’T

B.	If offered space is 3 stories or more above grade, the Offeror shall provide written documentation that the building meets egress and fire alarm requirements as established by NFPA Standard 101 or equivalent. However, if 1) offered space is 5 stories or less above grade, 2) the total Government-demised area in the building (all leases combined) will be less than 35,000 square feet, and 3) the building is sprinklered, this documentation is not required.

C.	If offered space is 6 stories or more above grade, additional fire and life safety requirements may apply. Therefore, the Offeror shall advise GSA in its offer whether or not the offered space, or any part thereof, is on or above the sixth floor of the offered building.

D.	All exits, stairs, corridors, aisles, and passageways that may be used by the Government shall comply with NFPA Standard 101, or local code, whichever is more stringent.

8.3	SPRINKLER SYSTEM (SEP 2000)

A.	If any portion of the offered space is on or above the sixth floor, and lease of the offered space will result, either individually or in combination with other Government leases in the offered building, in the Government leasing more than 35,000 ANSI/BOMA Office Area square feet of space in the offered building, then the entire building shall be protected by an automatic sprinkler system or an equivalent level of safety.

B.	If an Offeror proposes to satisfy any requirement of this paragraph by providing an equivalent level of safety, the Offeror shall submit, for Government review and approval, a fire protection engineering analysis, performed by a qualified fire protection engineer, demonstrating that an equivalent level of safety for the offered building exists. The Offeror shall contact the Contracting Officer for further information regarding Government review and approval of the “equivalent level of safety” analyses. Refer to 41 CFR Part 101-6.6 for guidance on conducting an equivalent level of safety analysis.

C.	Definition: “Equivalent level of safety” means an alternative design or system (which may include automatic sprinkler systems), based upon fire protection engineering analysis, which achieves a level of safety equal to or greater than that provided by automatic sprinkler systems.

8.4	MANUAL FIRE ALARM SYSTEMS (SEP 2000)

Manual fire alarm systems shall be provided in accordance with NFPA Standard 101 (current as of the date of this SFO). Systems shall be maintained and tested by the Lessor in accordance with NFPA Standard 72, National Fire Alarm Code, The fire alarm system wiring and equipment shall be electrically supervised and shall automatically notify the local fire department (NFPA Standard 72) or approved central station. Emergency power shall be provided in accordance with NFPA Standard 70, National Electrical Code, and NFPA Standard 72.

8.5	OSHA REQUIREMENTS (SEP 2000)

The Lessor shall maintain buildings and space in a safe and healthful condition according to OSHA standards.

8.6	ASBESTOS (SEP 2000)

The leased space shall be free or all asbestos-containing materials, except undamaged asbestos flooring in the space or undamaged boiler or pipe insulation outside the space, in which case an asbestos management program conforming to EPA guidance shall be implemented.

8.7	INDOOR AIR QUALITY (SEP 2000)

A.	The Lessor shall control contaminants at the source and/or operate the space in such a manner that the GSA indicator levels for carbon monoxide (CO), carbon dioxide (CO2), and formaldehyde (HCHO) are not exceeded. The indicator levels for office areas shall be: CO - 9 ppm time-weighted average (TWA - 8-hour sample): CO2 - 1,000 ppm (TWA): HCHO - 0.1 ppm (TWA).

B.	The Lessor shall make a reasonable attempt to apply insecticides, paints, glues, adhesives, and HVAC system cleaning compounds with highly volatile or irritating organic compounds, outside of working hours. The Lessor shall provide at least 72 hours advance notice to the Government before applying noxious chemicals in occupied spaces and shall adequately ventilate those spaces during and after application.

C.	The Lessor shall promptly investigate indoor air quality (IAQ) complaints and shall implement the necessary controls to address the complaint.

D.	The Government reserves the right to conduct independent IAO assessments and detailed studies in space that it occupies, as well as in space serving the Government-demised area (e.g., common use areas, mechanical rooms, HVAC systems, etc.). The Lessor shall assist the Government in its assessments and detailed studies by 1) making available information on building operations and Lessor activities; 2) providing access to space for assessment and testing, if required; and 3) implementing corrective measures required by the Contracting Officer.

E.	The Lessor shall provide to the Government material safety data sheets (MSOS) upon request for the following products prior to their use during the term of the lease: adhesives, caulking, sealants, insulating materials, fireproofing or firestopping materials, paints, carpets, floor and wall patching or leveling materials, lubricants, clear finish for wood surfaces, janitorial cleaning products, pesticides, rodenticides, and herbicides. The Government reserves the right to review such products used by the Lessor within 1) the Government-demised area; 2) common building areas; 3) ventilation systems and zones serving the leased space; and 4) the area above suspended ceilings and engineering space in the same ventilation zone as the leased space.

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOV’T

8.8	RADON IN AIR (SEP 2000)

If space planned for occupancy by the Government is on the second floor above grade or lower, the Lessor shall, prior to occupancy, test the leased space for 2 days to 3 days using charcoal canisters or              chambers to ensure that radon in air levels are below EPA’s action concentration of 4 picoCuries per liter. After the initial testing, a follow-up test for a minimum of 90 days using alpha track detectors or electret ion chambers shall be completed.

8.9	RADON IN WATER (SEP 2000)

A.	The Lessor shall demonstrate that water provided in the leased space is in compliance with EPA requirements and shall submit certification to the Contracting Officer prior to the Government occupying the space.

B.	If the EPA action level is reached or exceeded, the Lessor shall institute appropriate abatement methods which reduce the radon levels to below this action level.

8.10	HAZARDOUS MATERIALS (OCT 1996)

The leased space shall be free of hazardous materials according to applicable federal, state, and local environmental regulations.

8.11	RECYCLING (SEP 2000)

Where state and/or local law, code, or ordinance require recycling programs for the space to be provided pursuant to this SFO, the successful Offeror shall comply with such state and/or local law, code, or ordinance in accordance with GSA Form 3517, General Clauses, 552.270-8, Compliance with Applicable Law. In all other cases, the successful Offeror shall establish a recycling program in the leased space where local markets for recovered materials exist. The Lessor agrees, upon request, to provide the Government with additional information concerning recycling programs maintained in the building and in the leased space.

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOV’T

GENERAL CLAUSES (Acquisition of Leasehold Interests in Real Property)
CATEGORY	Clause No.	48 CFR Ref.	Clause Title
DEFINITIONS	1	552.270-4	Definitions
GENERAL	2	552.270-5	Subletting and Assignment
	3	552.270-11	Successors Bound
	4	552.270-23	Subordination, Nondisturbance and Attornment
	5	552.270-24	Statement of Lease
	6	552.270-25	Substitution of Tenant Agency
	7	552.270-26	No Waiver
	8	552.270-27	Integrated Agreement
	9	552.270-28	Mutuality of Obligation

PERFORMANCE	10	552.270-17	Delivery and Condition
	11	552.270-18	Default in Delivery - Time Extensions (Variation)
	12	552.270-19	Progressive Occupancy
	13	552.270-21	Effect of Acceptance and Occupancy
	14	552.270-6	Maintenance of Building and Premises-Right of Entry
	15	552.270-10	Failure in Performance
	16	552.270-22	Default by Lessor During the Term
	17	552.270-7	Fire and Casualty Damage
	18	552.270-8	Compliance with Applicable Law
	19	552.270-12	Alterations
	20	552.270-29	Acceptance of Space

INSPECTION	21	552.270-9	Inspection-Right of Entry

PAYMENT	22	552.232-75	Prompt Payment
	23	552.232-76	Electronic Funds Transfer Payment (Variation)
	24	552.232-70	Invoice Requirements
	25	52.232-23	Assignment of Claims
	26	552.270-20	Payment (Variation)

STANDARDS OF	27	552.203-5	Covenant Against Contingent Fees
CONDUCT	28	52.203-7	Anti-Kickback Procedures
	29	52.223-6	Drug-Free Workplace

ADJUSTMENTS	30	552.203-70	Price Adjustment for Illegal or Improper Activity
	31	52.215-10	Price Reduction for Defective Cost or Pricing Data
	32	552.270-13	Proposals for Adjustment
	33	552.270-14	Changes (Variation)

AUDITS	34	552.215-70	Examination of Records by GSA
	35	52.215-2	Audit and Records—Negotiation

DISPUTES	36	52.233-1	Disputes

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOVERNMENT

LABOR STANDARDS	37	52.222-26	Equal Opportunity
	38	52.222-24	Preaward On-Site Equal Opportunity Compliance Evaluation
	39	52.222-21	Prohibition of Segregated Facilities
	40	52.222-35	Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era
	41	52.222-36	Affirmative Action for Workers with Disabilities
	42	52.222-37	Employment Reports on Disabled Veterans and Veterans of the Vietnam Era

SUBCONTRACTING	43	52.209-6	Protecting the Government’s Interest When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment
	44	52.215-12	Subcontractor Cost or Pricing Data
	45	52.219-8	Utilization of Small Business Concerns
	46	52.219-9	Small Business Subcontracting Plan
	47	52.219-16	Liquidated Damages - Subcontracting Plan

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOVERNMENT

GENERAL CLAUSES

(Acquisition of Leasehold Interests in Real Property)

1.	552.270-4 - DEFINITIONS (SEP 1999)

The following terms and phrases (except as otherwise expressly provided or unless the context otherwise requires) for all purposes of this lease shall have the respective meanings hereinafter specified:

(a)	“Commencement Date” means the first day of the term.

(b)	“Contract” and “Contractor” means “Lease” and “Lessor,” respectively.

(c)	“Contracting Officer” means a person with the authority to enter into, administer, and/or terminate contracts and make related determinations and findings. The term includes certain authorized representatives of the Contracting Officer acting within the limits of their authority as delegated by the Contracting Officer.

(d)	“Delivery Date” means the date specified in or determined pursuant to the provisions of this lease for delivery of the premises to the Government, improved in accordance with the provisions of this lease and substantially complete, as such date may be modified in accordance with the provisions of this lease.

(e)	“Delivery Time” means the number of days provided by this lease for delivery of the premises to the Government, as such number may be modified in accordance with the provisions of this lease.

(f)	“Excusable Delays” mean delays arising without the fault or negligence of Lessor and Lessor’s subcontractors and suppliers at any tier, and shall include, without limitation, (1) acts of God or of the public enemy, (2) acts of the United States of America in either its sovereign or contractual capacity, (3) acts of another contractor in the performance of a contract with the Government, (4) fires, (5) floods, (6) epidemics, (7) quarantine restrictions, (8) strikes, (9) freight embargoes, (10) unusually severe weather, or (11) delays of subcontractors or suppliers at any tier arising from unforeseeable causes beyond the control and without the fault or negligence of both the Lessor and any such subcontractor or supplier.

(g)	“Lessor” means the sub-lessor if this lease is a sublease.

(h)	“Lessor shall provide” means the Lessor shall furnish and install at Lessor’s expense.

(i)	“Notice” means written notice sent by certified or registered mail, Express Mail or comparable service, or delivered by hand. Notice shall be effective on the date delivery is accepted or refused.

(j)	“Premises” means the space described on the Standard Form 2, U.S. Government Lease for Real Property, of this lease.

(k)	“Substantially complete” and “substantial completion” means that the work, the common and other areas of the building, and all other things necessary for the Government’s access to the premises and occupancy, possession, use and enjoyment thereof, as provided in this lease, have been completed or obtained, excepting only such minor matters as do not interfere with or materially diminish such access, occupancy, possession, use or enjoyment.

(l)	“Work” means all alterations, improvements, modifications, and other things required for the preparation or continued occupancy of the premises by the Government as specified in this lease.

2.	552.270-5 - SUBLETTING AND ASSIGNMENT (SEP 1999)

The Government may sublet any part of the premises but shall not be relieved from any obligations under this lease by reason of any such subletting. The Government may at any time assign this lease, and be relieved from all obligations to Lessor under this lease excepting only unpaid rent and other liabilities, if any, that have accrued to the date of said assignment. Any assignment shall be subject to prior written consent of Lessor, which shall not be unreasonably withheld.

3.	552.270-11 SUCCESSORS BOUND (SEP 1999)

This lease shall bind, and inure to the benefit of, the parties and their respective heirs, executors, administrators, successors, and assigns.

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOVERNMENT

4.	552.270-23 - SUBORDINATION, NONDISTURBANCE AND ATTORNMENT (SEP 1999)

(a)	Lessor warrants that it holds such title to or other interest in the premises and other property as is necessary to the Government’s access to the premises and full use and enjoyment thereof in accordance with the provisions of this lease. Government agrees, in consideration of the warranties and conditions set forth in this clause, that this lease is subject and subordinate to any and all recorded mortgages, deeds of trust and other liens now or hereafter existing or imposed upon the premises, and to any renewal, modification or extension thereof. It is the intention of the parties that this provision shall be self-operative and that no further instrument shall be required to effect the present or subsequent subordination of this lease. Government agrees, however, within twenty (20) business days next following the Contracting Officer’s receipt of a written demand, to execute such instruments as Lessor may reasonably request to evidence further the subordination of this lease to any existing or future mortgage, deed of trust or other security interest pertaining to the premises, and to any water, sewer or access easement necessary or desirable to serve the premises or adjoining property owned in whole or in part by Lessor if such easement does not interfere with the full enjoyment of any right granted the Government under this lease.

(b)	No such subordination, to either existing or future mortgages, deeds of trust or other lien or security instrument shall operate to affect adversely any right of the Government under this lease so long as the Government is not in default under this lease. Lessor will include in any future mortgage, deed of trust or other security instrument to which this lease becomes subordinate, or in a separate nondisturbance agreement, a provision to the foregoing effect. Lessor warrants that the holders of all notes or other obligations secured by existing mortgages, deeds of trust or other security instruments have consented to the provisions of this clause, and agrees to provide true copies of all such consents to the Contracting Officer promptly upon demand.

(c)	In the event of any sale of the premises or any portion thereof by foreclosure of the lien of any such mortgage, deed of trust or other security instrument, or the giving of a deed in lieu of foreclosure, the Government will be deemed to have attorned to any purchaser, purchasers, transferee or transferees of the premises or any portion thereof and its or their successors and assigns, and any such purchasers and transferees will be deemed to have assumed all obligations of the Lessor under this lease, so as to establish direct privity of estate and contract between Government and such purchasers or transferees, with the same force, effect and relative priority in time and right as if the lease had initially been entered into between such purchasers or transferees and the Government; provided, further, that the Contracting Officer and such purchasers or transferees shall, with reasonable promptness following any such sale or deed delivery in lieu of foreclosure, execute all such revisions to this lease, or other writings, as shall be necessary to document the foregoing relationship.

(d)	None of the foregoing provisions may be deemed or construed to imply a waiver of the Government’s rights as a sovereign.

5.	552.270-24 - STATEMENT OF LEASE (AUG 1999)

(a)	The Contracting Officer will, within thirty (30) days next following the Contracting Officer’s receipt of a joint written request from Lessor and a prospective lender or purchaser of the building, execute and deliver to Lessor a letter stating that the same is issued subject to the conditions stated in this clause and, if such is the case, that (1) the lease is in full force and effect; (2) the date to which the rent and other charges have been paid in advance, if any; and (3) whether any notice of default has been issued.

(b)	Letters issued pursuant to this clause are subject to the following conditions:

(1)	That they are based solely upon a reasonably diligent review of the Contracting Officer’s lease file as of the date of issuance;

(2)	That the Government shall not be held liable because of any defect in or condition of the premises or building;

(3)	That the Contracting Officer does not warrant or represent that the premises or building comply with applicable Federal, State and local law; and

(4)	That the Lessor, and each prospective lender and purchaser are deemed to have constructive notice of such facts as would be ascertainable by reasonable prepurchase and precommitment inspection of the Premises and Building and by inquiry to appropriate Federal, State and local Government officials.

6.	552.270-25 - SUBSTITUTION OF TENANT AGENCY (SEP 1999)

The Government may, at any time and from time to time, substitute any Government agency or agencies for the Government agency or agencies, if any, named in the lease.

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOVERNMENT

7.	552.270-26 - NO WAIVER (SEP 1999)

No failure by either party to insist upon the strict performance of any provision of this lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent or other performance by either party during the continuance of any such breach shall constitute a waiver of any such breach of such provision.

8.	552.270-27 - INTEGRATED AGREEMENT (SEP 1999)

This Lease, upon execution, contains the entire agreement of the parties and no prior written or oral agreement, express or implied, shall be admissible to contradict the provisions of the Lease.

9.	552.270-28 - MUTUALITY OF OBLIGATION (SEP 1999)

The obligations and covenants of the Lessor, and the Government’s obligation to pay rent and other Government obligations and covenants, arising under or related to this Lease, are interdependent. The Government may, upon issuance of and delivery to Lessor of a final decision asserting a claim against Lessor, set off such claim, in whole or in part, as against any payment or payments then or thereafter due the Lessor under this lease. No setoff pursuant to this clause shall constitute a breach by the Government of this lease.

10.	552.270-17 - DELIVERY AND CONDITION (SEP 1999)

(a)	Unless the Government elects to have the space occupied in increments, the space must be delivered ready for occupancy as a complete unit. The Government reserves the right to determine when the space is substantially complete.

(b)	If the premises do not in every respect comply with the provisions of this lease the Contracting Officer may, in accordance with the Failure in Performance clause of this lease, elect to reduce the rent payments.

11.	552.270-18 - DEFAULT IN DELIVERY - TIME EXTENSIONS (SEP 1999) (VARIATION)

(a)	With respect to Lessor’s obligation to deliver the premises substantially complete by the delivery date, time is of the essence. If the Lessor fails to work diligently to ensure its substantial completion by the delivery date or fails to substantially complete the work by such date, the Government may by notice to the Lessor terminate this lease. Such termination is effective when received by Lessor. The Lessor and the Lessor’s sureties, if any, are jointly and severally liable for any damages to the Government resulting from such termination, as provided in this clause. The Government shall be entitled to the following damages:

(1)	The Government’s aggregate rent and estimated real estate tax and operating cost adjustments for the firm term and all option terms of its replacement lease or leases, in excess of the aggregate rent and estimated real estate tax and operating cost adjustments for the term. If the Government procures replacement premises for a term (including all option terms) in excess of this term, the Lessor is not liable for excess Government rent or adjustments during such excess lease term.

(2)	All administrative and other costs the Government incurs in procuring a replacement lease or leases.

(3)	Other, additional relief provided for in this lease, at law, or in equity.

(b)	Damages to which the Government is entitled to under this clause are due and payable thirty (30) days following the date Lessor receives notice from the Contracting Officer specifying such damages.

(c)	Delivery by Lessor of less than the minimum ANSI/BOMA Office Area square footage required by this lease shall in no event be construed as substantial completion, except as the Contracting Officer permits.

(d)	The Government shall not terminate this lease under this clause nor charge the Lessor with damages under this clause, if (1) the delay in substantially completing the work arises from excusable delays and (2) the Lessor within 10 days from the beginning of any such delay (unless extended in writing by the Contracting Officer) provides notice to the Contracting Officer of the causes of delay. The Contracting Officer shall ascertain the facts and the extent of delay. If the facts warrant, the Contracting Officer shall extend the delivery date, to the extent of such delay at no additional costs to the Government. A time extension is the sole remedy of the Lessor.

12.	552.270-19 - PROGRESSIVE OCCUPANCY (SEP 1999)

The Government shall have the right to elect to occupy the space in partial increments prior to the substantial completion of the entire leased premises, and the Lessor agrees to schedule its work so

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOVERNMENT

as to deliver the space incrementally as elected by the Government. The Government shall pay rent commencing with the first business day following substantial completion of the entire leased premise unless the Government has elected to occupy the leased premises incrementally. In case of incremental occupancy, the Government shall pay rent pro rata upon the first business day following substantial completion of each incremental unit. Rental payments shall become due on the first workday of the month following the month in which an increment of space is substantially complete, except that should an increment of space be substantially completed after the fifteenth day of the month, the payment due date will be the first workday of the second month following the month in which it was substantially complete. The commencement date of the firm lease term will be a composite determined from all rent commencement dates.

13.	552.270-21 - EFFECT OF ACCEPTANCE AND OCCUPANCY (SEP 1999)

Neither the Government’s acceptance of the premises for occupancy, nor the Government’s occupancy thereof, shall be construed as a waiver of any requirement of or right of the Government under this Lease, or as otherwise prejudicing the Government with respect to any such requirement or right.

14.	552.270-6 - MAINTENANCE OF BUILDING AND PREMISES - RIGHT OF ENTRY (SEP 1999)

Except in case of damage arising out of the willful act or negligence of a Government employee Lessor shall maintain the premises, including the building, building systems, and all equipment fixtures, and appurtenances furnished by the lessor under this lease, in good repair and condition so that they are suitable in appearance and capable of supplying such heat, air conditioning, light, ventilation, safety systems, access and other things to the premises, without reasonably preventable or recurring disruption, as is required for the Government’s access to, occupancy, possession, use and enjoyment of the premises as provided in this lease. For the purpose of so maintaining the premises, the Lessor may at reasonable times enter the premises with the approval of the authorized Government representative in charge.

15.	552.270-10 - FAILURE IN PERFORMANCE (SEP 1999)

The covenant to pay rent and the covenant to provide any service, utility, maintenance, or repair required under this lease are interdependent. In the event of any failure by the Lessor to provide any service, utility, maintenance, repair or replacement required under this lease the Government may, by contract or otherwise, perform the requirement and deduct from any payment or payments under this lease, then or thereafter due, the resulting cost to the Government, including all administrative costs. If the Government elects to perform any such requirement, the Government and each of its contractors shall be entitled to access to any and all area of the building, access to which is necessary to perform any such requirement, and the Lessor shall afford and facilitate such access. Alternatively, the Government may deduct from any payments under this lease, then or thereafter due, an amount which reflects the reduced value of the contract requirement not performed. No deduction from rent pursuant to this clause shall constitute a default by the Government under this lease. These remedies are not exclusive and are in addition to any other remedies which may be available under this lease or at law.

16.	552.270-22 - DEFAULT BY LESSOR DURING THE TERM (SEP 1999)

(a)	Each of the following shall constitute a default by Lessor under this lease:

(1)	Failure to maintain, repair, operate or service the premises as and when specified in this lease, or failure to perform any other requirement of this lease as and when required provided any such failure shall remain uncured for a period of thirty (30) days next following Lessor’s receipt of notice thereof from the Contracting Officer or an authorized representative.

(2)	Repeated and unexcused failure by Lessor to comply with one or more requirements of this lease shall constitute a default notwithstanding that one or all such failures shall have been timely cured pursuant to this clause.

(b)	If a default occurs, the Government may, by notice to Lessor, terminate this lease for default and if so terminated, the Government shall be entitled to the damages specified in the Default in Delivery-Time Extensions clause.

17.	552.270-7 - FIRE AND CASUALTY DAMAGE (SEP 1999)

If the entire premises are destroyed by fire or other casualty, this lease will immediately terminate. In case of partial destruction or damage, so as to render the premises untenantable, as determined by the Government, the Government may terminate the lease by giving written notice to the Lessor within 15 calendar days of the fire or other casualty; if so terminated, no rent will accrue to the Lessor after such partial destruction or damage; and if not so terminated, the rent will be reduced proportionately by supplemental agreement hereto effective from the date of such partial destruction or damage. Nothing in this lease shall be construed as relieving Lessor from liability for

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOVERNMENT

damage to or destruction of property of the United States of America caused by the willful or negligent act or omission of Lessor.

18.	552.270-8 - COMPLIANCE WITH APPLICABLE LAW (SEP 1999)

Lessor shall comply with all Federal, state and local laws applicable to the Lessor as owner or lessor, or both, of the building or premises, including, without limitation, laws applicable to the construction, ownership, alteration or operation of both or either thereof, and will obtain all necessary permits, licenses and similar items at Lessor’s expense. The Government will comply with all Federal state and local laws applicable to and enforceable against it as a tenant under this lease; provided that nothing in this lease shall be construed as a waiver of any sovereign immunity of the Government. This lease shall be governed by Federal law.

19.	552.270-12 - ALTERATIONS (SEP 1999)

The Government shall have the right during the existence of this lease to make alterations, attach fixtures, and erect structures or signs in or upon the premises hereby leased, which fixtures, additions or structures so placed in, on, upon, or attached to the said premises shall be and remain the property of the Government and may be removed or otherwise disposed of by the Government. If the lease contemplates that the Government is the sole occupant of the building, for purposes of this clause, the leased premises include the land on which the building is sited and the building itself. Otherwise, the Government shall have the right to tie into or make any physical connection with any structure located on the property as is reasonably necessary for appropriate utilization of the leased space.

20.	552.270-29 - ACCEPTANCE OF SPACE (SEP 1999)

(a)	When the Lessor has completed all alterations, improvements, and repairs necessary to meet the requirements of the lease, the Lessor shall notify the Contracting Officer. The Contracting Officer or designated representative shall promptly inspect the space.

(b)	The Government will accept the space and the lease term will begin after determining that the space is substantially complete and contains the required ANSI/BCMA Office Area square footage as indicated in the paragraph of this solicitation entitled “Amount and Type of Space.”

21.	552.270-9 - INSPECTION - RIGHT OF ENTRY (SEP 1999)

(a)	At any time and from time to time after receipt of an offer (until the same has been duly withdrawn or rejected), after acceptance thereof and during the term, the agents, employees and contractors of the Government may, upon reasonable prior notice to Offeror or Lessor, enter upon the offered premises or the premises, and all other areas of the building access to which is necessary to accomplish the purposes of entry, to determine the potential or actual compliance by the Offeror or Lessor with the requirements of the solicitation or this lease, which purposes shall include, but not be limited to: (1) inspecting, sampling and analyzing of suspected asbestos-containing materials and air monitoring for asbestos fibers; (2) inspecting the heating, ventilation and air conditioning system, maintenance records, and mechanical rooms for the offered premises or the premises; (3) inspecting for any leaks, spills, or other potentially hazardous conditions which may involve tenant exposure to hazardous or toxic substances; and (4) inspecting for any current or past hazardous waste operations, to ensure that appropriate mitigative actions were taken to alleviate any environmentally unsound activities in accordance with Federal, State and local law.

(b)	Nothing in this clause shall be construed to create a Government duty to inspect for toxic materials or to impose a higher standard of care on the Government than on other lessees. The purpose of this clause is to promote the ease with which the Government may inspect the building. Nothing in this clause shall act to relieve the Lessor of any duty to inspect or liability which might arise as a result of Lessor’s failure to inspect for or correct a hazardous condition.

22.	552.232-75 - PROMPT PAYMENT (SEP 1999)

The Government will make payments under the terms and conditions specified in this clause. Payment shall be considered as being made on the day a check is dated or an electronic funds transfer is made. All days referred to in this clause are calendar days, unless otherwise specified.

(a)	Payment due date,

(1)	Rental payments. Rent shall be paid monthly in arrears and will be due on the first workday of each month, and only as provided for by the lease.

(i)	When the date for commencement of rent fails on the 15th day of the month or earlier, the initial monthly rental payment under this contract shall become due

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOVERNMENT

on the first workday of the month following the month in which the commencement of the rent is effective.

(ii)	When the date for commencement of rent falls after the 15th day of the month, the initial monthly rental payment under this contract shall become due on the first workday of the second month following the month in which the commencement of the rent is effective.

(2)	Other payments. The due date for making payments other than rent shall be the later of the following two events:

(i)	The 30th day after the designated billing office has received a proper invoice from the Contractor.

(ii)	The 30th day after Government acceptance of the work or service. However, if the designated billing office fails to annotate the invoice with the actual date of receipt, the invoice payment due date shall be deemed to be the 30th day after the Contractor’s invoice is dated, provided a proper invoice is received and there is no disagreement over quantity, quality, or Contractor compliance with contract requirements.

(b)	Invoice and inspection requirements for payments other than rent.

(1)	The Contractor shall prepare and submit an invoice to the designated billing office after completion of the work. A proper invoice shall include the following items:

(i)	Name and address of the Contractor.

(ii)	Invoice date.

(iii)	Lease number.

(iv)	Government’s order number or other authorization.

(v)	Description, price, and quantity of work or services delivered.

(vi)	Name and address of Contractor official to whom payment is to be sent (must be the same as that in the remittance address in the lease or the order.)

(vii)	Name (where practicable), title, phone number, and mailing address of person to be notified in the event of a defective invoice.

(2)	The Government will inspect and determine the acceptability of the work performed or services delivered within 7 days after the receipt of a proper invoice or notification of completion of the work or services unless a different period is specified at the time the order is placed. If actual acceptance occurs later, for the purpose of determining the payment due date and calculation of interest, acceptance will be deemed to occurs on the last day of the 7-day inspection period. If the work or service is rejected for failure to conform to the technical requirements of the contract, the 7 days will be counted beginning with receipt of a new invoice or notification. In either case, the Contractor is not entitled to any payment or interest unless actual acceptance by the Government occurs.

(c)	Interest Penalty.

(1)	An interest penalty shall be paid automatically by the Government, without request from the Contractor, if payment is not made by the due date.

(2)	The interest penalty shall be at the rate established by the Secretary of the Treasury under Section 12 of the Contract Disputes Act of 1978 (41 U.S.C. 611) that is in effect on the day after the due date. This rate is referred to as the “Renegotiation Board Interest Rate,” and it is published in the Federal Register semiannually on or about January 1 and July 1. The interest penalty shall accrue daily on the payment amount approved by the Government and be compounded in 30-day increments inclusive from the first day after the due date through the payment date.

(3)	Interest penalties will not continue to accrue after the filing of a claim for such penalties under the clause at 52.233-1, Disputes, or for more than 1 year. Interest penalties of less than $1.00 need not be paid.

(4)	Interest penalties are not required on payment delays due to disagreement between the Government and Contractor over the payment amount or other issues involving contract compliance or on amounts temporarily withheld or retained in accordance with the terms of the contract. Claims involving disputes, and any interest that may be payable, will be resolved in accordance with the clause at 52.233-1, Disputes.

23.	552.232-76 - ELECTRONIC FUNDS TRANSFER PAYMENT (SEP 1999) (Variation)

(a)	The Government will make payments under this lease by electronic funds transfer (EFT). After award, but no later than 30 days before the first payment, the Lessor shall designate a financial institution for receipt of EFT payments, and shall submit this designation to the Contracting Officer or other Government official, as directed.

(b)	The Lessor shall provide the following information:

(1)	The lease number to which this notice applies.

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOVERNMENT

(2)	The American Bankers Association 9-digit identifying number for wire transfers of the financing institution receiving payment if the institution has access to the Federal Reserve Communications System.

(3)	Number of account to which funds are to be deposited.

(4)	Type of depositor account (“C” for checking, “S” for savings).

(5)	If the Lessor is a new enrollee to the EFT system, a completed “Payment Information Form,” SF 3881.

(c)	In the event the Lessor, during the performance of this contract, elects to designate a different financial institution for the receipt of any payment made using EFT procedures, notification of such change and the required information specified in (b), above must be received by the appropriate Government official no later than 30 days prior to the date such change is to become effective.

(d)	The documents furnishing the information required in this clause must be dated and contain the signature, title, and telephone number of the Lessor or an authorized representative designated by the Lessor, as well as the Lessor’s name and lease number.

(e)	Lessor failure to properly designate a financial institution or to provide appropriate payee bank account information may delay payments of amounts otherwise properly due.

24.	552.232-70 - INVOICE REQUIREMENTS (VARIATION) (SEP 1999)

(This clause applies to payments other than rent.)

(a)	Invoices shall be submitted in an original only, unless otherwise specified, to the designated billing office specified in this contract or order.

(b)	Invoices must include the Accounting Control Transaction (ACT) number provided below or on the order.

ACT Number (to be supplied on individual orders)

(c)	If information or documentation in addition to that required by the Prompt Payment clause of this contract is required in connection with an invoice for a particular order, the order will indicate what information or documentation must be submitted.

25.	52.232-23 - ASSIGNMENT OF CLAIMS (JAN 1986)

(a)	The Contractor, under the Assignment of Claims Act, as amended, 31 USC 3727, 41 USC 15 (hereafter referred to as the “the Act”), may assign its rights to be paid amounts due or to become due as a result of the performance of this contract to a bank, trust company, or other financing institution, including any Federal lending agency. The assignee under such an assignment may thereafter further assign or reassign its right under the original assignment to any type of financing institution described in the preceding sentence.

(b)	Any assignment or reassignment authorized under the Act and this clause shall cover all unpaid amounts payable under this contract, and shall not be made to more than one party, except that an assignment or reassignment may be made to one party as agent or trustee for two or more parties participating in the financing of this contract.

(c)	The Contractor shall not furnish or disclose to any assignee under this contract any classified document (including this contract) or information related to work under this contract until the Contracting Officer authorizes such action in writing.

26.	552.270-20 - PAYMENT (SEP 1999 ) (VARIATION)

(a)	When space is offered and accepted, the ANSI/BOMA Office Area square footage delivered will be confirmed by:

(1)	the Government’s measurement of plans submitted by the successful Offeror as approved by the Government, and an inspection of the space to verify that the delivered space is in conformance with such plans or

(2)	a mutual on-site measurement of the space, if the Contracting Officer determines that it is necessary.

(b)	Payment will not be made for space which is in excess of the amount of ANSI/BOMA Office Area square footage stated in the lease.

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOVERNMENT

(c)	If it is determined that the amount of ANSI/BOMA Office Area square footage actually delivered is less than the amount agreed to in the lease, the lease will be modified to reflect the amount of Usable space delivered and the annual rental will be adjusted as follows:

Usable square feet not delivered multiplied by the ANSI/BOMA Office Area square foot (USF) rate equals the reduction in annual rent. The rate per USF is determined by dividing the total annual rental by the Usable square footage set forth in the lease.

USF Not Delivered X Rate per USF = Reduction in Annual Rent.

27.	552.203-5 - COVENANT AGAINST CONTINGENT FEES (FEB 1990)

(Applies to leases which exceed $100,000.)

(a)	The Contractor warrants that no person or agency has been employed or retained to solicit or obtain this contract upon an agreement or understanding for a contingent fee, except a bona fide employee or agency. For breach or violation of this warranty, the Government shall have the right to annul this contract without liability or, in its discretion, to deduct from the contract price or consideration, or otherwise recover the full amount of the contingent fee.

(b)	“Bona fide agency,” as used in this clause, means an established commercial or selling agency (including licensed real estate agents or brokers), maintained by a Contractor for the purpose of securing business, that neither exerts nor proposes to exert improper influence to solicit or obtain Government contracts nor holds itself out as being able to obtain any Government contract or contracts through improper influence.

“Bona fide employee,” as used in this clause, means a person, employed by a Contractor and subject to the Contractor’s supervision and control as to time, place, and manner of performance, who neither exerts nor purposes to exert improper influence to solicit or obtain Government contracts nor holds out as being able to obtain any Government contract or contracts through improper influence.

“Contingent fee,” as used in this clause, means any commission, percentage, brokerage, or other fee that is contingent upon the success that a person or concern has in securing a Government contract.

“Improper influence,” as used in this clause, means any influence that induces or tends to induce a Government employee or officer to give consideration or to act regarding a Government contract on any basis other than the merits of the matter.

28.	52.203-7 - ANTI-KICKBACK PROCEDURES (JUL 1995)

(Applies to leases which exceed $100,000 average net annual rental, including option periods.)

(a)	Definitions.

“Kickback,” as used in this clause, means any money, fee, commission, credit, gift, gratuity, thing of value, or compensation of any kind which is provided, directly or indirectly, to any prime Contractor, prime Contractor employee, subcontractor, or subcontractor employee for the purpose of improperly obtaining or rewarding favorable treatment in connection with a prime contract or in connection with a subcontract relating to a prime contract.

“Person,” as used in this clause, means a corporation, partnership, business association of any kind, trust, joint-stock company, or individual.

“Prime contract,” as used in this clause, means a contract or contractual action entered into by the United States for the purpose of obtaining supplies, materials, equipment, or services of any kind.

“Prime Contractor,” as used in this clause, means a person who has entered into a prime contract with the United States.

“Prime Contractor employee,” as used in this clause, means any officer, partner, employee, or agent of a prime Contractor.

“Subcontract,” as used in this clause, means a contract or contractual action entered into by a prime Contractor or subcontractor for the purpose of obtaining supplies, materials, equipment, or services of any kind under a prime contract.

“Subcontractor,” as used in this clause, (1) means any person, other than the prime Contractor, who offers to furnish or furnishes any supplies, materials, equipment, or services of any kind under a prime contract or a subcontract entered into in connection with such prime contract, and (2) includes any person who offers to furnish or furnishes general supplies to the prime Contractor or a higher tier subcontractor.

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOVERNMENT

“Subcontractor employee,” as used in this clause, means any officer, partner, employee, or agent of a subcontractor.

(b)	The Anti-Kickback Act of 1986 (41 U.S.C. 51-58) (the Act), prohibits any person from—

(1)	Providing or attempting to provide or offering to provide any kickback;

(2)	Soliciting, accepting, or attempting to accept any kickback; or

(3)	Including, directly or indirectly, the amount of any kickback in the contract price charged by a prime Contractor to the United States or in the contract price charged by a subcontractor to a prime Contractor or higher tier subcontractor.

(c)	(1) The Contractor shall have in place and follow reasonable procedures designed to prevent and detect possible violations described in paragraph (b) of this clause in its own operations and direct business relationships.

(2)	When the Contractor has reasonable grounds to believe that a violation described in paragraph (b) of this clause may have occurred, the Contractor shall promptly report in writing the possible violation. Such reports shall be made to the inspector general of the contracting agency, the head of the contracting agency if the agency does not have an inspector general, or the Department of Justice.

(3)	The Contractor shall cooperate fully with any Federal agency investigating a possible violation described in paragraph (b) of this clause.

(4)	The Contracting Officer may (i) offset the amount of the kickback against any monies owed by the United States under the prime contract and/or (ii) direct that the Prime Contractor withhold from sums owed a subcontractor under the prime contract, the amount of the kickback. The Contracting Officer may order that monies withheld under subdivision (c)(4)(ii) of this clause be paid over to the Government unless the Government has already offset those monies under subdivision (c)(4)(i) of this clause. In the either case, the Prime Contractor shall notify the Contracting Officer when the monies are withheld.

(5)	The Contractor agrees to incorporate the substance of this clause, including subparagraph (c)(5) but excepting subparagraph (c)(1), in all subcontracts under this contract which exceed $100,000.

29.	52.223-6 DRUG-FREE WORKPLACE (JAN 1997)

(a)	Definitions. As used in this clause —

“Controlled substance” means a controlled substance _n schedules I through V of Section 202 of the Controlled Substances Act (21 U.S.C. 812) and as further defined in regulation at 21 CFR 1308.11 - 1308.15.

“Conviction” means a finding of guilt (including a plea of no lo contendre) or imposition of sentence, or both, by any judicial body charged with the responsibility to determine violations of the Federal or State criminal drug statutes.

“Criminal drug statute” means a Federal or non-Federal criminal statue involving the manufacture, distribution, dispensing, possession, or use of any controlled substance.

“Drug-free workplace” means the site(s) for the performance of work done by the Contractor in connection with a specific contract at which employees of the Contractor are provided from engaging in the unlawful manufacture, distribution, dispensing, possession, or use of a controlled substance.

“Employee” means an employee of a Contractor directly engaged in the performance of work under a Government contract. “Directly engaged” is defined to include all direct cost employees and any other Contractor employee who has other than a minimal Impact or involvement in contract performance.

“Individual” means an offeror/contractor that has no more than one employee including the offeror/contractor.

(b)	The Contractor, if other than an individual, shall—within 30 days alter award (unless a longer period is agreed to in writing for contracts of 30 days or more performance duration), or as soon as possible for contracts of less than 30 days performance duration—

(1)	Publish a statement notifying its employees that the unlawful manufacture, distribution, dispensing, possession, or use of a controlled substate is prohibited in the Contractor’s workplace and specifying the actions that will be taken against employees for violations of such prohibition;

(2)	Establish an ongoing drug-free awareness program to inform such employees about —

(i)	The dangers of drug abuse in the workplace;

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOVERNMENT

(ii)	The Contractor’s policy of maintaining a drug-free workplace;

(iii)	Any available drug counseling, rehabilitation, and employee assistance programs; and

(iv)	The penalties that may be imposed upon employees for drug abuse violations occurring in the workplace;

(3)	Provide all employees engaged in performance of the contract with a copy of the statement required by subparagraph (b)(1) of this clause;

(4)	Notify such employees in writing in the statement required by subparagraph (b)(1) of this clause that, as a condition of continued employment on this contract, the employee will—

(i)	Abide by the terms of the statement; and

(ii)	Notify the employer in writing of the employee’s conviction under a criminal drug statute for a violation occurring in the workplace no later than 5 days after such conviction.

(5)	Notify the Contracting Officer in writing within 10 days after receiving notice under subdivision (b)(4)(ii) of this clause, from an employee or otherwise receiving actual notice of such conviction. The notice shall include the position title of the employee;

(6)	Within 30 days after receiving notice under subdivision (b)(4)(ii) of this clause of a conviction, take one of the following actions with respect to any employee who is convicted of a drug abuse violation occurring in the workplace:

(i)	Taking appropriate personnel action against such employee, up to and including termination; or

(ii)	Require such employee to satisfactorily participate in a drug abuse assistance or rehabilitation program approved for such purposes by a Federal, State, or local health, law enforcement, or other appropriate agency, and

(7)	Make a good faith effort to maintain a drug-free workplace through implementation of subparagraphs (b)(l) though (b)(6) of this clause.

(c)	The Contractor, if an individual, agrees by award of the contract or acceptance of a purchase order, not to engage in the unlawful manufacture, distribution, dispensing, possession, or use of a controlled substance white performing this contract.

(d)	In addition to other remedies available to the Government, the Contractor’s failure to comply with the requirements of paragraph (b) or (c) of this clause may, pursuant to FAR 23,506. render the Contractor subject to suspension of contract payments, termination of the contract for default, and suspension or debarment.

30.	552.203-70 - PRICE ADJUSTMENT FOR ILLEGAL OR IMPROPER ACTIVITY (SEP 1999)

(Applies to leases which exceed $100,000.)

(a)	If the head of the contracting activity (HCA) or his or her designee determines that there was a violation of subsection 27(a) of the Office of Federal Procurement Policy Act, as amended (41 U.S.C. 423), as implemented in the Federal Acquisition Regulation, the Government, at its election, may—

(1)	Reduce the monthly rental under this lease by 5 percent of the amount of the rental for each month of the remaining term of the lease, including any option periods, and recover 5 percent of the rental already paid;

(2)	Reduce payments for alterations not included in monthly rental payments by 5 percent of the amount of the alterations agreement; or

(3)	Reduce the payments for violations by a Lessor’s subcontractor by an amount not to exceed the amount of profit or fee reflected in the subcontract at the time the subcontract was placed.

(b)	Prior to making a determination as set forth above, the HCA or designee shall provide to the Lessor a written notice of the action being considered and the basis therefor. The Lessor shall have a period determined by the agency head or designee, but not less than 30 calendar days after receipt of such notice, to submit in person, in writing, or through a representative, information and argument in opposition to the proposed reduction. The agency head or designee may, upon good cause shown, determine to deduct less than the above amounts from payments.

(c)	The rights and remedies of the Government specified herein are not exclusive, and are in addition to any other rights and remedies provided by law or under this lease.

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOVERNMENT

31.	52.215-10-PRICE REDUCTION FOR DEFECTIVE COST OR PRICING DATA (OCT 1997)

(Applies when cost or pricing data are required for work or service exceeding $500,000.)

(a)	If any price, including profit or fee, negotiated in connection with this contract, or any cost reimbursable under this contract, was increased by any significant amount because—

(1)	The Contractor or a subcontractor furnished cost or pricing data that were not complete, accurate, and current as certified in its Certificate of Current Cost or Pricing Data;

(2)	A subcontractor or prospective subcontractor furnished the Contractor cost or pricing data that were not complete, accurate, and current as certified in the Contractor’s Certificate of Current Cost or Pricing Data; or

(3)	Any of these parties furnished data of any description that were not accurate, the price or cost shall be reduced accordingly and the contract shall be modified to reflect the reduction.

(b)	Any reduction in the contract price under paragraph (a) of this clause due to defective data from a prospective subcontractor that was not subsequently awarded the subcontract shall be limited to the amount, plus applicable overhead and profit markup, by which (1) the actual subcontract or (2) the actual cost to the Contractor, if there was no subcontract, was less than the prospective subcontract cost estimate submitted by the Contractor; provided, that the actual subcontract price was not itself affected by defective cost or pricing data.

(c) (1)	If the Contracting Officer determines under paragraph (a) of this clause that a price or cost reduction should be made, the Contractor agrees not to raise the following matters as a defense:

(i)	The Contractor or subcontractor was a sole source supplier or otherwise was in a superior bargaining position and thus the price of the contract would not have been modified even if accurate, complete, and current cost or pricing data had been submitted.

(ii)	The Contracting Officer should have known that the cost or pricing data in issue were defective even though the Contractor or subcontractor look no affirmative action to bring the character of the data to the attention of the Contracting Officer.

(iii)	The contract was based on an agreement about the total cost of the contract and there was no agreement about the cost of each item procured under the contract.

(iv)	The Contractor or subcontractor did not submit a Certificate of Current Cost or Pricing Data.

(2) (i)	Except as prohibited by subdivision (c)(2)(ii) of this clause, an offset in an amount determined appropriate by the Contracting Officer based upon the facts shall be allowed against the amount of a contract price reduction if—

(A)	The Contractor certifies to the Contracting Officer that, to the best of the Contractor’s knowledge and belief, the Contractor is entitled to the offset in the amount requested; and

(B)	The Contractor proves that the cost or pricing data were available before the “as of” date specified on its Certificate of Current Cost or Pricing Data, and that the data were not submitted before such date.

(ii)	An offset shall not be allowed if—

(A)	The understated data were known by the Contractor to be understated before the “as of” date specified on its Certificate of Current Cost or Pricing Data; or

(B)	The Government proves that the facts demonstrate that the contract price would not have increased in the amount to be offset even if the available data had been submitted before the “as of” date specified on its Certificate of Current Cost or Pricing Data.

(d)	If any reduction in the contract price under this clause reduces the price of items for which payment was made prior to the date of the modification reflecting the price reduction, the Contractor shall be liable to and shall pay the United States at the time such overpayment is repaid—

(1)	Simple interest on the amount of such overpayment to be computed from the date(s) of overpayment to the Contractor to the date the Government is repaid by the Contractor at the applicable underpayment rate effective for each quarter prescribed by the Secretary of the Treasury under 26 U.S.C. 6621(a)(2); and

(2)	A penalty equal to the amount of the overpayment, if the Contractor or subcontractor knowingly submitted cost or pricing data that were incomplete, inaccurate, or noncurrent.

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOVERNMENT

32.	552.270-13-PROPOSALS FOR ADJUSTMENT (SEP 1999)

(a)	The Contracting Officer may, from time to time during the term of this lease, require changes to be made in the work of services to be performed and in the terms or conditions of this lease. Such changes will be required under the Changes clause.

(b)	If the Contracting Officer makes a change within the general scope of the lease, the Lessor shall submit, in a timely manner, an itemized cost proposal for the work to be accomplished or services to be performed when the cost exceeds $100,000. The proposal, including all subcontractor work, will contain at least the following details—

(1)	Material quantities and unit costs;

(2)	Labor costs (identified with specific item or material to be placed or operation to be performed;

(3)	Equipment costs;

(4)	Worker’s compensation and public liability insurance;

(5)	Overhead;

(6)	Profit; and

(7)	Employment taxes under FICA and FUTA.

(c)	The following Federal Acquisition Regulation (FAR) provisions also apply to all proposals exceeding $500,000 in cost—

(1)	The Lessor shall provide cost or pricing data including subcontractor cost or pricing data (48 CFR 15.403-4) and

(2)	The Lessor’s representative, all Contractors, and subcontractors whose portion of the work exceeds $500,000 must sign and return the “Certificate of Current Cost or Pricing Data” (48 CFR 15.406-2).

(d)	Lessors shall also refer to 48 CFR Part 31, Contract Cost Principles, for information on which costs are allowable, reasonable, and allocable in Government work.

33.	552.270-14-CHANGES (SEP 1999) (VARIATION)

(a)	The Contracting Officer may at any time, by written order, make changes within the general scope of this lease in any one or more of the following:

(1)	Specifications (including drawings and designs);

(2)	Work or services;

(3)	Facilities or space layout; or

(4)	Amount of space, provided the Lessor consents to the change.

(b)	If any such change causes an increase or decrease in Lessor’s cost of or the time required for performance under this lease, whether or not changed by the order, the Contracting Officer shall modify this lease to provide for one or more of the following:

(1)	A modification of the delivery date;

(2)	An equitable adjustment in the rental rate;

(3)	A lump sum equitable adjustment; or

(4)	An equitable adjustment of the annual operating costs per ANSI/BOMA Office Area square foot specified in this lease.

(c)	The Lessor shall assert its right to an adjustment under this clause within 30 days from the date of receipt of the change order and shall submit a proposal for adjustment. Failure to agree to any adjustment shall be a dispute under the Disputes clause. However, nothing in this clause shall excuse the lessor from proceeding with the change as directed.

(d)	Absent such written change order, the Government shall not be liable to Lessor under this clause.

34.	552.215-70-EXAMINATION OF RECORDS BY GSA (FEB 1996)

The Contractor agrees that the Administrator of General Services, or any duly authorized representative shall, until the expiration of 3 years after final payment under this contract, or of the time periods for the particular records specified in Subpart 4.7 of the Federal Acquisition Regulation (48 CFR 4.7), whichever expires earlier, have access to and the right to examine any books, documents, papers, and records of the Contractor involving transactions related to this contract or compliance with any clauses thereunder. The Contractor further agrees to include in all its subcontracts hereunder a provision to the effect that the subcontractor agrees that the Administrator of General Services, or any duly authorized representatives shall, until the expiration of 3 years after final payment under the subcontract, or of the time periods for the particular records specified in Subpart 4.7 of the Federal Acquisition Regulation (48 CFR 4.7), whichever expires

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOVERNMENT

earlier, have access to and the right to examine any books, documents, papers, and records of such subcontractor, involving transactions related to the subcontract or compliance with any clauses thereunder. The term “subcontract” as used in this clause excludes (a) purchase orders not exceeding $100,000 and (b) subcontracts or purchase orders for public utility services at rates established for uniform applicability to the general public.

35.	52.215-2-AUDIT AND RECORDS—NEGOTIATION (JUN 1999)

(a)	As used in this clause, “records” includes books, documents, accounting procedures and practices, and other data, regardless of type and regardless of whether such items are in written form, in the form of computer data, or in any other form.

(b)	Examination of costs, if this is a cost-reimbursement, incentive, time-and-materials, labor-hour, or price redeterminable contract, or any combination of these, the Contractor shall maintain and the Contracting Officer, or an authorized representative of the Contracting Officer, shall have the right to examine and audit all records and other evidence sufficient to reflect properly all costs claimed to have been incurred or anticipated to be incurred directly or indirectly in performance of this contract. This right of examination shall include inspection at all reasonable times of the Contractor’s plants, or parts of them, engaged in performing the contract.

(c)	Cost or pricing data. If the Contractor has been required to submit cost or pricing data in connection with any pricing action relating to this contract, the Contracting Officer, or an authorized representative of the Contracting Officer, in order to evaluate the accuracy, completeness, and currency of the cost or pricing data, shall have the right to examine and audit all of the Contractor’s records, including computations and projections, related to—

(1)	The proposal for the contract, subcontract, or modification;

(2)	The discussions conducted on the proposal(s), including those related to negotiating;

(3)	Pricing of the contract, subcontract, or modification; or

(4)	Performance of the contract, subcontract or modification.

(d)	Comptroller General—

(1)	The Comptroller General of the United States, or an authorized representative, shall have access to and the right to examine any of the Contractor’s directly pertinent records involving transactions related to this contract or a subcontract hereunder.

(2)	This paragraph may not be construed to require the Contractor or subcontractor to create or maintain any record that the Contractor or subcontractor does not maintain in the ordinary course of business or pursuant to a provision of law.

(e)	Reports. If the Contractor is required to furnish cost, funding, or performance reports, the Contracting Officer or an authorized representative of the Contracting Officer shall have the right to examine and audit the supporting records and materials, for the purpose of evaluating—

(1)	The effectiveness of the Contractor’s policies and procedures to produce data compatible with the objectives of these reports; and

(2)	The data reported.

(f)	Availability. The Contractor shall make available at its office at all reasonable times the records, materials, and other evidence described in paragraphs (a), (b), ©, (d), and (e) of this clause, for examination, audit, or reproduction, until 3 years after final payment under this contract or for any shorter period specified in Subpart 4.7, Contractor Records Retention, of the Federal Acquisition Regulation (FAR), or for any longer period required by statute or by other clauses of this contract. In addition—

(1)	If this contract is completely or partially terminated, the Contractor shall make available the records relating to the work terminated until 3 years after any resulting final termination settlement; and

(2)	The Contractor shall make available records relating to appeals under the Disputes clause or to litigation or the settlement of claims arising under or relating to this contract until such appeals, litigation, or claims are finally resolved.

(g)	The Contractor shall insert a clause containing all the terms of this clause, including this paragraph (g), in all subcontracts under this contract that exceed the simplified acquisition threshold, and—

(1)	That are cost reimbursement, incentive, time–and–materials, labor–hour, or price–redeterminable type or any combination of these;

(2)	For which cost or pricing data are required; or

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOVERNMENT

(3)	That require the subcontractor to furnish reports as discussed in paragraph (e) of this clause.

The clause may be altered only as necessary to identify properly the contracting parties and the Contracting Officer under the Government prime contract.

36.	52.233-1-DISPUTES (DEC 1998)

(a)	This contract is subject to the Contract Disputes act of 1978, as amended (41 U. S. C 601-613

(b)	Except as provided in the Act, all disputes arising under or relating to this contract shall be resolved under this clause.

(c)	“Claim,” as used in this clause, means a written demand of written assertion by one of the contracting parties seeking, as a matter of right, the payment of money in a sum certain, the adjustment or interpretation of contract terms, or other relief arising under or relating to this contract. A claim arising under a contract, unlike a claim relating to that contract, is a claim that can be resolved under a contract clause that provides for the relief sought by the claimant. However, a written demand or written assertion by the Contractor seeking the payment of money exceeding $100,000 is not a claim under the Act until certified as required by subparagraph (d)(2) of this clause. A voucher, invoice, or other routine request for payment that is not in dispute when submitted is not a claim under the Act. The submission may be converted to a claim under the Act, by complying with the submission and certification requirements of this clause, if it is disputed either as to liability or amount or is not acted upon in a reasonable time.

(d) (1)	A claim by the Contractor shall be made in writing and, unless otherwise stated in this contract, submitted within 6 years after accrual of the claim to the Contracting Officer for a written decision. A claim by the Government against the Contractor shall be subject to a written decision by the Contracting Officer.

(2) (i)	The Contractor shall provide the certification specified in paragraph (d)(2)(iii) of this clause when submitting any claim exceeding $100,000.

(ii)	The certification requirement does not apply to issues in controversy that have not been submitted as all or part of a claim.

(iii)	The certification shall state as follows: “I certify that the claim is made in good faith; that the supporting data are accurate and complete to the best of my knowledge and belief; that the amount requested accurately reflects the contract adjustment for which the Contractor believes the Government is liable; and that I am duly authorized to certify the claim on behalf of the Contractor.”

(3)	The certification may be executed by any person duly authorized to bind the Contractor with respect to the claim.

(e)	For Contractor claims of $100,000 or less, the Contracting Officer must, if requested in writing by the Contractor, render a decision within 60 days of the request. For Contractor-certified claims over $100,000, the Contracting Officer must, within 60 days, decide the claim or notify the Contractor of the date by which the decision will be made.

(f)	The Contracting Officer’s decision shall be final unless the Contractor appeals or files a suit as provided in the Act.

(g)	If the claim by the Contractor is submitted to the Contracting Officer or a claim by the Government is presented to the Contractor, the parties, by mutual consent, may agree to use alternative disputes resolution (ADR). If the Contractor refuses an offer for ADR, the Contractor shall inform the Contracting Officer, in writing, of the Contractor’s specific reasons for rejecting the offer.

(h)	The Government shall pay interest on the amount found due and unpaid from (1) the date that the Contracting Officer receives the claim (certified if required); or (2) the date that payment otherwise would be due, if that date is later, until the date of payment. With regard to claims having defective certifications, as defined in FAR 33.201, interest shall be paid from the date that the Contracting Officer initially receives the claim. Simple interest on claims shall be paid at the rate, fixed by the Secretary of the Treasury as provided in the Act, which is applicable to the period during which the Contracting Officer receives the claim and then at the rate applicable for each 6-month period as fixed by the Treasury Secretary during the pendency of the claim.

(i)	The Contractor shall proceed diligently with performance of this contract, pending final resolution of any request for relief, claim, appeal, or action arising under the contract, and comply with any decision of the Contracting officer.

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOVERNMENT

37.	52.222-26-EQUAL OPPORTUNITY (FEB 1999)

(a)	If, during any 12-month period (including the 12 months preceding the award of this contract), the Contractor has been or is awarded nonexempt Federal contracts and/or subcontracts that have an aggregate value in excess of $10,000, the Contractor shall comply with subparagraphs (b)(1) through (11) below. Upon request, the Contractor shall provide information necessary to determine the applicability of this clause.

(b)	During performing this contract, the Contractor agrees as follows:

(1)	The Contractor shall not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin. However, it shall not be a violation of this clause for the Contractor to extend a publicly announced preference in employment to indians living on or near an Indian reservation, in connection with employment opportunities on or near an Indian reservation, as permitted by 41 CFR 60-1.5.

(2)	The Contractor shall take affirmative action to ensure the applicants are employed, and that employees are treated during employment, without regard to their race, color, religion, sex, or national origin. This shall include, but not be limited to, (i) employment, (ii) upgrading, (iii) demotion, (iv) transfer, (v) recruitment or recruitment advertising, (vi) layoff or termination, (vii) rates of pay or other forms of compensation, and (viii) selection for training, including apprenticeship.

(3)	The Contractor shall post in conspicuous places available to employees and applicants for employment the notices to be provided by the Contracting Officer that explain this clause.

(4)	The Contractor shall, in all solicitations or advertisements for employees placed by or on behalf of the Contractor, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, or national origin.

(5)	The Contractor shall send, to each labor union or representative of workers with which it has a collective bargaining agreement or other contract or understanding, the notice to be provided by the Contracting Officer advising the labor union or workers’ representative of the Contractor’s commitments under this clause, and post copies of the notice in conspicuous places available to employees and applicants for employment.

(6)	The Contractor shall comply with Executive Order 11246, as amended, and the rules, regulations, and orders of the Secretary of Labor.

(7)	The Contractor shall furnish to the contracting agency all information required by Executive Order 11246, as amended, and by the rules, regulations, and orders of the Secretary of Labor. Standard Form 100 (EEO-1), or any successor form, as prescribed in 41 CFR part 60-1. Unless the Contractor has filed within the 12 months preceding the date of contract award, the Contractor shall, within 30 days after contract award, apply to either the regional Office of Federal Contract Compliance Programs (OFCCP) or the local office of the Equal Employment Opportunity Commission for the necessary forms

(8)	The Contractor shall permit access to its premises, during normal business hours, by the contracting agency or the OFCCP for the purpose of conducting on-site compliance evaluations and complaint investigations. The Contractor shall permit the Government to inspect and copy any books, accounts, records (including computerized records), and other material that may be relevant to the matter under investigation and pertinent to compliance with Executive Order 11246, as amended, and rules and regulations that implement the Executive Order.

(9)	If the OFCCP determines that the Contractor is not in compliance with this clause or any rule, regulation, or order of the Secretary of Labor, this contract may be canceled, terminated, or suspended in whole or in part and the Contractor may be declared ineligible for further Government contracts, under the procedures authorized in Executive Order 11246, as amended. In addition, sanctions may be imposed and remedies invoked against the Contractor as provided in Executive Order 11246, as amended, the rules, regulations, and orders of the Secretary of Labor, or as otherwise provided by law.

(10)	The Contractor shall include the terms and conditions of subparagraph (b)(1) through (11) of this clause in every subcontract or purchase order that is not exempted by the rules, regulations, or orders of the Secretary of Labor issued under Executive Order 11246, as amended, so that these terms and conditions will be binding upon each subcontractor or vendor.

(11)	The Contractor shall take such action with respect to any subcontract or purchase order as the contracting agency may direct as a means of enforcing these terms and conditions, including sanctions for noncompliance; provided, that if the Contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of any direction, the Contractor may request the United States to enter into the litigation to protect the interests of the United States.

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOVERNMENT

(c)	Notwithstanding any other clause in this contract, disputes relative to this clause will be governed by the procedures in 41 CFR 60-1.1.

38.	52.222-24-PREAWARD ON-SITE EQUAL OPPORTUNITY COMPLIANCE EVALUATION (FEB 1999)

(Applies to leases which exceed $10,000,000.)

If a contract in the amount of $10 million or more will result from this solicitation, the prospective Contractor and its known first-tier subcontractors with anticipated subcontracts of $10 million or more shall be subject to a preaward compliance evaluation by the Office of Federal Contract Compliance Programs (OFCCP), unless, within the preceding 24 months, OFCCP has conducted an evaluation and found the prospective Contractor and subcontractors to be in compliance with Executive Order 11246.

39.	52.222-21-PROHIBITION OF SEGREGATED FACILITIES (FEB 1999)

(a)	“Segregated facilities,” as used in this clause, means any waiting rooms, work areas, rest rooms and wash rooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees, that are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, sex, or national origin because of written or oral policies or employee custom. The term does not include separate or single-user rest rooms or necessary dressing or sleeping areas provided to assure privacy between the sexes.

(b)	The Contractor agrees that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not permit its employees to perform their services at any location under its control where segregated facilities are maintained. The Contractor agrees that a breach of this clause is a violation of the Equal Opportunity clause in this contract.

(c)	The Contractor shall include this clause in every subcontract and purchase order that is subject to the Equal Opportunity clause of this contract.

40.	52. 222-35-AFFIRMATIVE ACTION FOR DISABLED VETERANS AND VETERANS OF THE VIETNAM ERA (APR 1998)

(a)	Definitions.

All employment openings includes all positions except executive and top management, those positions that will be filled from within the contractor’s organization, and positions lasting 3 days or less. This term includes full-time employment, temporary employment of more than 3 days’ duration, and part-time employment.

Appropriate office of the Stateemployment service system means the local office of the Federal-State national system of public employment offices with assigned responsibility to serve the area where the employment opening is to be filled, including the District of Columbia, Guam, the Commonwealth of Puerto Rico, and the Virgin Islands.

Positions that will be filled from within the Contractor’s organization means employment openings for which no consideration will be given to persons outside the Contractor’s organization (including any affiliates, subsidiaries, and the parent companies) and includes any openings that the Contractor proposes to fill from regularly establish “recall” lists. The exception does not apply to a particular opening once an employer decides to consider applicants outside of its organization.

Veteran of the Vietnam era means a person who—

(1)	Served on active duty for a period of more than 180 days, any part of which occurred between August 5, 1964, and May 7, 1975, and was discharged or released therefrom with other than a dishonorable discharge; or

(2)	Was discharged or released from active duty for a service-connected disability if any part of such active duty was performed between August 5, 1964, and May 7, 1975.

(b)	General.

(1)	Regarding any position for which the employee or applicant for employment is qualified, the Contractor shall not discriminate against the individual because the individual is a disabled veteran or veteran of the Vietnam era. The Contractor agrees to take affirmative action to employ, advance in employment, and otherwise treat

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOVERNMENT

qualified disabled veterans and veterans of the Vietnam era without discrimination based upon their disability or veterans’ status in all employment practices such as—

(i)	Employment;

(ii)	Upgrading;

(iii)	Demotion or transfer;

(iv)	Recruitment;

(v)	Advertising;

(vi)	Layoff or termination;

(vii)	Rates of pay or other forms of compensation; and

(viii)	Selection for training, including apprenticeship.

(2)	The Contractor agrees to comply with the rules, regulations, and relevant orders of the Secretary of Labor (Secretary) issued under the Vietnam Era Veterans’ Readjustment Assistance Act of 1972 (the Act), as amended.

(c)	Listing openings.

(1)	The Contractor agrees to list all employment openings existing at contract award or occurring during contract performance, at an appropriate office of the State employment service system in the locality where the opening occurs. These openings include those occurring at any contractor facility, including one not connected with performing this contract. An independent corporate affiliate is exempt from this requirement.

(2)	State and local government agencies holding Federal contracts of $10,000 or more shall also list all employment openings with the appropriate office of the State employment service.

(3)	The listing of employment openings with the State employment service system is required at least concurrently with using any other recruitment source or effort and involves the obligations of placing a bona fide job order, including accepting referrals of veterans and nonveterans. This listing does not require hiring any particular job applicant or hiring from any particular group of job applicants and is not intended to relieve the Contractor from any requirements of Executive orders or regulations concerning nondiscrimination in employment.

(4)	Whenever the Contractor becomes contractually bound to the listing terms of this clause, it shall advise the State employment service system, in each State where it has establishments, of the name and location of each hiring location in the State. As long as the Contractor is contractually bound to these terms and has so advised the State system, it need not advise the State system of subsequent contracts. The Contractor may advise the State system when it is no longer bound by this contract clause.

(d)	Applicability. This clause does not apply to the listing of employment openings which occur and are filled outside the 50 states, the District of Columbia, the Commonwealth of Puerto Rico, Guam, and the Virgin Islands.

(e)	Postings.

(1)	The Contractor agrees to post employment notices stating –

(i)	The Contractor’s obligation under the law to take affirmative action to employ and advance in employment qualified disabled veterans and veterans of the Vietnam era, and

(ii)	The rights of applicants and employees.

(2)	These notices shall be posted in conspicuous places that are available to employees and applicants for employment. They shall be in a form prescribed by the Deputy Assistant Secretary for Federal Contract Compliance Programs, Department of Labor (Deputy Assistant Secretary), and provided by or through the Contracting Officer.

(3)	The Contractor shall notify each labor union or representative of workers with which it has a collective bargaining agreement or other contract understanding, that the Contractor is bound by the terms of the Act, and is committed to take affirmative action to employ, and advance in employment, qualified disabled veterans and veterans of the Vietnam era.

(f)	Noncompliance. If the Contractor does not comply with the requirements of this clause, appropriate actions may be taken under the rules, regulations, and relevant orders of the Secretary issued pursuant to the Act.

(g)	Subcontracts. The Contractor shall include the terms of this clause in every subcontract or purchase order of $10,000 or more unless exempted by rules, regulations, or orders of the Secretary. The Contractor shall act as specified by the Deputy Assistant Secretary to enforce the terms, including action for noncompliance.

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOVERNMENT

41.	52.222-36-AFFIRMATIVE ACTION FOR WORKERS WITH DISABILITIES (JUN 1998)

(a)	General.

(1)	Regarding any position for which the employee or applicant for employment is qualified, the Contractor shall not discriminate against any employee or applicant because of physical or mental disability. The Contractor agrees to take affirmative action to employ, advance in employment and otherwise treat qualified individuals with disabilities without discrimination based upon their physical or mental disability in all employment practices such as—

(i)	Recruitment, advertising, and job application procedures;

(ii)	Hiring, upgrading, promotion, award of tenure, demotion, transfer, layoff, termination, right of return from layoff, and rehiring;

(iii)	Rates of pay or any other form of compensation and changes in compensation;

(iv)	Job assignments, job classifications, organizational structures, position descriptions, lines of progression, and seniority lists;

(v)	Leaves of absence, sick leave, or any other leave;

(vi)	Fringe benefits available by virtue of employment, whether or not administered by the Contractor;

(vii)	Selection and financial support for training, including apprenticeships, professional meetings, conferences, and other related activities, and selection for leaves of absence to pursue training

(viii)	Activities sponsored by the Contractor, including social or recreational programs; and

(ix)	Any other term, condition, or privilege of employment.

(2)	The Contractor agrees to comply with the rules, regulations, and relevant orders of the Secretary of Labor (Secretary) issued under the Rehabilitation Act of 1973 (29 USC 793) (the Act), as amended.

(b)	Postings.

(1)	The Contractor agrees to post employment notices stating (i) the Contractor’s obligation under the law to take affirmative action to employ and advance in employment qualified individuals with disabilities and (ii) the rights of applicants and employees.

(2)	These notices shall be posted in conspicuous places that are available to employees and applicants for employment. The Contractor shall ensure that applicants and employees with disabilities are informed of the contents of the notice (e.g., the Contractor may have the notice read to a visually disabled individual, or may lower the posted notice so that it might be read by a person in a wheelchair). The notices shall be in a form prescribed by the Deputy Assistant Secretary for Federal Contract Compliance of the U.S. Department of Labor (Deputy Assistant Secretary) and shall be provided by or through the Contracting Officer.

(3)	The Contractor shall notify each labor union or representative of workers with which it has a collective bargaining agreement or other contract understanding, that the Contractor is bound by the terms of Section 503 of the Act and is committed to take affirmative action to employ, and advance in employment, qualified individuals with physical or mental disabilities.

(c)	Noncompliance. If the Contractor does not comply with the requirements of this clause, appropriate actions may be taken under the rules, regulations, and relevant orders of the Secretary issued pursuant to the Act.

(d)	Subcontracts. The Contractor shall include the terms of this clause in every subcontract or purchase order in excess of $10,000 unless exempted by rules, regulations, or orders of the Secretary. The Contractor shall act as specified by the Director to enforce the terms, including action for noncompliance.

42.	52.222-37-EMPLOYMENT REPORTS ON DISABLED VETERANS AND VETERANS OF THE VIETNAM ERA (JAN 1999)

(a)	Unless the Contractor is a State or local government agency, the Contractor shall report at least annually, as required by the Secretary of Labor, on:

(1)	The number of disabled veterans and the number of veterans of the Vietnam era in the workforce of the contractor by job category and hiring location; and

(2)	The total number of new employees hired during the period covered by the report, and of that total, the number of special disabled veterans, and the number of veterans of the Vietnam era.

(b)	The above items shall be reported by completing the form entitled “Federal Contractor Veterans” Employment Report VETS-100.”

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOVERNMENT

(c)	Reports shall be submitted no later than September 30 of each year beginning September 30, 1988.

(d)	The employment activity report required by paragraph (a)(2) of this clause shall reflect total hires during the most recent 12-month period as of the ending date selected for the employment profile report required by paragraph (a)(1) of this clause. Contractors may select an ending date: (1) As of the end of any pay period during the period January through March 1 of the year the report is due, or (2) as of December 31, if the Contractor has previous written approval from the Equal Employment Opportunity Commission to do so for purposes of submitting the Employer Information Report EEO-1 (Standard Form 100).

(e)	The count of veterans reported according to paragraph (a) of this clause shall be based on voluntary disclosure. Each Contractor subject to the reporting requirements at 38 U.S.C. 4212 shall invite all special disabled veterans and veterans of the Vietnam era who wish to benefit under the affirmative action program at 38 U.S.C. 4212 to identify themselves to the Contractor. The invitation shall state that the information is voluntarily provided, that the information will be kept confidential, that disclosure or refusal to provide the information will not subject the applicant or employee to any adverse treatment, and that the information will be used only in accordance with the regulations promulgated under 38 U.S.C. 4212.

(f)	Subcontracts. The Contractor shall include the terms of this clause in every subcontract or purchase order of $10,000 or more unless exempted by rules, regulations, or orders of the Secretary.

43.	52.209-6-PROTECTING THE GOVERNMENT’S INTEREST WHEN SUBCONTRACTING WITH CONTRACTORS DEBARRED, SUSPENDED, OR PROPOSED FOR DEBARMENT (JUL 1995)

(a)	The Government suspends or debars Contactors to protect the Government’s interests. Contractors shall not enter into any subcontract in excess of the small purchase limitation at FAR 13.000 with a Contractor that has been debarred, suspended, or proposed for debarment unless there is a compelling reason to do so.

(b)	The Contractor shall require each proposed first-tier subcontractor, whose subcontract will exceed the small purchase limitation at FAR 13.000, to disclose to the Contractor, in writing, whether as of the time of award of the subcontract, the subcontractor, or its principals, is or is not debarred, suspended, or proposed for debarment by the Federal Government.

(c)	A corporate officer or designee of the Contractor shall notify the Contracting Officer, in writing, before entering into a subcontract with a party that is debarred, suspended or proposed for debarment (See FAR 9.404 for information on the List of Parties Excluded from Federal Procurement and Nonprocurement Programs). The notice must include the following:

(1)	The name of the subcontractor,

(2)	The Contractor’s knowledge of the reasons for the subcontractor being on the List of Parties Excluded from Federal Procurement and Nonprocurement Programs;

(3)	The compelling reason(s) for doing business with the subcontractor notwithstanding its inclusion on the List of Parties Excluded from Federal Procurement and Nonprocurement Programs;

(4)	The systems and procedures the Contractor has established to ensure that it is fully protecting the Government’s interests when dealing with such subcontractor in view of the specific basis for the party’s debarment, suspension, or proposed debarment.

44.	52.215-12-SUBCONTRACTOR COST OR PRICING DATA (OCT 1997)

(Applies when the clause at FAR 52.215-10 is applicable.)

(a)	Before awarding any subcontract expected to exceed the threshold for submission of cost or pricing data at FAR 15.403-4, on the date of agreement on price or the date of award, which ever is later; or before pricing any subcontract modification involving a pricing adjustment expected to exceed the threshold for submission of cost or pricing data at FAR 15.403-4, the Contractor shall require the subcontractor to submit cost or pricing data (actually or by specific identification in writing), unless an exception under FAR 15.403-1 applies.

(b)	The Contractor shall require the subcontractor to certify in substantially the form prescribed in FAR 15.406-2 that, to the best of its knowledge and belief, the data submitted under paragraph (a) of this clause were accurate, complete, and current as of the date of agreement on the negotiated price of the subcontract or subcontract modification.

(c)	In each subcontract that exceeds the threshold for submission of cost or pricing data at FAR 15.403-4, when entered into, the Contractor shall insert either—

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(1)	The substance of this clause, including this paragraph (c), if paragraph (a) of this clause requires submission of cost or pricing data for the subcontract; or

(2)	The substance of the clause at FAR 52.215-13, Subcontractor Cost or Pricing Data—Modifications.

45.	52.219-8-UTILIZATION OF SMALL BUSINESS CONCERNS (OCT 2000)

(Applies to leases which exceed $100,000 average net annual rental, including option periods.)

(a)	It is the policy of the United States that small business concerns, veteran-owned small business concerns, service-disabled veteran-owned small business concerns, HUBZone small business concerns, small disadvantaged business concerns, and women-owned small business concerns shall have the maximum practicable opportunity to participate in performing contracts let by any Federal agency, including contracts and subcontracts for subsystems, assemblies, components, and related services for major systems. It is further the policy of the United States that its prime contractors establish procedures to ensure the timely payment of amounts due pursuant to the terms of their subcontracts with small business concerns, veteran-owned small business concerns, service-disabled veteran-owned small business concerns, HUBZone small business concerns, small disadvantaged business concerns, and women-owned small business concerns.

(b)	The Contractor hereby agrees to carry out this policy in the awarding of subcontracts to the fullest extent consistent with efficient contract performance. The Contractor further agrees to cooperate in any studies or surveys as may be conducted by the United States Small Business Administration or the awarding agency of the United States as may be necessary to determine the extent of the Contractor’s compliance with this clause.

(c)	Definitions. As used in this contract -

HUBZone small business concern means a small business concern that appears on the List of Qualified HUBZone Small Business Concerns maintained by the Small Business Administration.

Service-disabled veteran-owned small business concern –

(1)	Means a small business concern –

(i)	Not less than 51 percent of which is owned by one or more service-disabled veterans or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one of more service-disabled veterans; and

(ii)	The management and daily business operations of which are controlled by one or more service-disabled veterans or, in the case of a veteran with permanent and severe disability, the spouse or permanent caregiver of such veteran.

(2)	Service-disabled veteran means a veteran, as defined in 38 U.S.C. 101(2), with a disability that is service-connected, as defined in 38 U.S.C. 101(16).

Small business concern means a small business as defined pursuant to Section 3 of the Small Business Act and relevant regulations promulgated pursuant thereto.

Small disadvantaged business concern means a small business concern that represents, as part of its offer that –

(1)	It has received certification as a small disadvantaged business concern consistent with 13 CFR part 124, Subpart B;

(2)	No material change in disadvantaged ownership and control has occurred since its certification;

(3)	Where the concern is owned by one or more individuals, the net worth of each individual upon whom the certification is based does not exceed $750,000 after taking into account the applicable exclusions set forth at 13 CFR 124.104(c)(2); and

(4)	It is identified, on the date of its representation, as a certified small disadvantaged business in the database maintained by the Small Business Administration (PRO-Net).

“Veteran-owned small business concern” means a small business concern –

(1)	Not less than 51 percent of which is owned by one or more veterans (as defined at 38 U.S.C. 101(2)) or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more veterans; and

(2)	The management and daily business operations of which are controlled by one or more veterans

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“Women-owned small business concern” means a small business concern –

(1)	That is at least 51 percent owned by one or more women, or, in the case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more women; and

(2)	Whose management and daily business operations are controlled by one or more women.

(d)	Contractors acting in good faith may rely on written representations by their subcontractors regarding their status as a small business concern, a veteran-owned small business concern, a service-disabled veteran-owned small business concern, a HUBZone small business concern, a small disadvantaged business concern, or a women-owned small business concern.

46.	52.219-9-SMALL BUSINESS SUBCONTRACTING PLAN (OCT 2000)

(Applies to leases which exceed $500,000.)

(a)	This clause does not apply to small business concerns.

(b)	Definitions. As used in this clause–

“Commercial item” means a product or service that satisfies the definition of commercial item in section 2.101 of the Federal Acquisition Regulation.

“Commercial plan” means a subcontracting plan (including goals) that covers the offeror’s fiscal year and that applies to the entire production of commercial items sold by either the entire company or a portion thereof (e.g., division, plant, or product line).

“Individual contract plan” means a subcontracting plan that covers the entire contract period (including option periods), applies to a specific contract, and has goals that are based on the offeror’s planned subcontracting in support of the specific contract, except that indirect costs incurred for common or joint purposes may be allocated on a prorated basis to the contract.

“Master plan” means a subcontracting plan that contains all the required elements of an individual contract plan, except goals, and may be incorporated into individual contract plans, provided the master plan has been approved.

“Subcontract,” means any agreement means any agreement (other than one involving an employer-employee relationship) entered into by a Federal Government prime Contractor or subcontractor calling for supplies or services required for performance of the contract or subcontract.

(c)	The offeror, upon request by the Contracting Officer, shall submit and negotiate a subcontracting plan, where applicable, which separately addresses subcontracting with small business, veteran-owned small business, HUBZone small business concerns, small disadvantaged business, and women-owned small business concerns. If the offeror is submitting an individual contract plan, the plan must separately address subcontracting with small business, veteran-owned small business, HUBZone small business, small disadvantaged business, and women-owned small business concerns, with a separate part for the basic contract and separate parts for each option (if any). The plan shall be included in and made a part of the resultant contract. The subcontracting plan shall be negotiated within the time specified by the Contracting Officer. Failure to submit and negotiate the subcontracting plan shall make the offeror ineligible for award of a contract.

(d)	The offerer’s subcontracting plan shall include the following:

(1)	Goals, expressed in terms of percentages of total planned subcontracting dollars, for the use of small business, veteran-owned small business, HUBZone small business, small disadvantaged business, and women-owned small business concerns as subcontractors. Service-disabled veteran-owned small business concerns meet the definition of veteran-owned small business concerns, and offerors may include them within the subcontracting plan goal for veteren-owned small business concerns. A separate goal for service-disabled veteran-owned small business concerns is not required. The offeror shall include all subcontracts that contribute to contract performance, and may include a proportionate share of products and services that are normally allocated as indirect costs.

(2)	A statement of —

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(i)	Total dollars planned to be subcontracted for an individual contract plan; or the offeror’s total projected sales, expressed in dollars, and the total value of projected subcontracts to support the sales for a commercial plan;

(ii)	Total dollars planned to be subcontracted to small business concerns;

(iii)	Total dollars planned to be subcontracted to veteran-owned small business concerns;

(iv)	Total dollars planned to be subcontracted to HUBZone small business concerns;

(v)	Total dollars panned to be subcontracted to small disadvantaged business concerns; and

(vi)	Total dollars planned to be subcontracted to women-owned small business concerns.

(3)	A description of the principal types of supplies and services is be subcontracted, and an identification of the types planned for subcontracting to –

(i)	Small business concerns,

(ii)	Veteran-owned small business concerns;

(iii)	HUBZone small business concerns;

(iv)	Small disadvantaged business concerns; and

(v)	Women-owned small business concerns.

(4)	A description of the method used to develop the subcontracting goals in paragraph (d)(1) of this clause.

(5)	A description of the method used to identify potential sources for solicitation purposes (e.g., existing company source lists, the Procurement Marketing and Access Network (PRO-Net) of the Small Business Administration (SBA), veterans service organizations, the National Minority Purchasing Council Vendor Information Service, the Research and Information Division of the Minority Business Development Agency in the Department of Commerce, or small, HUBZone, small disadvantaged, and women-owned small business trade associations). A firm may rely on the information contained in PRO-Net as an accurate representation of a concern’s size and ownership characteristics for the purposes of maintaining a small, veteran-owned small, HUBZone small, small disadvantaged, and women-owned small business source list. Use of PRO-Net as its source list does not relieve a firm of its responsibilities (e.g., outreach, assistance, counseling, or publicizing subcontracting opportunities) in this clause.

(6)	A statement as to whether or not the offeror included indirect costs in establishing subcontracting goals, and a description of the method used to determine the proportionate share of indirect costs to be incurred with –

(i)	Small business concerns;

(ii)	Veteran-owned small business concerns;

(ii)	HUBZone small business concerns;

(iii)	Small disadvantaged business concerns; and

(iv)	Women-owned small business concerns.

(7)	The name of the individual employed by the offeror who will administer the offeror’s subcontracting program, and a description of the duties of the individual.

(8)	A description of the efforts the offeror will make to assure that small business, veteran-owned small business, HUBZone small business, small disadvantaged and women-owned small business concerns have an equitable opportunity to compete for subcontracts.

(9)	Assurances that the offeror will include the clause in this contract entitled “Utilization of Small Business Concerns” in all subcontracts that offer further subcontracting opportunities, and that the offeror will require all subcontractors (except small business concerns) that receive subcontracts in excess of $500,000 ($1,000,000 for construction of any public facility) to adopt a subcontracting plan that complies with the requirements of this clause.

(10)	Assurances that the offeror will—

(i)	Cooperate in any studies or surveys as may be required;

(ii)	Submit periodic reports so that the Government can determine the extent of compliance by the offeror with the subcontracting plan;

(iii)	Submit Standard Form (SF) 294, Subcontracting Report for Individual Contracts, and/or SF 295, Summary Subcontract Report, in accordance with paragraph (j) of this clause. The reports shall provide information on subcontract awards to small business concerns, veteran-owned small business concerns, service-disabled veteran-owned small business concerns, small disadvantaged business concerns, women-owned small business concerns, and Historically Black Colleges and Universities and Minority Institutions. Reporting shall be in accordance with the instructions on the forms or as provided in agency regulations.

(iv)	Ensure that its subcontractors agree to submit Standard Forms 294 and 295.

(11)	A recitation of the types of records the offeror will maintain concerning procedures that have been adopted to comply with the requirements and goals in the plan, including establishing source lists; and a description of the offeror’s efforts to locate small business, veteran-owned small business, HUBZone small business, small disadvantaged business, and women-owned small business concerns and award

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subcontracts to them. The records shall include at least the following (on a plant-wide or company-wide basis, unless otherwise indicated):

(i)	Source lists (e.g., PRO-Net), guides, and other data that identify small business, veteran-owned small business, HUBZone small business, small disadvantaged and women-owned small business concerns.

(ii)	Organizations contacted in an attempt to locate sources that are small business, veteran-owned small business, HUBZone small business, small disadvantaged or women-owned small business concerns.

(iii)	Records on each subcontract solicitation resulting in an award of more than $100,000, indicating –

(A)	Whether small business concerns were solicited and if not, why not;

(B)	Whether veteran-owned small business concerns were solicited and, if not, why not;

(C)	Whether HUBZone small business concerns were solicited and if not, why not;

(D)	Whether small disadvantaged business concerns were solicited and if not, why not;

(E)	Whether women-owned small business concerns were solicited and if not, why not; and

(F)	If applicable, the reason award was not made to a small business concern.

(iv)	Records of any outreach efforts to contact –

(A)	Trade associations;

(B)	Business development organizations,

(C)	Conferences and trade fairs to locate small, HUBZone small, small disadvantaged, and women-owned small business sources;

(D)	Veterans service organizations.

(v)	Records of internal guidance and encouragement provided to buyers through –

(A)	Workshops, seminars, training, etc.; and

(B)	Monitoring performance to evaluate compliance with the program’s requirements.

(vi)	On a contract-by-contract basis, records to support award data submitted by the offeror to the Government, including the name, address, and business size of each subcontractor. Contractors having commercial plans need not comply with this requirement.

(e)	In order to effectively implement this plan to the extent consistent with efficient contract performance, the Contractor shall perform the following functions:

(1)	Assist small business, veteran-owned small business, HUBZone small business, small disadvantaged and women-owned small business concerns by arranging solicitations, time for the preparation of bids, quantities, specifications, and delivery schedules so as to facilitate the participation by such concerns. Where the Contractor’s lists of potential small, veteran-owned small business, HUBZone small business, small disadvantaged and women-owned small business subcontractors are excessively long, reasonable efforts shall be made to give all such small business concerns an opportunity to compete over a period of time.

(2)	Provide adequate and timely consideration of the potentialities of small, veteran-owned small business, HUBZone small business, small disadvantaged and women-owned small business concerns in all “make-or-buy” decisions.

(3)	Counsel and discuss subcontracting opportunities with representatives of small, veteran-owned small business, HUBZone small business, small disadvantaged and women-owned small business firms.

(4)	Provide notice to subcontractors concerning penalties and remedies for misrepresentations of business status as small, veteran-owned small business, HUBZone small business, small disadvantaged or women-owned small business for the purpose of obtaining a subcontract that is to be included as part or all of a goal contained in the Contractor’s subcontracting plan.

(f)	A master plan on a plant or division-wide basis that contains all the elements required by paragraph (d) of this clause, except goals, may be incorporated by reference as a part of the subcontracting plan required of the offeror by this clause; provided –

(1)	The master plan has been approved;

(2)	The offeror ensures that the master plan is updated as necessary and provides copies of the approved master plan, including evidence of its approval, to the Contracting Officer; and

(3)	Goals and any deviations from the master plan deemed necessary by the Contracting Officer to satisfy the requirements of this contract are set forth in the individual subcontracting plan.

(g)	A commercial plan is the preferred type of subcontracting plan for contractors furnishing commercial items. The commercial plan shall relate to the offeror’s planned subcontracting

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generally, for both commercial and Government business, rather than solely to the Government contract. Commercial plans are also preferred for subcontractors that provide commercial items under a prime contract, whether or not the prime contractor is supplying a commercial item.

(h)	Prior compliance of the offeror with other such subcontracting plans under previous contracts will be considered by the Contracting Officer in determining the responsibility of the offeror for award of the contract.

(i)	The failure of the Contractor or subcontractor to comply in good faith with –

(1)	The clause of this contract entitled “Utilization of Small Business Concerns,” or

(2)	An approved plan required by this clause, shall be a material breach of the contract.

(j)	The Contractor shall submit the following reports:

(1)	Standard Form 294, Subcontracting Report for Individual Contracts. This report shall be submitted to the Contracting Officer semiannually and at contract completion. The report covers subcontract award data related to this contract. This report is not required for commercial plans.

(2)	Standard Form 295, Summary Subcontract Report. This report encompasses all the contracts with the awarding agency. It must be submitted semi-annually for contracts with the Department of Defense and annually for contracts with civilian agencies. If the reporting activity is covered by a commercial plan, the reporting activity must report annually all subcontract awards under that plan. All reports submitted at the close of each fiscal year (both individual and commercial plans) shall include a breakout, in the Contractor’s format, of subcontract awards, in whole dollars, to small disadvantaged business concerns by North American Industry Classification System (NAICS) Industry Subsector. For a commercial plan, the Contractor may obtain from each of its subcontractors a predominant NAICS Industry Subsector and report all awards to that subcontractor under its predominant NAICS Industry Subsector.

47.	52.219-16 LIQUIDATED DAMAGES - SUBCONTRACTING PLAN (JAN 1999)

(a)	Failure to make a good faith effort to comply with the subcontracting plan, as used in this clause, means a willful or intentional failure to perform in accordance with the requirements of the subcontracting plan approved under the clause in this contract entitled “Small Business Subcontracting Plan,” or willful or intentional action to frustrate the plan.

(b)	Performance shall be measured by applying the percentage goals to the total actual subcontracting dollars or, if a commercial plan is involved, to the pro rata share of actual subcontracting dollars attributable to Government contracts covered by the commercial plan. If, at contract completion or, in the case of a commercial plan, at the close of the fiscal year for which the plan is applicable, the Contractor has failed to meet its subcontracting goals and the Contracting Officer decides in accordance with paragraph (c) of this clause that the Contractor failed to make a good faith effort to comply with its subcontracting plan, established in accordance with the clause in this contract entitled “Small Business Subcontracting Plan,” the Contractor shall pay the Government liquidated damages in an amount stated. The amount of probable damages attributable to the Contractor’s failure to comply shall be an amount equal to the actual dollar amount by which the Contractor failed to achieve each subcontract goal.

(c)	Before the Contracting Officer makes a final decision that the Contractor has failed to make such good faith effort, the Contracting Officer shall give the Contractor written notice specifying the failure and permitting the Contractor to demonstrate what good faith efforts have been made and to discuss the matter. Failure to respond to the notice may be taken as an admission that no valid explanation exists. If, after consideration of all the pertinent data, the Contracting Officer finds that the Contractor failed to make a good faith effort to comply with the subcontracting plan, the Contracting Officer shall issue a final decision to that effect and require that the Contractor pay the Government liquidated damages as provided in paragraph (b) of this clause.

(d)	With respect to commercial plans, the Contracting Officer who approved the plan will perform the functions of the Contracting Officer under this clause on behalf of all agencies with contracts covered by the commercial plan.

(e)	The Contractor shall have the right of appeal, under the clause in this contract entitled Disputes, from any final decision of the Contracting Officer.

(f)	Liquidated damages shall be in addition to any other remedies that the Government may have.

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REPRESENTATIONS AND CERTIFICATIONS	Solicitation Number	Dated
(Acquisition of Leasehold Interests in Real Property)	02-003	11/20/01

Complete appropriate boxes, sign the form, and attach to offer.

The Offeror makes the following Representations and Certifications. NOTE: The “Offeror,” as used on this form, is the owner of the property offered, not an individual or agent representing the owner.

1.	52.219-1-SMALL BUSINESS PROGRAM REPRESENTATIONS (NOV 1999)

(a)	(1) The standard industrial classification (SIC) code for this acquisition is 6515.

(2)	The small business size standard applicable to this acquisition is average annual gross revenues of $15 million or less for the preceding three fiscal years.

(3)	The small business size standard for a concern which submits an offer in its own name, other than on a constructions or service contract, but which proposes to furnish a product which it did not itself manufacture, is 500 employees.

(b)	Representations.

(1)	The Offeror represents as part of its offer that it ☒ is, ☐ is not a small business concern.

(2)	(Complete only if offeror represented itself as a small business concern in paragraph (b)(1) of this provision.) The Offeror represents, for general statistical purposes, that it ☐ is, ☒ is not a small disadvantaged business concern as defined in 13 CFR 124.1002.

(3)	(Complete only if offeror represented itself as a small business concern in paragraph (b)(1) of this section.) The Offeror represents as part of its offer that it ☐ is, ☒ is not a women-owned small business concern.

(4)	[Complete only if offeror represented itself as a small business concern in paragraph (b)(1) of this provision.] The offeror represents, as part of its offer, that it—

(i) ☐ is, ☒ is not a HUBZone small business concern listed, on the date of this representation, on the List of Qualified HUBZone Small Business Concerns maintained by the Small Business Administration, and no material change in ownership and control, principal office of ownership, or HUBZone employee percentage has occurred since it was certified by the Small Business Administration in accordance with 13 CFR Part 126; and

(ii) If ☐ is, ☒ is not a joint venture that complies with the requirements of 13 CFR Part 126, and the representation in paragraph (b)(4)(i) of this provision is accurate for the HUBZone small business concern or concerns that are participating in the joint venture. (The offeror shall enter the name or names of the HUBZone small business concern or concerns that are participating in the joint venture:                                 .) Each HUBZone small business concern participating in the joint venture shall submit a separate signed copy of the HUBZone representation.

(5)	(Complete if offeror represented itself as disadvantaged in paragraph (b)(2) of this provision). The offeror shall check the category in which its ownership falls:

☐	Black American.

☐	Hispanic American.

☐	Native American (American Indians, Eskimos, Aleuts, or Native Hawaiians).

☐	Asian-Pacific American (persons with origins from Burma, Thailand, Malaysia, Indonesia, Singapore, Brunei, Japan, China, Taiwan, Laos, Cambodia (Kampuchea), Vietnam, Korea, The Philippines, U.S. Trust Territory of the Pacific Islands (Republic of Palau), Republic of the Marshall islands, Federated States of Micronesia, the Commonwealth of the Northern Mariana Islands, Guam, Samoa, Macao, Hong Kong, Fiji, Tonga, Tuvalu, or Nauru).

☐	Subcontinent Asian (Asian-Indian) American (persons with origins from India, Pakistan, Bangladesh, Sri Lanka, Bhutan, the Maldives Islands, or Nepal).

☐	Individual/concern, other than one of the preceding.

(c)	Definitions. Small business concern, as use in this provision, means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR Part 121 and the size standard in paragraph (a) of this provision.

Women-owned small business concern, as use in this provision, means a small business concern—

(1)	Which is at least 51 percent owned by one or more women or in the case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more women; and

(2)	Whose management and daily business operations are controlled by one or more women.

(d)	Notice.

(1)	If this solicitation is for supplies and has been set aside, in whole or in part, for small business concerns, then the clause in this solicitation providing notice of the set-aside contains restrictions on the source of the end items to be furnished.

(2)	Under 15 U.S.C. 645(d), any person who misrepresents a firm’s status as a small, small disadvantaged, of women-owned small business concern in order to obtain a contract to be awarded under the preference

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programs established pursuant to sections 8(a), 8(d), 9, or 15 of the Small Business Act or any other provision of Federal law that specifically references section 8(d) for a definition of program eligibility, shall—

(i)	Be punished by imposition of fine, imprisonment, or both;

(ii)	Be subject to administrative remedies, including suspension and debarment; and

(iii)	Be ineligible for participation in programs conducted under the authority of the Act.

2.	52.204-5-WOMEN-OWNED BUSINESS (OTHER THAN SMALL BUSINESS) (MAY 1999)

(a)	Definition. “Women-owned business concern,” as used in this provision, means a concern which is at least 51 percent owned by one or more women; or in the case of any publicly owned business, at least 51 percent of its stock is owned by one or more women; and whose management and daily business operations are controlled by one or more women.

(b)	Representation. (Complete only if the offeror is a women-owned business concern and has not represented itself as a small business concern in paragraph (b)(1) of FAR 52.219-1, Small Business Program Representations, of this solicitation.) The offeror represents that it ☐ is a women-owned business concern.

3.	52.222-22-PREVIOUS CONTRACTS AND COMPLIANCE REPORTS (FEB 1999)

The Offeror represents that —

(a)	It ☐ has, ☒ has not participated in a previous contract or subcontract subject to the Equal Opportunity clause of this solicitation;

(b)	It ☒ has, ☐ has not filed all required compliance reports; and

(c)	Representations indicating submission of required compliance reports, signed by proposed subcontractors, will be obtained before subcontract awards. (Approved by OMB under Control Number 1215-0072.)

4.	52.222-25-AFFIRMATIVE ACTION COMPLIANCE (APR 1984)

The Offeror represents that —

(a)	It ☐ has developed and has on file, ☐ has not developed and does not have on file, at each establishment affirmative action programs required by the rules and regulations of the Secretary of Labor (41 CFR 60-1 and 60-2), or

(b)	It ☒ has not previously had contracts subject to the written affirmative action programs requirement of the rules and regulations of the Secretary of Labor. (Approved by OMB under Control Number 1215-0072.)

5.	52.203-02-CERTIFICATE OF INDEPENDENT PRICE DETERMINATION (APR 1985)

(Applies to leases which exceed $100,000 average net annual rental, including option periods.)

(a)	The Offeror certifies that—

(1)	The prices in this offer have been arrived at independently, without, for the purpose of restricting competition, any consultation, communication, or agreement with any other Offeror or competitor relating to (i) those prices, (ii) the intention to submit an offer, or (iii) the methods or factors used to calculate the prices offered;

(2)	The prices in this offer have not been and will not be knowingly disclosed by the Offerer, directly or indirectly, to any other Offerer or competitor before bid opening (in the case of a sealed bid solicitation) or contract award (in the case of a negotiated solicitation) unless otherwise required by law; and

(3)	No attempt has been made or will be made by the Offeror to induce any other concern to submit or not to submit an offer for the purpose of restricting competition.

(b)	Each signature on the offer is considered to be a certification by the signatory that the signatory—

(1)	Is the person in the Offeror’s organization responsible for determining the prices being offered in this bid or proposal, and that the signatory has not participated and will not participate in any action contrary to subparagraphs (a)(1) through (a)(3) above; or

(2)	(i) Has been authorized, in writing, to act as agent for the following principals in certifying that those principals have not participated, and will not participate in any action contrary to subparagraphs (a)(1) through (a)(3) above John Akridge – Authorized Representative [insert full name of person(s) in the Offeror’s organization responsible for determining the prices offered in this bid or proposal, and the title of his or her position in the Offeror’s organization];

(ii)	As an authorized agent, does certify that the principals named in subdivision (b)(2)(i) above have not participated, and will not participate, in any action contrary to subparagraphs (a)(1) through (a)(3) above; and

(iii)	As an agent, has not personally participated, and will not participate, in action contrary to subparagraphs (a)(1) through (a)(3) above.

(c)	If the Offeror deletes or modifies subparagraph (a)(2) above, the Offeror must furnish with its offer a signed statement selling forth in detail the circumstances of the disclosure.

6.	52.203-11 - CERTIFICATION AND DISCLOSURE REGARDING PAYMENTS TO INFLUENCE CERTAIN FEDERAL TRANSACTIONS (APR 1991) (DEVIATION)

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	LESSOR		GOVERNMENT

(Applies to leases which exceed $100,000.)

(a)	The definitions and prohibitions contained in the clause, at FAR 52.203-12. Limitation on Payments to Influence Certain Federal Transactions, are hereby incorporated by reference in paragraph (b) of this certification.

(b)	The offeror, by signing its offer, hereby certifies to the best of his or her knowledge and belief that on or after December 23, 1989,—

(1)	No Federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress on his or her behalf in connection with the awarding of a contract resulting from this solicitation.

(2)	If any funds other than Federal appropriated funds (including profit or fee received under a covered Federal transaction) have been paid, or will be paid, to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress on his or her behalf in connection with this solicitation, the offeror shall complete and submit, with its offer, OMB standard form LLL, Disclosure of Lobbying Activities, to the Contracting Officer; and

(3)	He or she will include the language of this certification in all subcontract awards at any tier and require that all recipients of subcontract awards in excess of $100,000 shall certify and disclose accordingly.

(c)	Submission of this certification and disclosure is a prerequisite for making or entering into this contract imposed by section 1352, title 31, United States Code. Any person who makes an expenditure prohibited under this provision or who fails to file or amend the disclosure form to be filed or amended by this provision, shall be subject to a civil penalty of not less than $10,000, and not more than $100,000, for each such failure.

7.	52.209-5-CERTIFICATION REGARDING DEBARMENT, SUSPENSION, PROPOSED DEBARMENT, AND OTHER RESPONSIBILITY MATTERS (MAR 1996)

(Applies to leases which exceed $100,000 average net annual rental, including option periods.)

(a)	(1) The Offeror certifies, to the best of its knowledge and belief, that—

(i)	The Offeror and/or any of its Principals—

(A)	Are ☐ are not ☒ presently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by any Federal agency;

(B)	Have ☐ have not ☒, within a three-year period preceding this offer, been convicted of or had a civil judgment rendered against them for: commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (Federal, State, or local) contract or subcontract; violation of Federal or State antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion, or receiving stolen property; and

(C)	Are ☐ are not ☒ presently indicted for, or otherwise criminally or civilly charged by a governmental entity with, commission of any of the offenses enumerated in subdivision (a)(1)(i)(B) of this provision.

(ii)	The Offerer has ☐ has not ☒, within a three-year period preceding this offer, had one or more contracts terminated for default by any Federal agency.

(2)	“Principals,” for the purposes of this certification, means officers; directors; owners; partners; and, persons having primary management of supervisory responsibilities within a business entity (e.g., general manager; plant manager; head of a subsidiary, division, or business segment, and similar positions).

THIS CERTIFICATION CONCERNS A MATTER WITHIN THE JURISDICTION OF AN AGENCY OF THE UNITED STATES AND THE MAKING OF A FALSE, FICTITIOUS, OR FRAUDULENT CERTIFICATION MAY RENDER THE MAKER SUBJECT TO PROSECUTION UNDER SECTION 1001, TITLE 18, UNITED STATES CODE.

(b)	The offeror shall provide immediate written notice to the Contracting Officer if, at any time prior to contract award, the Offeror learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

(c)	A certification that any of the items in paragraph (a) of this provision exists will not necessarily result in withholding of an award under this solicitation. However, the certification will be considered in connection with a determination of the Offeror’s responsibility. Failure of the Offeror to furnish a certification or provide such additional information as requested by the Contracting Officer may render the Offeror nonresponsible.

(d)	Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render, in good faith, the certification required by paragraph (a) of this provision. The knowledge and information of an Offeror is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

(e)	The certification in paragraph (a) of this provision is a material representation of fact upon which reliance was placed when making award. If it is later determined that the Offeror knowingly rendered an erroneous certification, in addition to other remedies available to the Government, the Contracting Officer may terminate the contract resulting from this solicitation for default.

8.	52. 204-3-TAXPAYER IDENTIFICATION (JUN 1997)

(a)	Definitions.

INITIALS:	/s/ Illegible	&	/s/ Illegible
	LESSOR		GOVERNMENT

“Common parent,” as used in this solicitation provision, means that corporate entity that owns or controls an affiliated group of corporations that files its Federal income tax returns on a consolidated basis, and of which the offeror is a member.

“Taxpayer Identification Number (TIN),” as used in this solicitation provision, means the number required by the IRS to be used by the offeror in reporting income tax and other returns. The TIN may be either a Social Security Number or an Employer Identification Number.

(b)	All offerors must submit the information required in paragraphs (d) through (1) of this provision to comply with debt collection requirements of 31 U.S.C. 7701(c) and 3325(d), reporting requirements of 26 U.S.C. 6041, 6041A, and 6050M, and implementing regulations issued by the IRS. If the resulting contract is subject to the payment reporting requirements described in Federal Acquisition Regulation (FAR) 4.904, the failure or refusal by the offeror to furnish the information may result in a 31 percent reduction of payments otherwise due under the contract.

(c)	The TIN may be used by the Government to collect and report on any delinquent amounts arising out of the offeror’s relationship with the Government (31 U.S.C. 7701(c)(3)). If the resulting contract is subject to the payment reporting requirements described in FAR 4.904, the TIN provided hereunder may be matched with IRS records to verify the accuracy of the offerer’s TIN.

(d)	Taxpayer Identification Number (TIN).

•	X TIN: 52-1280562.

•	TIN has been applied for.

•	TIN is not required because:

•	Offeror is a nonresident alien, foreign corporation, or foreign partnership that does not have income effectively connected with the conduct of a trade or business in the United States and does not have an office or place of business of a fiscal paying agent in the United States;

•	Offeror is an agency or instrumentality of a foreign government;

•	Offeror is an agency or instrumentality of the Federal government;

(e)	Type of organization.

•	Sole proprietorship;

•	Partnership; Not a corporate entity;

•	X Corporate entity (not tax-exempt);

•	Corporate entity (tax-exempt);

•	Government entity (Federal, State, or local);

•	Foreign government;

•	International organization per 26 CFR 1.6049-4;

•	Other .

(f)	CommonParent.

•	X Offeror is not owned or controlled by a common parent as defined in paragraph (a) of this provision.

•	Name and TIN of common parent:

Name

TIN

9.	OFFEROR’S DUNS NUMBER (APR 1996)

Enter number, if known: 10-192–9594

OFFEROR OR AUTHORIZED REPRESENTATIVE	Name and Address (Including ZIP Code) Timothy C. Hutchens Insignia/ESG 555 11th St., NW, Suite 300 Washington, DC 20004 /s/ Timothy C. Hutchens	Telephone Number 202-585-5526 December 14, 2001

	Signature	Date December 14, 2001

INITIALS	/s/ Illegible	&	/s/ Illegible

GENERAL SERVICES ADMINISTRATION PUBLIC BUILDINGS SERVICE LESSOR’S ANNUAL COST STATEMENT IMPORTANT – Read attached “Instructions”	1. SOLICITATION FOR OFFERS #02-003		2. STATEMENT DATE Dec. 14, 2001
	3. RENTABLE AREA	3A. ENTIRE BUILDING 268,970 RSF	3B. LEASED BY GOVT 219,750 RSF

4. BUILDING NAME AND ADDRESS (No., street, city, state and zip code) 1201 Eye Street St., N.W., Washington, D.C. 20005

SECTION 1 - ESTIMATED ANNUAL COST OF SERVICES AND UTILITIES FURNISHED BY LESSOR AS PART OF RENTAL CONSIDERATION

SERVICES AND UTILITIES	LESSOR’S ANNUAL COST FOR		FOR GOVERNMENT USE ONLY (c)
	(a) ENTIRE BUILDING	(b) GOV’T- LEASED AREA
A. CLEANING, JANITOR AND/OR CHAR SERVICE 5. SALARIES	45,000	36,765
6. SUPPLIES (Wax, cleansers, cloths, etc.)	14,488	11,837
7. CONTRACT SERVICES (Window washing, waste and snow removal)	336,212	274,687
B. HEATING 8. SALARIES	Included in Line 11	Included in Line 11
9. FUEL (‘x’ one) OIL GAS COAL X ELECTRIC
10. SYSTEM MAINTENANCE AND REPAIR	39,259	32,075
C. ELECTRICAL 11. CURRENT FOR LIGHT AND POWER (including elevators)	473,721	398,014
12. REPLACEMENT OF BULBS, TUBES, STARTERS	8,693	7,102
13. POWER FOR SPECIAL EQUIPMENT	N/A	N/A
14. SYSTEM MAINTENANCE AND REPAIR (ballasts, fixtures, etc.)	11,590	9,469
D. PLUMBING 15. WATER (For all purposes) (include sewage charges)	27,669	22,606
16. SUPPLIES (Soap, towels, tissues not in 6 above)	0	0
17. SYSTEM MAINTENANCE AND REPAIR	26,078	21,313
E. AIR CONDITIONING 18. UTILITIES (Include electricity, if not in C11)	Included in Line 11	Included in Line 11
19. SYSTEM MAINTENANCE AND REPAIR	0	0
F. ELEVATORS 20. SALARIES (Operators, starters, etc.)	0	0
21. SYSTEM MAINTENANCE AND REPAIR	53,794	43,950
G. MISCELLANEOUS (To the extent not included above) 22. BUILDING ENGINEER AND/OR MANAGER	317,993	259,802
23. SECURITY (Watchmen, guards not janitors )	43,988	35,938
24. SOCIAL SECURITY TAX AND WORKMEN’S COMPENSATION INSURANCE
25. LAWN AND LANDSCAPING MAINTENANCE	31,873	26,040
26. OTHER (Explain on separate sheet)	180,083	147,129
27. TOTAL	$1,610,441	$1,326,720	$

SECTION II - ESTIMATED ANNUAL COST OF OWNERSHIP EXCLUSIVE OF CAPITAL CHARGES

28. REAL ESTATE TAXES	1,088,568	889,366
29. INSURANCE (Hazard liability, etc.)	31,873	26,040
30. BUILDING MAINTENANCE AND RESERVES FOR REPLACEMENT
31. LEASE COMMISSION
32. MANAGEMENT	359,300	293,550
33. TOTAL	$1,479,741	$1,208,957	$

LESSOR’S CERTIFICATION - The amounts entered in Columns (a) and (b) represent my best estimate as to the annual costs of services, utilities and ownership	34. SIGNATURE OF ☐ OWNER ☒ LEGAL AGENT

TYPED NAME AND TITLE	SIGNATURE	DATE
34A Timothy C. Hulchens – Authorized Representative	34B /s/ Illegible	34C December 14, 2001
35A	35B	35C

Initials
Lessor	Gov’t

/s/ Illegible	/s/ Illegible

SFO ATTACHMENT #4 FIRE PROTECTION & LIFE SAFETY EVALUATION

The offeror represents and agrees, as part of its offer, that the proposed space/building is as described below and contains the identified features and devices. THIS EVALUATION WILL BE MADE BY BOTH THE OFFEROR AND A REGISTERED FIRE PROTECTION ENGINEER. THE FIRE PROTECTION ENGINEER’S OFFICIAL STAMP (PROFESSIONAL LICENSE) MUST BE PLACED ON THE EVALUATION. Should this form not provide sufficient space to respond adequately to any question, additional pages should be attached.

BUILDING NAME:	1201 Eye Street *DC Permit Drawings Reviewed for 1215 Eye Street, NW

BUILDING ADDRESS:	1201 Eye Street, NW, Washington, DC

HEIGHT and # of STORIES (BOCA):	130 feet and 12 Stories

PLEASE ANSWER “YES” OR “NO” TO THE FOLLOWING QUESTIONS:	YES	NO

The building electrical system appears to comply with the National Electrical Code in that there are no obvious deficiencies (e.g. temporary wiring, use of extension cords, deteriorated equipment, missing equipment, etc.). If potential problems are noted, describe on an attached sheet.	X

THE FOLLOWING ITEMS ARE LOCATED IN THE SUBJECT BUILDING:

Laboratories		X

Firing Ranges		X

Parking Garages (unsprinklered)		X

Print Shops (unsprinklered)		X

BUILDING EXITS HAVE THE FOLLOWING FEATURES:

There are at least two exits from each floor (scissor stairs count as only one exit).	X

Exits are remote (at least 1/2 diagonal for unsprinklered buildings OR at least 1/3 (MD) or 1/4 (VA & DC) for sprinklered buildings).	X

Travel distance to exits are in accordance with the latest version of NFPA 101 or BOCA, National Building Code.	X

All exits discharge in accordance with the latest version of NFPA 101 or BOCA, National Building Code.	X

Exit access is at least 44 inches wide.	X

Dead ends and common paths of travel are in accordance with the latest version of NFPA 101.	X

A FIRE ALARM IS REQUIRED FOR THIS OCCUPANCY TYPE BY NFPA 101 OR BOCA.

A fire alarm system is provided in accordance with NFPA 72.	X

Manual evacuation alarm sounds in building.	X

Alarm is transmitted to a listed central station or local fire department.	X

Battery back-up power is provided for the fire alarm system in accordance with NFPA 72.	X

Initials
Lessor	Gov’t

/s/ Illegible	/s/ Illegible

FERGUSON ENGINEERING

PLEASE ANSWER “YES” OR “NO” TO THE FOLLOWING QUESTIONS:	YES	NO

THE BUILDING HAS THE FOLLOWING FIRE SUPPRESSION FEATURES:

The building is fully sprinklered. Note: If the answer to this question is “no” please identify areas of partial sprinkler protection, if any, on an attached sheet.	X

A standpipe system is required for this occupancy type by BOCA.	X

A standpipe system is provided in the building in accordance with BOCA or NFPA 14.	X

Portable fire extinguishers are present in adequate size, spacing and location; and have a current inspection certificate and maintenance contract (in accordance with NFPA 10).	X

EXIT HARDWARE AND DOORS HAVE THE FOLLOWING FEATURES:

Exit doors swing in the direction of exit travel; where required by code.	X

All fire doors are self-closing or automatic-closing; and self-latching.	X

All fire doors are in proper working order.	X

Exit doors require one action to open (e.g. no locks, locked during unoccupied periods only). Note: Special locking arrangements may be permitted if allowed under local jurisdiction.	X

EXIT AND EMERGENCY LIGHTING SYSTEMS HAVE THE FOLLOWING FEATURES:

Illuminated exit signs are provided in accordance with NFPA 101.	X

Emergency lighting is provided along exit paths in accordance with NFPA 101.	X

Emergency power is provided for emergency lights and exit signs.	X

INTERIOR FINISHES HAVE THE FOLLOWING CHARACTERISTICS:

Interior finish for ceiling, walls, and floors, are installed without obvious deficiencies (e.g. no cork board, no carpet on walls, no cellular plastic finishes, etc.). If potential problems are noted, describe on an attached sheet.	X

ELEVATORS HAVE THE FOLLOWING FEATURES:

Elevators have a current certificate of elevator inspection from the local jurisdiction.	X

Elevator are equipped with telephones or other two-way emergency signaling systems connected to an emergency communication location manned during normal working hours when the elevators are in service.	X

Elevators are automatically recalled by smoke detectors located in elevator lobbies and machine rooms.	X

Elevator recalls to an alternate level when activated by primary level smoke detector.	X

Firemen’s capture feature is provided.	X

FOR SPACE OFFERED ON OR ABOVE THE 6TH FLOOR (GREATER THAN 75’ ABOVE THE LOWEST LEVEL OF FIRE DEPARTMENT VEHICLE ACCESS):

Automatic sprinkler protection is provided for all floors of the building; up to and including the highest floor of potential Government occupancy.	X

FOR SPACE OFFERED BELOW GRADE:

Automatic sprinkler protection is provided throughout the occupied levels.	X

Initials
Lessor	Gov’t

/s/ Illegible	/s/ Illegible

FERGUSON ENGINEERING

GENERAL BUILDING INFORMATION

On an attached sheet, please respond to each of the following building features; as they apply to the offered building. Identify each response by a number corresponding to the items below. Respond “N/A” for items which are not applicable. Respond “None” for items which do not exist in the building.

1) # Stories above grade:	2) # Stories below grade:

3) Floors offered to government:	4) Height of highest offered floor above lowest level of fire department vehicle access (in feet):

5) Types of occupancies on each floor, Indicate all of other than business occupancy.	6) Approximate gross area of typical floor (identify atypical floors individually):

7) Describe construction type (fire resistive, unprotected non-combustible, ordinary. wood frame, heavy timber) & NFPA 220 classification for floors, walls, columns, and roof.	8) Describe five-rated subdivision of building floors (including stairs, tenant separation, mechanical rooms, etc.)

9)      Describe any smoke detectors with attention to the following:

a)      locations.

b)      appropriate type?

c)      control equipment location.

d)      control equipment manufacturer.

e)      connection to building fire alarm system.

10) Describe any heat detectors with attention to the following; a) locations b) appropriate type? c) control equipment location d) control equipment manufacturer e) connection to building fire alarm

11)   Describe any other fire detectors with attention to the following:

a)      locations.

b)      appropriate type?

c)      control equipment location.

d)      control equipment manufacturer.

e)      connection to building fire alarm system.

12) Describe emergency lighting: a) type. b) location. c) secondary source(s) of power.

13) Describe exit signs: a) type. b) location. c) secondary source(s) of power.	14) Describe emergency generator: a) power source(s). b) capacity. c) location. d) connected building systems.

15)   Describe the fire suppression system(s) with attention to the following:

a)      sprinkler-location(s).

b)      waterflow alarm(s)-type and location.

c)      control valves-type and typical location.

d)      valve tamper switches-type and adequacy.

e)      standpipe-riser size, location and number.

f)      location(s) and manufacturer/model of fixed CO2, dry chemical, and/or clean-agent fire suppression systems.

g)      water supply-type, size, arrangement, etc.

h)      supply static pressure (psi).

i)       fire pump data:

i.       UL listed for fire pump service?

ii.      separate controller for jockey pump?

iii.    NFPA 20 compliant?

iv.     rated capacity (gpm).

v.      rated net pressure (psi).

vi.     primary power supply.

vii.   secondary power supply.

viii.  manufacturer

(j)     compliance to testing & maintenance required by NFPA 25.

16)   Describe the communications system with attention to the following:

a)      type of fire alarm system:

i.       hardwired, multiplex, analog, etc.

ii.      location,

iii.    manufacturer/model.

iv.     operating voltage.

b)      central station (company name).

c)      emergency telephone system.

d)      secondary power source.

e)      control panel information.

f)      manual station locations.

g)      type of alarm indicating appliances (visual and/or audible) and locations.

h)      notification system (entire building, floor above & below, etc).

i)       type of devices that sound evacuation alarm (list all types).

j)       system interfaces with? (elevators, smoke control, electric door locks, HVAC, etc.).

k)      compliance to testing & maintenance required by NFPA 72.

i.

Initials
Lessor	Gov’t

/s/ Illegible	/s/ Illegible

FERGUSON ENGINEERING

17)	Describe the building’s means of egress (NFPA 101):

a)	number of exits per floor.

b)	points of discharge for each exit.

c)	capacity of each exit.

d)	occupant load per floor.

e)	remoteness of exits:

i.	maximum diagonal dimension of typical floor (identify for others if different than that of typical floors).

ii.	exit door separation.

iii.	how is distance measured (straight line or along rated exit access corridor).

f)	exit access-width, fire resistance rating, arrangement.

g)	exit stair enclosure.

h)	exit discharge protection.

i)	exit dimensions - width, tread, riser.

j)	handrails (presence, stability, height above tread, graspability, etc.).

k)	dead ends.

l)	common paths of travel.

m)	vertical openings (open stairs, _______, escalators, etc.).

n)	penetrations of exit enclosures not related to the function of the exit.

o)	exit stairway pressurization, if any.

p)

Initials
Lessor	Gov’t

/s/ Illegible	/s/ Illegible